Exhibit 10.52

Execution Version

TRUST INDENTURE

MISSION ECONOMIC DEVELOPMENT CORPORATION,
as Issuer

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

Dated as of January 1, 2011

relating to

$40,200,000
Mission Economic Development Corporation
Solid Waste Disposal Revenue Bonds
(Dallas Clean Energy McCommas Bluff, LLC Project)
Series 2011

NOTE:  PURSUANT TO THE PROVISIONS OF SECTIONS 2.2(B) AND 2.3(B) OF THIS INDENTURE, THE SOLE AND EXCLUSIVE INTEREST RATE PERIOD FOR THE BONDS SHALL BE A TERM INTEREST RATE PERIOD THEREBY LIMITING OR NULLIFYING CERTAIN PROVISIONS OF THIS INDENTURE, THE LOAN AGREEMENT AND THE DEPOSITORY AGREEMENT RELATING TO THE WEEKLY INTEREST RATE PERIOD, INCLUDING CERTAIN RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF THE BONDHOLDERS, THE BORROWER, THE TRUSTEE AND THE ISSUER UNDER THIS INDENTURE OR THE LOAN AGREEMENT

i

TRUST INDENTURE

This TRUST INDENTURE, dated as of January 1, 2011 (this “Indenture”) between the Mission Economic Development Corporation (the “Issuer”), a constituted authority and non-profit industrial development corporation created and existing under the Development Corporation Act, as amended, Chapter 501, Texas Local Government Code (the “Act”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Act authorizes and empowers the Issuer to issue bonds on behalf of Mission, Texas (the “Unit”) to finance expenditures found by the Board of Directors of the Issuer to be required or suitable for infrastructure necessary to promote or develop new or expanded business enterprises, including solid waste disposal facilities; and

WHEREAS, the Issuer was created by a city wholly or partly located in a county that is bordered by the Rio Grande, has a population of at least 500,000 and has wholly or partly within its boundaries at least four cities that each have a population of at least 25,000; and

WHEREAS, the Issuer does not support the Project (as hereinafter defined) with sales and use tax revenue; and

WHEREAS, the governing body of the City of Dallas, Texas has requested the Issuer to exercise its powers to finance the portion of the Project located in such city; and

WHEREAS, in order to finance the cost of the Project, the Issuer is authorized by the Act to issue bonds payable from the revenue derived from the repayment of loans made to users of the Project; and

WHEREAS, the Issuer has determined to issue its Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011 in the aggregate principal amount of $40,200,000 (the “Series 2011 Bonds”) to provide funds to loan to Dallas Clean Energy McCommas Bluff, LLC (as further defined herein, the “Borrower”) to finance the cost of the acquisition, construction, improvement, installation and/or equipping of certain solid waste disposal facilities (the “Project”) more particularly described in Exhibit A to the Loan Agreement (the “Loan Agreement” or “Agreement”) of even date herewith, between the Borrower and the Issuer; and

WHEREAS, the Issuer has undertaken to finance the Project by loaning the proceeds derived from the sale of the Series 2011 Bonds to the Borrower pursuant to the Loan Agreement, under which the Borrower is required to make loan payments sufficient to pay when due the principal of, premium, if any, and interest on the Bonds and related expenses; and

WHEREAS, the Series 2011 Bonds will bear interest at a Term Interest Rate; and

WHEREAS, the Series 2011 Bonds, the provisions for registration to be endorsed thereon, and the certificate of authentication by the Trustee to be executed thereon shall be in substantially the form set forth in Exhibit A hereto, with respect to the Series 2011 Bonds, with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture; and

WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and the premium, if any, and interest thereon, the Issuer has authorized the execution and delivery of this Indenture; and

WHEREAS, the Issuer has determined that all acts and proceedings required by law necessary to make the Bonds, when executed by the Issuer, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal limited obligations of the Issuer, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture have been in all respects duly authorized; and

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, premium, if any, and the interest on and the Purchase Price of all Bonds at any time issued and outstanding under this Indenture, according to their tenor, and to secure all amounts due to any Credit Provider (as hereinafter defined) pursuant to any Reimbursement Agreement (as hereinafter defined) with respect to any Letter of Credit and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Holders (as hereinafter defined) thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, the Issuer does hereby irrevocably grant, convey, transfer, assign and pledge unto the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Bonds, and the Credit Provider, if any, as follows:

GRANTING CLAUSE FIRST

All right, title and interest of the Issuer in, to and under the Note and the Agreement (except as provided in Section 5.1(b) hereof).

GRANTING CLAUSE SECOND

All payments to be received by the Issuer (except as provided in the preceding paragraph) under the Agreement and the Note, together with all other Revenues, and all moneys and earnings thereon held by the Trustee in the Bond Fund under the terms of this Indenture and this Indenture shall constitute a security agreement as to the rights granted hereunder; and

GRANTING CLAUSE THIRD

Any and all other property (other than amounts in, or required to be deposited in, the Rebate Fund) of each name and nature from time to time hereafter by delivery or by writing of any kind pledged or assigned as and for additional security hereunder, by the Issuer or by anyone on its behalf or with its written consent, to the Trustee, which are hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its successors in said trusts and assigns forever.

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future owners of the Bonds, from time to time issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds (except only as otherwise expressly stated herein).

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly cause to be paid, the principal of the Bonds and the interest and premium, if any, due or to become due thereon, at the times and in the manner mentioned in the Bonds, according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Fund, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due in accordance with the terms and provisions hereof, then this Indenture and the rights hereby granted shall cease, determine and be void; otherwise this Indenture shall be and remain in full force and effect.

THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated (to the extent required) and delivered and the Trust Estate hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective owners from time to time of the Bonds, as follows:

ARTICLE I
DEFINITIONS; CONTENT OF CERTIFICATES AND OPINIONS

Section 1.1.            Definitions.  Unless the context otherwise requires, the terms defined in this Article shall, for all purposes of this Indenture and of any indenture supplemental hereto and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined.

“Accountant” means any firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Trustee.

“Act” means the Development Corporation Act, Chapter 501, Texas Local Government Code, as amended.

“Additional Bonds” means any Bonds issued pursuant to the provisions of Section 2.13 hereof.

“Additional Payments” means the payments required to be made by the Borrower pursuant to Sections 4.2(e), (f), (g), (h) and (i), 7.3, 9.2 and 9.3 of the Agreement.

“Administrative Fees and Expenses” means the reasonable and necessary expenses incurred by the Issuer pursuant to the Agreement or this Indenture and the compensation and expenses paid to or incurred by the Trustee, the Tender Agent, the Bond Registrar, the Remarketing Agent and/or any Paying Agent under the Agreement or this Indenture, which include but are not limited to printing of Bonds, accomplishing transfers or new registration of Bonds, or other charges and other disbursements including those of their respective officers, directors, members, attorneys, agents and employees incurred in and about the administration and execution of the Agreement and this Indenture.

“Agreement” or “Loan Agreement” means that certain Loan Agreement by and between the Issuer and the Borrower, dated as of January 1, 2011, as originally executed and as it may from time to time be supplemented, modified or amended in accordance with the terms thereof and of this Indenture.

“Alternate Letter of Credit” means an alternate irrevocable letter of credit, including, if applicable, a confirming letter of credit, or similar credit facility issued by a commercial bank, savings institution or other financial institution, the terms of which shall in all material respects be the same as those of the Letter of Credit then in effect, delivered to the Trustee pursuant to Section 5.11 of the Agreement.

“Annual Budget” means the Borrower’s annual budget as developed by the Borrower’s president or chief financial officer (or his or her designee) and approved from time to time by the Borrower’s Governing Body, and submitted by December 15 of the year preceding the year to which such annual budget relates to the Depository Bank in accordance with Section 3.2(a) of the Depository Agreement and to the Trustee; provided, however, for the period ending December 31, 2011, the Borrower shall file with the Trustee and the Depository Bank an Annual Budget on the Issuance Date as required under Section 3.1(b) herein.

“Annual Debt Service Requirement” means the amount of principal of and interest on the Bonds coming due in a Bond Year upon mandatory sinking fund redemption or at maturity (after giving effect to the mandatory sinking fund redemption requirements specified herein).

“Approving Opinion” means an opinion of Bond Counsel that an action being taken (a) is permitted by applicable law and this Indenture, and (b) will not adversely affect the Tax-exempt status of interest on the Bonds.

“Authorized Denomination” means (a) during any Weekly Interest Rate Period, $100,000 or any integral multiple of $5,000 in excess thereof, and (b) at any other time, $5,000 or any integral multiple thereof.

“Authorized Representative” means (a) with respect to the Borrower, the person or persons at the time designated to act on behalf of the Borrower by a written certificate signed by the Borrower, furnished to the Trustee, the Credit Provider, if any, and the Issuer, containing the specimen signature of each such person, (b) with respect to the Credit Provider, the person or persons at the time designated to act on behalf of the Credit Provider by a written certificate signed by the Credit Provider, furnished to the Trustee, the Borrower and the Issuer, containing the specimen signature of each such person, and (c) with respect to the Issuer, the person or persons at the time designated to act on behalf of the Issuer by a written certificate signed by the Issuer.

“Available Moneys” means (a) moneys derived from drawings under the Letter of Credit, or (b) moneys provided by the Borrower held by the Trustee in funds and accounts established under this Indenture (except the Rebate Fund or the account described in Section 4.7(g) hereof) and subject to the lien of the Indenture for a period of at least 123 consecutive days and not commingled with any moneys so held for less than said period and during and prior to which period no petition in bankruptcy was filed by or against, and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced by or against the Borrower or the Issuer, and (c) investment income derived from the investment of moneys described in clause (b) so long as (i) investments of such moneys are in Investment Securities rated by each Rating Agency in any of the two-highest long-term rating categories without regard to modifiers or, if applicable, in the highest short-term rating category without regard to modifiers and (ii) with respect to such investment earnings there has been delivered to the Trustee an opinion of nationally recognized bankruptcy counsel to the effect that the use of such amounts for such purpose would not constitute a voidable preference under Section 547 of the Bankruptcy Code should the Borrower or the Issuer become the debtor in a case under the Bankruptcy Code.

“Bank” shall mean the Credit Provider.

“Bank Bonds” has the meaning ascribed thereto in Section 4.7(c)(ii) hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, and any successor statute or statutes having substantively the same function.

“Beneficial Owners” means those individuals, partnerships, corporations or other entities for whom the Direct Participants have caused DTC to hold Book-Entry Bonds.

“Bond Counsel” means any attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States of America.

“Bond Fund” means the fund by that name established pursuant to Section 5.2 hereof.

“Bondholder” means “Holder.”

“Bond Registrar” or “Registrar” means the entity or entities performing the duties of the bond registrar pursuant to Section 2.8 hereof.

“Bonds” means any Series 2011 Bonds and any Additional Bonds authorized under and secured by this Indenture.

“Bond Year” means, each one-year period commencing on December 2 and ending on the following December 1, until final maturity of the Bonds, except that the first Bond Year shall commence on the Issuance Date and end on December 1, 2011.

“Book-Entry Bonds” means the Bonds registered in the name of the nominee of DTC, or any successor securities depository for such Bonds, as the registered owner thereof pursuant to the terms and provisions of Section 2.11 hereof.

“Borrower” means Dallas Clean Energy McCommas Bluff, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, or any successor or assign or any entity which is the surviving, resulting or transferee entity in any merger, consolidation or transfer of assets of the Borrower permitted under Section 5.2 of the Loan Agreement.

“Budgeted Capital Expenditures” means the amount of Capital Expenditures as provided in the Annual Budget.

“Budgeted Operating Expenses” means the amount of Operating Expenses as provided in the Annual Budget.

“Business Day” means any day other than (a) a Saturday or Sunday, (b) a day on which commercial banks in New York, New York, or the city or cities in which the Corporate Trust Office of the Trustee or the Tender Agent, the office of the Remarketing Agent or, if applicable, the office of the Credit Provider at which demands for payment under a Letter of Credit are to be presented are authorized or required by law to close, (c) a day on which the New York Stock Exchange is closed, or (d) if a Letter of Credit is in effect, any day not a business day for purposes of the Letter of Credit or the Reimbursement Agreement.

“Capital Expenditures” means the Borrower’s expenditures for assets or improvements that are subject to an allowance for depreciation in accordance with the Code.

“Capitalized Lease” means any lease of real or personal property which, in accordance with GAAP, is required to be capitalized on the balance sheet of the lessee.

“Capitalized Rentals” means, as of the date of determination, the amount at which the aggregate rentals due and to become due under a Capitalized Lease under which a Person is a lessee would be reflected as a liability on a balance sheet of such Person.

“Capital Repair and Replacement Reserve Requirement” means (i) the monthly average of the Borrower’s Budgeted Capital Expenditures and (ii)(a) for the period ending December 31, 2011,  as presented in the budget of the Borrower and certified at closing by the Independent Engineer to the Borrower, the Trustee and the Issuer and (b) for each annual period thereafter, as presented in the Budgeted Capital Expenditures.

“Certificate,” “Statement,” “Request,” “Requisition” or “Order” of the Issuer, the Borrower or the Credit Provider means, respectively, a written certificate, statement, request, requisition or order signed on behalf of the Issuer by the President, Vice President, or Authorized Representative of the Issuer, or in the name of the Borrower by an Authorized Representative of the Borrower, or on behalf of the Credit Provider by an Authorized Representative of the Credit Provider, as applicable.  Any such instrument and supporting opinions or representations, if any, may, but need not, be combined in a single instrument with any other instrument, opinion or representation, and the two or more so combined shall be read and construed as a single instrument.  If and to the extent required by Section 1.2 hereof, each such instrument shall include the statements provided for in Section 1.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Assignment” means the Collateral Assignment of Contracts, Permits, Licenses, Rights of Way and Plans dated as of January 1, 2011 from the Borrower to the Trustee, as amended or modified from time to time in accordance with the terms of this Indenture.

“Completion Date” means the date of completion of the acquisition or construction of the Project as that date shall be certified as provided in Section 3.3 of the Agreement.

“Computation Date” means any date selected by the Borrower pursuant to Section 1.148-3(e) of the Regulations.

“Consent Agreement” means that Consent and Agreement, dated as of January 1, 2011, among Shell Energy North America (US) L.P., the Borrower, the Trustee and the Depository Bank.

“Continuing Disclosure Agreement” means any Continuing Disclosure Agreement entered into by the Borrower relating to the Bonds, as originally executed and as it may be amended from time to time in accordance with the terms thereof.

“Conversion Date” means each date on which the Interest Rate Period for the Bonds is converted from one type of Interest Rate Period to another type of Interest Rate Period, or from a Term Interest Rate Period to another Term Interest Rate Period.

“Corporate Trust Office” means, (a) with respect to the Trustee, the principal corporate trust office of the Trustee as designated in Section 11.8, or such other office designated by the Trustee from time to time, and (b) with respect to the Tender Agent, if other than the Trustee, such office designated by the Tender Agent to the Issuer, the Borrower, the Remarketing Agent and the Credit Provider, as its Corporate Trust Office.

“Costs of Issuance” means costs or expenses directly or indirectly payable by or reimbursable to the Issuer or the Borrower and related to the authorization, issuance, sale and delivery of the Bonds, including but not limited to the fees and expenses of the Issuer, including its reasonable attorneys’ fees, costs of preparation and reproduction of documents, printing expenses, filing and recording fees, initial fees and charges of the Trustee, legal fees and charges, fees and disbursements of consultants and professionals, rating agency fees, fees and charges for preparation, execution and safekeeping of the Bonds and any other cost, charge or fee in connection with the original issuance of the Bonds which constitutes a “cost of issuance” within the meaning of Section 147(g) of the Code.

“Costs of Issuance Account” means the account established within the Costs of Issuance Fund pursuant to Section 3.4 hereof.

“Costs of Issuance Fund” means the fund by that name established pursuant to Section 3.4 hereof.

“Costs of the Project” means the sum of the items, or any such item, authorized to be paid from the Project Fund pursuant to the provisions of Section 3.2 of the Agreement, but shall not include any Costs of Issuance.

“Credit Provider” means any commercial bank, savings association or other financial institution issuing a Letter of Credit complying with Section 5.11 of the Agreement and party to a Reimbursement Agreement.

“Dated Date” means for the Series 2011 Bonds March 31, 2011, and shall be defined for any Additional Bonds in the Supplemental Indenture for such Additional Bonds.

“Debt Service Coverage Ratio” means, with respect to any period, the quotient obtained by dividing the (a) the difference obtained by subtracting (i) Operating Expenses relating to the Project for such period from (ii) Project Revenues for such period, by (b) maximum principal and interest requirements for the then-current or any future Bond Year on account of all Bonds Outstanding.

“Debt Service Requirement” shall mean, with reference to a specified period, the aggregate of the payments required to be made during such period in respect of principal (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment or otherwise) and interest on any outstanding Long-Term Indebtedness of such Person or a group of Persons; provided that (i) interest shall be excluded from the determination of the Debt Service Requirement to the extent that such interest is created as a capital expense or is payable from the proceeds of such Long-Term Indebtedness, (ii) principal shall be excluded from the calculation of Debt Service Requirements to the extent that (a) amounts are on deposit in an irrevocable escrow and such amounts (including, where appropriate, the earnings or other increment to accrue thereon) are required to be applied to pay such principal and (b) such amounts so required to be applied are sufficient to pay such principal, and (iii) principal of and interest on subordinate debt shall be excluded.

“Debt Service Reserve Fund” means the fund by that name established pursuant to Section 5.3 hereof.

“Debt Service Reserve Fund Requirement” means for the Series 2011 Bonds the maximum Annual Debt Service Requirement in the then current or any future Bond Year.

“Deed of Trust” means the Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of January 1, 2011, by and between the Borrower, as Trustor, and Republic Title of Texas, Inc., as trustee, and the Trustee, as Beneficiary.

“Depository Agreement” means the Depository and Control Agreement dated as of January 1, 2011, among the Depository Bank, the Trustee and the Borrower.

“Depository Bank” means The Bank of New York Mellon Trust Company, N.A., acting in the capacity of Depository Bank under the Depository Agreement, or its successor or assigns.

“Determination of Taxability” means a determination that, due to the untruth or inaccuracy of any representation or warranty made by the Borrower in the Agreement or the breach of any covenant or warranty of the Borrower contained in the Agreement, interest on the Series 2011 Bonds, or any of them, is determined not to be Tax-exempt by (a) a final administrative determination of the Internal Revenue Service or a final judicial decision of a court of competent jurisdiction in a proceeding of which the Borrower received notice and in which the Borrower was afforded an opportunity to participate to the full extent permitted by law, or (b) an opinion of Bond Counsel obtained by the Borrower and delivered to the Trustee with a copy to be delivered to the Issuer.  A determination or decision will not be considered final for purposes of the preceding sentence unless (a) the Issuer or the holder or holders of the Series 2011 Bonds involved in the proceeding in which the issue is raised (i) shall have given the Borrower and the Trustee prompt written notice of the commencement thereof, and (ii) shall have offered the Borrower the opportunity to control the proceeding; provided the Borrower agrees to pay all expenses and costs in connection therewith and to indemnify the Issuer and such holder or holders against all liability for such expenses and costs (except that any such holder may engage separate counsel for the holder or holders of the Series 2011 Bonds, and the Borrower shall not be liable for the fees or expenses of such counsel but shall be liable for the fees and expenses of counsel to the Issuer); and (b) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

“Direct Participants” means those broker-dealers, banks and other financial institutions from time to time for which DTC holds the Bonds as securities depository.

“Division” means the Division of Economic Development and Tourism, Office of the Governor of Texas or any successor entity performing the services it now performs with respect to the Bonds.

“DTC” means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the New York Banking Law, or any successor securities depository for the Bonds.

“Environmental Regulations” means any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating to dangerous, toxic or hazardous pollutants, Hazardous Substances, chemical waste, materials or substances.

“EPC Contract” means that certain Agreement between Owner and Design-Builder Cost Plus Fee with an Option for a Guaranteed Maximum Price, dated February 25, 2011, between the Borrower and VM Energy LLC, as amended and restated.

“Event of Default” means any of the events specified in Section 7.1 hereof.

“Expenses” means, for any period, the aggregate of all expenses calculated under GAAP, including without limitation any taxes, incurred by the Borrower involved during such period, minus (i) interest on Long-Term Indebtedness, (ii) depreciation, amortization and other non-cash charges, (iii) any unrealized losses, including without limitation unrealized losses resulting from changes in the value of investment securities, or the value of or accounting for interest rate swaps or similar hedging contracts, in either case resulting from periodic valuations of same, (iv) extraordinary expenses (including without limitation losses on the sale of assets other than in the ordinary course of business and losses on the extinguishment of debt), (v) any expenses resulting from a forgiveness of or the establishment of reserves against Indebtedness which does not constitute an extraordinary expense, (vi) losses resulting from any reappraisal, revaluation or write-down of assets and (vii) any items which the Borrower considers to be non-cash items (in accordance with GAAP).

“Final Computation Date” means the last date on which any Bonds are Outstanding.

“Financial Statements” means the financial statements of the Borrower, as prepared and audited in accordance with GAAP.

“Fiscal Year” means the period beginning on January 1 of each year and ending on the next succeeding December 31 or any other twelve-month, or fifty-two week, period hereafter selected and designated as the official fiscal year period of the Borrower.

“Fitch” means Fitch Ratings, Inc. and its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower.

“GAAP” means generally accepted accounting principles from time to time in effect in the United States and used in the preparation of the audited financial statements of the Borrower on a consistent basis, except for such changes therein as are approved by the independent accountants performing such audit.

“Gas Sale Agreements” means, collectively, (i) the Shell Gas Sale Agreement and (ii) any other agreement between the Borrower and a purchaser or purchasers of methane gas produced at the Project Site.

“Governing Body” means, when used with respect to the Borrower, its manager, members, board of directors or group of individuals in which the powers of the Borrower are vested.

“Government Obligations” means the following:

(a)           bonds, notes, certificates of indebtedness, treasury bills or other securities constituting direct obligations of, or obligations on which the full and timely payment of principal and interest is fully and unconditionally guaranteed by, the United States of America; and

(b)           evidences of direct ownership of a proportionate or individual interest in future interest or principal payments on specified direct obligations of, or obligations for which the full and timely payment of the principal of and interest is unconditionally guaranteed by, the United States of America, which obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian in form and substance satisfactory to the Trustee.

“Gross Proceeds” means any Proceeds plus any replacement proceeds (as described in Section 1.148-1(c) of the Regulations).

“Guaranty” or “Guaranties” means all obligations of a Person guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any Person in any manner, whether directly or indirectly, including but not limited to obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such Indebtedness or obligation or any Property constituting security therefor, (ii) to advance or supply funds (a) for the purchase or payment of such Indebtedness or obligation or (b) to maintain working capital or other balance sheet condition, (iii) to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the Person to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

“Hazardous Substances” means (a) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Environmental Regulation; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of “waste,” “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” or “toxic substances” or words of similar import under any Environmental Regulation including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 USC §§ 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 USC §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC §§ 1801 et seq.; the Federal Water Pollution Control Act, 33 USC §§ 1251 et seq.; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other person coming upon the Project or adjacent property; or (e) any other chemical, materials or substance which may or could pose a hazard to the environment.

“Holder” or “Bondholder,” or “Owner,” whenever used herein with respect to a Bond, means the person in whose name such Bond is registered.

“Indebtedness” means (i) indebtedness (including nonrecourse Indebtedness) incurred or assumed by the Borrower for borrowed money or for the acquisition, construction or improvement of the Project and Property related to the Project other than goods acquired in the ordinary course of business and the Borrower, (ii) capitalized rental or lease obligations of the Borrower, and (iii) all guaranties in favor of the Borrower if such guaranty has been drawn upon and the advance not repaid by the Borrower.

“Indenture” means this Trust Indenture, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Indenture.

“Independent Engineer” means an engineer or engineering firm qualified to practice the profession of engineering under the laws of the State and who or which is not a full time employee of the Issuer or the Borrower.  The initial Independent Engineer will be Sargent & Lundy L.L.C.

“Interest Account” means the Interest Account established in the Bond Fund established pursuant to Section 5.2 hereof.

“Interest Payment Date” means for the Series 2011 Bonds (a) during a Weekly Interest Rate Period, the first Wednesday of each month (or the next succeeding Business Day if such Wednesday is not a Business Day), (b) during the initial Term Interest Rate Period, each June 1 and December 1, commencing June 1, 2011, and during any other Term Interest Rate Period, the first day of the month that is six months after the month of the Conversion Date and the first day of each month every six months thereafter until the end of such Term Interest Rate Period, (c) each Conversion Date and (d) the Principal Payment Date, and shall be defined for any Additional Bonds in a Supplemental Indenture relating to such Additional Bonds.

“Interest Period” means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date, except that the first Interest Period for the Series 2011 Bonds shall be the period from and including the Issuance Date to and including the day immediately preceding the first Interest Payment Date relating to the Bonds, which Interest Payment Date is June 1, 2011.

“Interest Rate Period” means a Weekly Interest Rate Period or a Term Interest Rate Period.

“Investment Proceeds” means any amounts actually constructively received from investing Proceeds of the Bonds.

“Investment Securities” means any securities permitted by applicable law as selected by the Borrower in writing to the Trustee, including any of the following securities (other than those issued by the Issuer or the Borrower):

(a)           Government Obligations;

(b)           bonds, notes or other obligations of any state of the United States or any political subdivision of any state, which at the time of their purchase are rated in either of the three highest rating categories by a nationally recognized rating service;

(c)           certificates of deposit or time or demand deposits constituting direct obligations of any bank, bank holding company, savings and loan association or trust company organized under the laws of the United States or any state thereof (including the Trustee or any of its affiliates), except that investments may be made only in certificates of deposit or time or demand deposits which are:

(i)            insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, or any other similar United States Government deposit insurance program then in existence; or

(ii)           continuously and fully secured by Government Obligations, which have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such certificates of deposit or time or demand deposits; or

(iii)          issued by a bank, bank holding company, savings and loan association or trust company under the laws of the United States or any state thereof (including the Trustee or any of its affiliates) whose outstanding unsecured long-term debt is rated at the time of issuance in either of the two highest rating categories by a Rating Agency;

(d)           repurchase agreements with any bank, bank holding company, savings and loan association, trust company or other financial institution organized under the laws of the United States of America or any state thereof (including the Trustee or any of its affiliates), that are continuously and fully secured by Government Obligations and that have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such repurchase agreements, provided that each such repurchase agreement conforms to current industry standards as to form and time, is in commercially reasonable form, is for a commercially reasonable period, results in transfer of legal title to identified Government Obligations that are segregated in a custodial or trust account for the benefit of the Trustee, and further provided that Government Obligations acquired pursuant to such repurchase agreements shall be valued at the lower of the then current market value thereof or the repurchase price thereof set forth in the applicable repurchase agreement;

(e)           investment agreements constituting an obligation of a bank, bank holding company, savings and loan association, trust company, insurance company or other financial institution whose outstanding unsecured short-term debt is rated at the time of such agreement in the highest rating category by a Rating Agency or whose outstanding unsecured long-term debt is rated at the time of such agreement in either of the two highest rating categories by a Rating Agency;

(f)            short term discount obligations of the Federal National Mortgage Association and the Government National Mortgage Association;

(g)           money market mutual funds, including funds for which the Trustee, its parent holding company, if any, or any affiliates or subsidiaries of the Trustee or such holding company provide investment advisory or other management services (i) that invest in Government Obligations or that are registered with the Securities and Exchange Commission, meeting the requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended, and (ii) that are rated in either of the two highest categories by a Rating Agency;

(h)           commercial paper of “prime” quality of the highest ranking or of the highest letter and number rating as provided for by Moody’s, S&P, or Fitch, provided that the issuer of the commercial paper shall be organized and operating within the United States, shall have total assets in excess of five hundred million dollars ($500,000,000), and shall issue debt, other than commercial paper, if any, that is rated “A” or higher by Moody’s, S&P, or Fitch, and provided further that such commercial paper shall have a maximum maturity of 270 days or less; and

(i)            such other investments permitted by law and approved in writing by the Credit Provider.

“Issuance Date” means March 31, 2011.

“Issue Price” means “issue price” as defined in Section 1.148-1(b) of the Regulations and, generally, is the first price at which a substantial number of any series of the Bonds is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

“Issuer” means the Mission Economic Development Corporation.

“Lease Agreement” means the Lease to Develop Landfill Gas dated December 12, 1994, between the Borrower (as assignee and successor in interest to predecessor lessees) and the City of Dallas, Texas, pursuant to which the City leases the Project Site to the Borrower, and any amendments or supplements thereto.

“Letter of Credit” means (a) any irrevocable letter of credit meeting the requirements of Section 5.11 of the Agreement, naming the Trustee as beneficiary and delivered to the Trustee pursuant to the terms of the Agreement on (i) the effective date of any Weekly Interest Rate Period for the Bonds, (ii) any Conversion Date or (iii) any Business Day during a Weekly Interest Rate Period; and (b) in the event of delivery of an Alternate Letter of Credit, such Alternate Letter of Credit.

“Letter of Credit Account” means the account by that name in the Bond Fund established pursuant to Section 5.2 hereof.

“Loan Default Event” means any one or more of the events specified in Section 7.1 of the Agreement.

“Loan Payments” means the loan repayments required to be made by the Borrower pursuant to Section 4.2(a) of the Agreement.

“Long-Term Indebtedness” means, with respect to any Person, (i) all Indebtedness of such Person for money borrowed or credit extended which is not Short-Term, (ii) all Indebtedness of such Person incurred or assumed in connection with the acquisition, construction or improvement of Property which is not Short-Term, (iii) Guaranties by such Person of Indebtedness which is not Short-Term; provided, however, that if the guarantor has not been required, by reason of its Guaranty, to make any payment in respect of the Indebtedness which is guaranteed within the immediately preceding twelve (12) months, for purposes of this definition,

Long-Term Indebtedness shall include only an amount equal to 20% of the maximum annual Debt Service Requirement on such Indebtedness and (iv) Capitalized Rentals under Capitalized Leases entered into by such Person; provided, however, that Indebtedness that could be described by more than one of the foregoing categories shall not in any case be considered more than once for the purpose of any calculation made pursuant to this Indenture.

“Maximum Rate” means twelve percent (12%) per annum or, if lower than twelve percent (12%) per annum, the maximum rate permitted by applicable law.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower, with the approval of the Remarketing Agent.

“Net Proceeds” means the Sale Proceeds of the Bonds less any Proceeds deposited into a reasonably required reserve or replacement fund.

“Net Proceeds of Insurance” means the proceeds from insurance with respect to the Project, less any costs reasonably expended by the Borrower to receive such proceeds.

“Note” means the note, in the Form attached as Exhibit B to the Loan Agreement, from the Borrower to the Issuer and assigned to the Trustee for the benefit of the Bondholders.

“Operating Expenses” means the current expenses of operating the Project determined in accordance with GAAP including, without limitation, the rentals payable by the Borrower to the City of Dallas, Texas pursuant to the Lease Agreement.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Borrower) selected by the Borrower.  If and to the extent required by the provisions of Section 1.2 hereof, each Opinion of Counsel shall include the statements provided for in Section 1.2 hereof.

“Outstanding,” when used as of any particular time with reference to Bonds, means (subject to the provisions of Section 11.10 hereof) all Bonds theretofore, or thereupon being, authenticated and delivered by the Trustee under this Indenture except (a) Bonds theretofore canceled by the Trustee or surrendered to the Trustee for cancellation; (b) Bonds with respect to which liability of the Issuer shall have been discharged in accordance with Section 10.2 hereof, including Bonds (or portions of Bonds) referred to in Section 11.10 hereof; and (c) Bonds for the transfer or exchange of or in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to this Indenture.

“Paying Agent” means the Paying Agent described in Section 8.7 hereof.

“Person” means an individual, corporation, firm, association, limited liability company, partnership, trust, or other legal entity or group of entities, including a governmental entity or any agency or political subdivision thereof.

“President” means the President of the Board of the Issuer, or in his or her absence or inability to act, the Authorized Representative of the Issuer.

“Principal Account” means the Principal Account in the Bond Fund established pursuant to Section 5.2 hereof.

“Principal Payment Date” means June 1 and December 1 of each year beginning December 1, 2011 to and including December 1, 2024.

“Proceeds” means any Sale Proceeds and any Investment Proceeds of the Bonds.

“Project” means any land, equipment, buildings, structures, fixtures, vehicles and improvements financed in whole or in part from the proceeds of the sale of the Bonds as more fully described in Exhibit A to the Loan Agreement.

“Project Fund” means the fund by that name established pursuant to Section 3.3 hereof.

“Project Revenue Generating Agreements” means, other than the Gas Sale Agreements, any written contract or agreement between the Borrower and an unrelated third party under which the Borrower derives revenues from the operation of the Project.

“Project Revenues” means any amount payable under the Gas Sale Agreements (other than indemnity payments) and Project Revenue Generating Agreements.

“Project Site” means the means the real property on which the Project is located, and which has been leased to the Borrower pursuant to the terms of the Lease Agreement.

“Property” means any and all rights, titles and interests of the Borrower in and to any and all property (including cash) whether real or personal, tangible or intangible and wherever situated.

“Purchase Date” means the date on which any Bond is required to be purchased pursuant to Section 2.4, 4.6 or 4.8 hereof.

“Purchase Price” means that amount equal to 100% of the principal amount of any Bond purchased pursuant to Section 2.4, 4.6 or 4.8 hereof, plus accrued and unpaid interest thereon to but not including the Purchase Date.

“Purchase Price Payments” means the purchase price payments required to be made by the Borrower pursuant to Section 4.2(d) of the Agreement.

“Qualified Newspaper” means The Wall Street Journal or The Bond Buyer or any other newspaper or journal containing financial news, printed in the English language and customarily published on each Business Day, of general circulation in New York, New York, and selected by the Trustee, whose decision shall be final and conclusive.

“Rating Agency” means Fitch, if Fitch is then rating the Bonds, Moody’s, if Moody’s is then rating the Bonds, or S&P, if S&P is then rating the Bonds, or any other nationally recognized securities rating agency selected by the Borrower, with the approval of the Remarketing Agent, if any.

“Rebate Amount” means the amount computed in accordance with Section 148(f) of the Code and Section 1.148-3(b) and 1.148-3(c) of the Regulations as of any Computation Date within the meaning of Section 1.148-3(e) of the Regulations.

“Rebate Fund” means the fund by that name created pursuant to Section 5.6 hereof.

“Record Date” means (a) the Business Day immediately preceding the applicable Interest Payment Date during a Weekly Interest Rate Period and (b) the day, whether or not a Business Day, that is the fifteenth day of the month prior to an Interest Payment Date during any Term Interest Rate Period.

“Redemption Account” means the Redemption Account established in the Bond Fund pursuant to Section 5.2 hereof.

“Regulations” means the applicable proposed, temporary or final Income Tax Regulations promulgated under the Code, or to the extent applicable to the Code, under the Internal Revenue Code of 1954, as such regulations may be amended or supplemented from time to time.

“Reimbursement Agreement” means any reimbursement or letter of credit agreement pursuant to which a Letter of Credit is issued, together with any other documents executed pursuant thereto or in connection therewith or with the related Letter of Credit, as any of the same may be amended, supplemented, restated or replaced from time to time, or any other similar agreements entered into in connection with a Letter of Credit or the issuance of any Alternate Letter of Credit.

“Remarketing Agent” means any remarketing agent appointed for the Bonds under the terms of this Indenture, and its respective successors, and, if and as applicable, any co-Remarketing Agent and its respective successors in such office under this Indenture.

“Remarketing Agreement” means any agreement or instrument pursuant to which a Remarketing Agent shall perform its services with respect to the Bonds.

“Revenues” means all amounts received by the Issuer or the Trustee for the account of the Issuer pursuant or with respect to the Agreement, the Note, the Depository Agreement, the Deed of Trust, the Letter of Credit (if any), the Gas Sale Agreements, Project Revenue Generating Agreements or otherwise in respect of the Project, including, without limiting the generality of the foregoing, Loan Payments (including both timely and delinquent payments and any late charges paid from whatever source), Project Revenues, prepayments, insurance proceeds, condemnation proceeds, and all interest, profits or other income derived from the investment of amounts in any fund or account established pursuant to this Indenture, but not including Administrative Fees and Expenses and other payments to the Issuer, the Trustee or other parties pursuant to Sections 4.2(e), (f) and (g), 7.3, 9.2 and 9.3 of the Agreement, or any moneys paid for deposit into the Rebate Fund pursuant to Section 6.1(n) of the Agreement, and Purchase Price Payments pursuant to Section 4.2(d) of the Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., its successors and their assigns, or, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Borrower, with the approval of the Remarketing Agent, if any.

“Sale Proceeds” means any amounts actually or constructively received by the Issuer from the sale (or other disposition) of the Bond, including any amounts used to pay underwriters’ discount or compensation and accrued interest other than pre-issuance accrued interest.

“Securities Depositories” means The Depository Trust Company, 55 Water Street, 50th Floor, New York, New York 10041-0099 Attn: Call Notification Department; Fax (212) 855-7232; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other securities depositories, or no such depositories, as the Borrower may indicate in a certificate of the Borrower delivered to the Trustee.

“Security Agreement” means the Security Agreement dated as of January 1, 2011 from the Borrower to the Trustee.

“Series 2011 Bonds” means the Mission Economic Development Corporation Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011 issued by the Issuer pursuant to this Indenture.

“Shell Gas Sale Agreement” means the Base Contract for Sale and Purchase of Natural Gas dated March 30, 2009, as supplemented and amended by the Transaction Confirmation, dated April 3, 2009, between the Borrower and Shell Energy North America (US) L.P., and any amendments or supplements thereto.

“Short Term Indebtedness” when used in connection with Indebtedness, means Indebtedness of a Person for money borrowed or credit extended having an original maturity less than or equal to one year and not renewable at the option of the debtor for, or subject to any binding commitment to refinance or otherwise provide for such Indebtedness having, a term greater than one year beyond the date of original issuance.

“SIFMA Index Rate” means, on any day, a rate determined on the basis of the seven-day high grade market index of tax-exempt variable rate demand obligations, as produced by Municipal Markets Data and published or made available by the Securities Industry & Financial Markets Association (formerly the Bond Market Association) (“SIFMA”) or any Person acting in cooperation with or under the sponsorship of SIFMA and effective from such date.

“State” means the state of Texas.

“Supplemental Indenture” means any indenture hereafter duly authorized and entered into between the Issuer and the Trustee, supplementing, modifying or amending this Indenture, but only if and to the extent that such Supplemental Indenture is specifically authorized hereunder.

“Surplus Account” means the account established within the Bond Fund pursuant to Section 3.3 hereof.

“Tax Certificate” means the Tax Certificate and Agreement with respect to the Series 2011 Bonds, dated the Issuance Date, executed by the Issuer and the Borrower, and the Tax Certificate and Agreement with respect to any Additional Bonds issued hereunder, as amended in accordance with their terms.

“Tax-exempt” means, with respect to interest on any obligations of a state or local government, including the Series 2011 Bonds, that such interest is excluded from gross income of the Holders or Beneficial Owners thereof for federal income tax purposes (other than in the case of a Holder or Beneficial Owner of any Series 2011 Bonds who is a substantial user of the Project or a related person within the meaning of Section 147(a) of the Code) whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating tax liabilities, including any alternative minimum tax or environmental tax, under the Code.  Any Series of Additional Bonds shall be deemed to be Tax-exempt unless otherwise provided in the Supplemental Indenture relating to such Additional Bonds.

“Tender Agent” means the Trustee appointed as Tender Agent pursuant to Section 8.13 hereof.

“Tender Notice” has the meaning ascribed thereto in Section 2.4(a) hereof.

“Term Interest Rate” means an interest rate on all or a portion of the Bonds established in accordance with Section 2.3(d) hereof.

“Term Interest Rate Period” means each fixed period of time during which a Term Interest Rate is in effect; provided that the initial Term Interest Rate Period shall commence on the Issuance Date and end on the applicable maturity date for the particular Bonds.

“Trust Estate” means, as such term is used in the granting clauses hereto and the Bonds, all rights, property and interests pledged in such clauses and in Section 5.1 of the Indenture, including without limitation, the Revenues, subject to Section 5.1(b) herein.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. having a Corporate Trust Office, in Los Angeles, California, or its successor as Trustee hereunder as provided in Section 8.1.

“Unassigned Issuer Rights” means all of the rights of the Issuer under the Agreement (i) to receive Additional Payments in accordance with Section 4.2(f) of the Agreement; (ii) to be held harmless and indemnified in accordance with Sections 9.2 and 9.3 of the Agreement; (iii) to be reimbursed for fees and expenses upon enforcement of the Agreement in accordance with Section 7.3 of the Agreement; (iv) to receive notices in accordance with Section 10.1 of the Agreement; (v) to give and withhold consent to amendments, changes, modifications and alterations of the Agreement under Section 10.4 of the Agreement; and (vi) to require compliance with Section 5.12 of the Agreement and its right to enforce such rights.

“Unit” means Mission, Texas.

“Weekly Interest Rate” means a variable interest rate on all or a portion of the Bonds established weekly in accordance with Section 2.3(c) hereof.

“Weekly Interest Rate Period” means each period during which a Weekly Interest Rate is in effect.

“Yield” means the yield as determined in accordance with Section 148(h) of the Code, and generally, is the yield which when used in computing the present value of all payments of principal and interest to be paid on an obligation produces an amount equal to the Issue Price of such obligation.

Section 1.2.            Content of Certificates and Opinions.  Every certificate or opinion provided for in this Indenture with respect to compliance with any provision hereof shall include (1) a statement that the Person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (2) a brief statement of the nature and scope of the examination or investigation upon which the certificate or opinion is based; (3) a statement that, in the opinion of such Person, such Person has made or caused to be made such examination or investigation as is necessary to enable such Person to express an informed opinion with respect to the subject matter referred to in the instrument to which such Person’s signature is affixed; (4) a statement of the assumptions upon which such certificate or opinion is based, and that such assumptions are reasonable; and (5) a statement of whether, in the opinion of such Person, such provision has been complied with.

Any such certificate or opinion made or given by an officer of the Issuer or an officer or duly authorized representative of the Borrower may be based, insofar as it relates to legal, accounting or business matters of either of them, upon a certificate or opinion of or representation by counsel, an Accountant or a management consultant, unless such officer knows, or in the case of the Borrower, in the exercise of reasonable care should have known, that the certificate, opinion or representation with respect to the matters upon which such certificate or statement may be based, as aforesaid, is erroneous.  Any such certificate or opinion made or given by counsel, an Accountant or a management consultant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Issuer or the Borrower, as the case may be) upon a certificate or opinion of or representation by an officer of the Issuer or the Borrower, unless such counsel, Accountant or management consultant knows, or in the exercise of reasonable care should have known, that the certificate or opinion or representation with respect to the matters upon which such Person’s certificate or opinion or representation may be based, as aforesaid, is erroneous.  The same officer of the Issuer or the Borrower, or the same counsel or Accountant or management consultant, as the case may be, need not certify to or opine upon all of the matters required to be certified to or opined upon under any provision of this Indenture, but different officers, counsel, Accountants or management consultants may certify to or opine upon different matters, respectively.  All reasonable costs and expenses of the Issuer incurred in connection with any such required certifications, including, but not limited to, reasonable costs and expenses of counsel, shall be borne by the Borrower, and the Issuer shall have no liability therefor.

Section 1.3.            Interpretation.

(a)           Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

(b)           Headings of articles and sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

(c)           All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.

ARTICLE II
THE BONDS

Section 2.1.            Authorization of Bonds.  Bonds may be issued hereunder in order to obtain moneys to carry out the purposes of the Act for the benefit of the Issuer and the Borrower.  One or more series of Bonds may be issued hereunder in the aggregate principal amount specified in Section 2.2.  The Series 2011 Bonds are designated as “Mission Economic Development Corporation Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011.” This Indenture constitutes a continuing agreement with the Holders from time to time of the Bonds to secure the full payment of the principal (or redemption price) of and interest on all such Bonds subject to the covenants, provisions and conditions herein contained.  No Additional Bonds or refunding Bonds will be issued or delivered hereunder without prior approval by the Division.

Section 2.2.            Bonds.

(a)         The Series 2011 Bonds shall be issued under and secured by this Indenture in the form of fully registered bonds in the initial aggregate principal amount of $40,200,000, shall be dated the Dated Date, shall mature (subject to prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) and bear interest at the rates set forth below:

Maturity Date	Amount	Interest Rate
December 1, 2011	$800,000	5.000%
December 1, 2013	2,900,000	4.375
December 1, 2015	4,955,000	5.000
December 1, 2017	5,505,000	5.625
December 1, 2024	26,040,000	6.875

The Series 2011 Bonds shall bear interest on the unpaid principal amount thereof as set forth in Section 2.3 hereof, provided, however, that in no event shall the rate of interest on any Bond exceed at any time the Maximum Rate.  If an Event of Default shall have occurred and be continuing, the interest rate on the Bonds shall be the rate on the Bonds on the day prior to the occurrence of such Event of Default.  Each Bond will bear interest from the Interest Payment Date to which interest has been paid next preceding the date of authentication thereof, unless authenticated on an Interest Payment Date to which interest has been paid, in which event it will bear interest from such Interest Payment Date, or unless no interest has been paid on such Bond, in which event it will bear interest from the Issuance Date.

The Bonds shall be issued in Authorized Denominations.  The Series 2011 Bonds shall be issued in substantially the form set forth in Exhibit A to this Indenture with such variations, insertions or omissions as are appropriate and not inconsistent therewith and shall conform generally to the rules and regulations of any governmental authority or usage or requirement of law with respect thereto.  The Bonds shall be numbered and lettered from one upward preceded by the letter “R” prefixed to the number and may bear such additional letters, numbers, legends or designations as the Bond Registrar determines are desirable.

The Bonds shall be subject to redemption and mandatory tender for purchase as provided in Sections 4.1 and 4.6 hereof.

(b)           Notwithstanding any provision in this Indenture to the contrary, at the election of the Borrower as reflected in Section 5.15 of the Loan Agreement, the Interest Rate Period applicable to the Bonds commencing on the Issuance Date and extending to the final Principal Payment Date shall be a Term Interest Rate Period without any optional or mandatory tender rights under Sections 2.4 and 4.6 hereof, respectively, the right to adjust the Interest Rate Period under Sections 2.3(c)(ii) and 2.3(d)(ii) or any right to remarket or purchase Bonds under Section 4.7 hereof and, further, the following defined terms shall be inoperative and no force and effect:  Weekly Interest Rate or Weekly Interest Rate Period, Remarketing Agent, Remarketing Agreement or Tender Agent or Purchase Price or Purchase Price Payment, and to the extent any provision herein (other than this paragraph) containing any such item is otherwise not affected by this paragraph, such provision shall be read without regard to such term.

Section 2.3.            Interest Rates.

(a)      The Series 2011 Bonds shall bear interest from and including their Issuance Date, and any Additional Bonds issued hereunder shall bear interest from the date specified in any Supplemental Indenture, and shall continue to bear interest until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise or until the Bonds have been accelerated pursuant hereto.  Interest on the Bonds with respect to each Interest Period shall be paid on the immediately succeeding Interest Payment Date, as provided below, provided that if any Interest Payment Date is not a Business Day, such interest shall be mailed or wired pursuant to this Section 2.3 on the next succeeding Business Day, with the same effect as if made on the day such payment was due.  During a Weekly Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 365-day or 366-day, as applicable, year for the number of days actually elapsed.  During any Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months.

Payment of the interest on any Bond shall be made to the Person appearing on the bond registration books of the Bond Registrar as the Bondholder thereof on the Record Date, such interest to be paid by the Paying Agent to such Bondholder (i) by check mailed on the Interest Payment Date to such Bondholder’s address as it appears on the registration books, or at such other address as has been furnished to the Bond Registrar as provided below in writing by such Bondholder not later than the Record Date, or (ii) upon written request at least three Business Days prior to the applicable Record Date of a Bondholder of Bonds aggregating not less than $1,000,000 in principal amount, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written request (any such written request shall remain in effect until rescinded in writing by such Bondholder); except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest rate shall be the rate on the Bonds on the day before such default occurred, and such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest.  Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Corporate Trust Office of the Trustee.

(b)           The term of the Bonds will be a Term Interest Rate Period extending from the Issuance Date to the final Principal Payment Date, during which period the Bonds will bear interest at a Term Interest Rate.

(c)           (i)            Determination of Weekly Interest Rate.  During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 12:00 noon (New York City time) on Wednesday of each week (or by 12:00 noon (New York City time) on the next succeeding Business Day if such Wednesday is not a Business Day) during such Weekly Interest Rate Period for the week commencing on that next succeeding Thursday (unless such Weekly Interest Rate is determined on the next succeeding Business Day if Wednesday is not a Business Day, in which case it shall be effective on the day of such determination); provided, however, that if the then current Interest Rate Period is a Term Interest Rate Period, the first Weekly Interest Rate for the Weekly Interest Rate Period succeeding such Term Interest Rate Period shall be determined not later than the Business Day next preceding the effective date of such Weekly Interest Rate Period.  The Weekly Interest Rate shall be the interest rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the effective date of such Weekly Interest Rate at a price equal to the principal amount thereof plus accrued interest; provided, however, that if for any reason the Weekly Interest Rate cannot be determined, the Weekly Interest Rate for the next succeeding week shall be the SIFMA Index Rate plus 15 basis points.  The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate

Period and ending on the next succeeding Wednesday.  Thereafter, each Weekly Interest Rate shall apply to the period commencing on Thursday and ending on the next succeeding Wednesday, unless such Weekly Interest Rate Period shall end on a day other than Wednesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Thursday preceding the last day of such Weekly Interest Rate Period and ending on such last day.

(ii)           Conversion to Weekly Interest Rate Period.  The Borrower, by written direction to the Trustee and the Remarketing Agent, and accompanied by an Approving Opinion, may elect to convert the Interest Rate Period for all or a portion of the Bonds from a Term Interest Rate Period to a Weekly Interest Rate Period.  Such direction shall include the information set forth in Section 2.3(c)(iii) and shall specify the Conversion Date, which shall be the Business Day next succeeding the last day of any Term Interest Rate Period, and not less than 20 days following the date of receipt by the Trustee of such direction.

(iii)          Notice of Conversion to Weekly Interest Rate Period.  The Trustee shall give notice by mail of a conversion to a Weekly Interest Rate Period to the Bondholders, the Credit Provider, the Remarketing Agent and the Borrower not less than 15 days prior to the Conversion Date of such Weekly Interest Rate Period.  Such notice shall state (A) that the interest rate on the Bonds will be converted to a Weekly Interest Rate, (B) the effective date of such Weekly Interest Rate Period, (C) that the Bonds will be purchased on such Conversion Date, pursuant to Section 4.6 hereof, (D) the procedures for the purchase described in (C) above, and (E) the principal amount and the Interest Rate Period of the Bonds to be converted, including, if applicable, the CUSIP number or letter and numerical designator of such Bonds.

(d)           (i)            Determination of Term Interest Rate.  During each Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. (New York City time) on the Business Day preceding the first day of such Term Interest Rate Period.  The Term Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the first day of such Term Interest Rate Period at a price equal to the principal amount thereof; provided, however, that if for any reason the Term Interest Rate cannot be determined for any Term Interest Rate Period, the interest rate on the Bonds shall convert to a Weekly Interest Rate.

(ii)           Conversion to Term Interest Rate Period.  The Borrower, by written direction to the Trustee and the Remarketing Agent, may elect that the Interest Rate Period for all or a portion of the Bonds shall be a Term Interest Rate Period.  Such direction electing conversion of the Interest Rate Period (A) shall specify the Conversion Date pursuant to Section 4.6 hereof on which the Bonds shall be purchased, which date shall be (1) with respect to conversion from a Weekly Interest Rate Period, the first Business Day of a month not less than 20 days following the date of receipt by the Trustee of such direction, or (2) the Business Day next succeeding the last day of the then-current Term Interest Rate Period and not less than 20 days following the date of receipt by the Trustee of such direction; (B) shall state whether a

Letter of Credit shall secure the Bonds during the Term Interest Rate Period and, if so, state the name of the Credit Provider; (C) if applicable, shall be accompanied by an executed copy of the Continuing Disclosure Agreement to be in effect with respect to such Term Interest Rate Period; (D) shall provide the information described in Section 2.3(c)(iii)(E) above, and (E) shall state that the Borrower will provide an Approving Opinion prior to the proposed Conversion Date.  No later than the second Business Day prior to the proposed Conversion Date or at any earlier time, as the Remarketing Agent or the Trustee may request from the Borrower, the Borrower, by written direction to the Trustee and the Remarketing Agent, shall determine the duration of the Term Interest Rate Period (which may be (i) any period of (a) one year or (b) any multiple of one year, except that the duration of any such period may be adjusted to allow any subsequent Term Interest Rate Period to commence or terminate on a Business Day, or (ii) the period of time remaining to the final maturity of the Bonds).  If, at least 20 days prior to the last day of any Term Interest Rate Period, the Borrower shall not have elected that the Bonds bear interest at a Weekly Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall be a Term Interest Rate Period of the same duration as the Term Interest Rate Period currently in effect, or, if less, until the final maturity of the Bonds.

(iii)          Notice of Conversion to Term Interest Rate Period.  The Trustee shall give notice by mail of each Term Interest Rate Period to the Bondholders, the Credit Provider, the Remarketing Agent and the Borrower not less than 15 days prior to the effective date of such Term Interest Rate Period.  Such notice shall state (A) that the interest rate on the Bonds will be converted to or continue to be a Term Interest Rate, (B) the Conversion Date to such Term Interest Rate Period, (C) that the Bonds will be purchased on such Conversion Date pursuant to Section 4.6 hereof, (D) whether the Bonds will be secured by a Letter of Credit and, if so, the name of the Credit Provider, (E) the procedures for such purchase described in (C) above and (F) the information described in Section 2.3(c)(iii)(E).

(e)           [Reserved].

(f)            Partial Conversions.

(i)            General.  Bonds may be converted in whole or in part to any Interest Rate Period subject to the terms of this Indenture.  In the event the Bonds are in (or are to be converted to) more than one Interest Rate Period, the provisions herein relating to Bonds in a particular Interest Rate Period (or to be converted to a particular Interest Rate Period) shall apply only to the Bonds in (or to be converted to) such Interest Rate Period and, where necessary or appropriate, any reference in this Indenture to the Bonds shall be construed to mean the Bonds in (or to be converted to) such Interest Rate Period.

(ii)           Selection.  In the event of any partial conversion of the Bonds to a new Interest Rate Period, the Bonds to be converted shall be selected by the Trustee from the Bonds in the Interest Rate Period as directed by the Borrower.  The particular Bonds (or portions thereof) in the Interest Rate Period to be converted shall be selected by lot by the Trustee from all the Bonds in the Interest Rate Period from which Bonds are to be converted.  The principal amount of Bonds to be converted shall be determined so that all of the Bonds shall be in Authorized Denominations.  Bonds (or portions thereof) in a Weekly Interest Rate Period shall be selected by lot in any manner that the Trustee in its sole discretion shall deem appropriate and fair and such selection shall be conclusive and binding upon any affected Bondholder, the Borrower the Remarketing Agent, if any, the Issuer and the Credit Provider, if any, and the selection of the Bonds to be converted shall occur prior to the date notice of mandatory tender is sent by the Trustee to the Bondholders pursuant to Section 4.6 hereof.

(iii)          Amendments.  The provisions of this Indenture may be amended to permit or facilitate partial conversions of the Bonds without Bondholder consent in accordance with Section 9.1(b) hereof.

(g)           Determination of Interest Rates Conclusive.  The determination of the interest rate on the Bonds by the Remarketing Agent shall be conclusive and binding upon the Holders of the Bonds, the Borrower, the Issuer, the Tender Agent, the Credit Provider, if any, and the Trustee.  The Remarketing Agent shall furnish the interest rates that it determines to parties and in the manner specified in Section 4.7(b).

Section 2.4.            Demand Purchase of Bonds During Weekly Interest Rate Period.

(a)           During any Weekly Interest Rate Period, the Bonds or portions thereof in Authorized Denominations shall be purchased at the option of the Bondholder thereof, or, with respect to Book-Entry Bonds, at the option of the Direct Participant with an ownership interest in Book-Entry Bonds, on any Business Day, at a price of 100% of the principal amount thereof, plus accrued interest to the Purchase Date, upon (i) delivery to the Trustee and the Tender Agent, at their respective Corporate Trust Offices of an irrevocable notice in writing (a “Tender Notice”) by 3:00 p.m. (New York City time) in the case of Bonds in a Weekly Interest Rate Period, on any Business Day, which states the name of the registered Bondholder of such Bonds or the Direct Participant for such Bonds and such Direct Participant’s account number, as applicable, payment instructions with respect to the Purchase Price of such Bonds, the principal amount of such Bonds or portions thereof in Authorized Denominations being tendered for purchase, the CUSIP number of such Bonds and the date on which the same are to be purchased (which date, in the case of Bonds in a Weekly Interest Rate Period, shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such Tender Notice to the Trustee and the Tender Agent), and (ii) (A) if the Bonds are not Book-Entry Bonds, delivery of such Bonds to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof in form satisfactory to the Tender Agent, executed in blank by the Bondholder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs, at or prior to 2:30 p.m. (New York City time) on the Purchase Date specified in the Tender Notice, or (B) if the Bonds are Book-Entry Bonds, confirmation by DTC (obtained by the Direct Participant of the Book-Entry Bonds being tendered for purchase pursuant to this Section 2.4) that such Direct Participant has an ownership interest in such Book-Entry Bonds at least equal to the amount specified in such Tender Notice, and of the transfer on the registration books of DTC of the beneficial ownership interest in such Book-Entry Bonds to the account of the Trustee (or to the account of a Direct Participant acting on behalf of the Trustee).

(b)           If moneys sufficient to pay the Purchase Price of the Bonds to be purchased pursuant to Section 2.4(a) hereof shall be held by the Trustee on the date such Bonds are to be purchased, any such Bonds to be so purchased which are not delivered by the Bondholders thereof to the Tender Agent or transferred on the registration books of DTC, as applicable, on the date specified for purchase thereof will be deemed to have been delivered for purchase, or transferred on the registration books of DTC, as applicable, on such date and to have been purchased.  The former Holders of such Bonds, or Direct Participants with respect to Book-Entry Bonds, will thereafter have no rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the transfer, on the registration books of DTC, of the beneficial interest in such Book-Entry Bonds.

Section 2.5.            Execution of Bonds.  The Bonds shall be executed in the name and on behalf of the Issuer with the manual or facsimile signature of the President or Vice President of the Issuer and the seal of the Issuer or a facsimile thereof shall be impressed or imprinted thereon and attested by the manual or facsimile signature of the Secretary or the Treasurer of the Issuer.  The Bonds shall then be delivered to the Trustee for authentication by it.  In case any of the officers who shall have signed or attested any of the Bonds shall cease to be such officer or officers of the Issuer before the Bonds so signed or attested shall have been authenticated or delivered by the Trustee or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issue, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer, and also any Bonds may be signed and attested on behalf of the Issuer by such persons as at the actual date of execution of such Bonds shall be the proper officers of the Issuer although at the nominal date of such Bonds any such person shall not have been such officer of the Issuer.

Only the Bonds as shall bear thereon a (i) certificate of authentication substantially in the form set forth in Exhibit A or in the form recited in a Supplemental Indenture related to any Additional Bonds, with the manual signature of the Trustee as authenticating agent, or (ii) in the case of the initial Bond of any series delivered to the Attorney General of the State of Texas for approval, the registration certificate on such Bond substantially in the form set forth in Exhibit A duly executed by the Comptroller of Public Accounts of the State of Texas or a duly authorized deputy in lieu of authentication, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee or registration certificate of the Texas Comptroller shall be conclusive evidence that the Bonds so authenticated have been duly executed, authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

Section 2.6.            Transfer of Bonds.  Any Bond may, in accordance with its terms, be transferred, upon the books required to be kept pursuant to the provisions of Section 2.8 hereof, by the Person in whose name it is registered, in person or by its duly authorized attorney, upon surrender of such registered Bond for cancellation, accompanied by delivery of a written instrument of transfer, duly executed in a form approved by the Trustee.  Transfer of any Bond shall not be permitted by the Trustee after the Record Date prior to the next succeeding Interest Payment Date or after notice calling such Bond (or portion thereof) for redemption has been given and prior to such redemption, except that (a) in the case of any Bond to be redeemed in part, the portion thereof not to be redeemed may be transferred and (b) transfers are permitted in connection with a tender of Bonds pursuant to Section 2.4, 4.6 or 4.8 hereof.  In connection with any transfer pursuant to a tender of Bonds under Section 2.4, 4.6 or 4.8 hereof, the Trustee shall deliver to the transferee a copy of the applicable notice of redemption.

Whenever any Bond or Bonds shall be surrendered for transfer, the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds for a like aggregate principal amount in Authorized Denominations.  The Trustee shall require the Bondholder requesting such transfer to pay any tax or other governmental charge required to be paid with respect to such transfer.  The costs of printing bonds and any services rendered or expenses incurred by the Issuer or the Trustee in connection with such transfer shall be paid by the Borrower.

Section 2.7.            Exchange of Bonds.  Bonds may be exchanged at the Corporate Trust Office of the Trustee, for a like aggregate principal amount of Bonds of other Authorized Denominations.  The Trustee shall require the Bondholder requesting such exchange to pay any tax or other governmental charge required to be paid with respect to such exchange.  The costs of printing Bonds and any services rendered or expenses incurred by the Issuer or the Trustee in connection with such exchange shall be paid by the Borrower.

Section 2.8.            Bond Register.  The Trustee, as Bond Registrar, will keep or cause to be kept at its Corporate Trust Office sufficient books for the registration and transfer of the Bonds, which shall at all times be open to inspection during regular business hours by the Issuer upon reasonable notice; and, upon presentation for such purpose, the Trustee, as Bond Registrar, shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on such books, Bonds as hereinbefore provided.

Section 2.9.            Temporary Bonds.  The Bonds may be issued in temporary form exchangeable for definitive Bonds when ready for delivery.  Any temporary Bond may be printed, lithographed or typewritten, shall be in an Authorized Denomination, shall be in fully registered form without coupons and may contain such reference to any of the provisions of this Indenture as may be appropriate.  Every temporary Bond shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds.  If the Issuer issues temporary Bonds it will execute and deliver definitive Bonds as promptly thereafter as practicable, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the Corporate Trust Office of the Trustee and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds in Authorized Denominations.  Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

Section 2.10.          Bonds Mutilated, Lost, Destroyed or Stolen.  If any Bond shall become mutilated, the Issuer, at the expense of the Holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated.  Every mutilated Bond so surrendered to the Trustee shall be canceled by it and upon request delivered to the Issuer.  If any Bond shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Trustee and, if such evidence be satisfactory to it and indemnity satisfactory to the Issuer and the Trustee shall be given, the Issuer, at the expense of the Holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond, the Trustee may pay the same without surrender thereof).  The Issuer may require payment by the Holder of a sum not exceeding the actual cost of preparing each new Bond issued under this Section and of the expenses which may be incurred by the Issuer and the Trustee in the premises.  Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

Section 2.11.          Book-Entry Only System.  The Issuer hereby approves of the Bonds being held as book-entry bonds through the facilities of DTC.

(a)           Except as otherwise provided in subsections (b) and (c) of this Section 2.11 or as otherwise provided in a Supplemental Indenture, the Bonds initially authenticated and delivered hereunder shall be registered in the name of Cede & Co., as nominee of DTC, New York, New York or such other nominee as DTC shall request.  Payments of interest on, principal of, any premium on, and the Purchase Price of, the Bonds shall be made to the account of Cede & Co. on each payment date for principal or interest or Purchase Price on the Bonds at the address indicated for Cede & Co. in the registration books maintained by the Bond Registrar by transfer of immediately available funds.  DTC has represented to the Issuer that it will maintain a book-entry system in recording ownership interests of the Direct Participants and the ownership interests of Beneficial Owners will be recorded through book entries on the records of the Direct Participants.

(b)           The Bonds shall be initially issued in the form of a separate single authenticated fully registered Bond in the amount of the issue.  With respect to Bonds so registered in the name of Cede & Co., the Issuer, the Trustee and the Tender Agent shall have no responsibility or obligation to any Direct Participant (with the exception of the right of Direct Participants to demand purchase of Bonds pursuant to Section 2.4 hereof) or to any Beneficial Owner of such Bonds.  Without limiting the immediately preceding sentence, the Issuer, the Trustee, the Paying Agent, the Registrar and the Tender Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any Direct Participant with respect to any beneficial ownership interest in the Bonds, (ii) the delivery to any Direct Participant, Beneficial Owner or other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, (iii) the payment to any Direct Participant, Beneficial Owner or other person, other than DTC, of any amount with respect to the principal or redemption price or Purchase Price of, or interest on, the Bonds or (iv) any consent given or other action taken by DTC as Holder of the Bonds.  The Issuer, the Trustee and the Tender Agent may treat DTC as, and deem DTC to be, the absolute Holder of each Bond for all purposes whatsoever (with the exception of the right of Direct Participants to demand purchase of Bonds pursuant to Section 2.4 hereof) including (but not limited to) (A) payment of the principal or redemption price or Purchase Price of, and interest on, each such Bond, (B) giving notices of conversion or redemption and other matters with respect to such Bonds and (C) registering transfers with respect to such Bonds.  The Trustee shall pay the principal or Purchase Price or redemption price of, and interest on, all Bonds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to such principal or redemption price or Purchase Price, and interest, to the extent of the sum or sums so paid.  Except as provided in (c) and (d) below, no person other than DTC shall receive a Bond evidencing the obligation of the Issuer to make payments of principal or redemption price or Purchase Price of, and interest on, the Bonds pursuant to this Indenture.  Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions hereof, the word “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.

(c)           (i)            DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable written notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law.

(ii)           The Issuer, at the written direction of the Borrower, shall terminate, upon provision of notice to the Trustee, the Remarketing Agent and the Tender Agent, the services of DTC with respect to the Bonds.

(d)           Upon the termination of the services of DTC with respect to the Bonds pursuant to subsection (c) hereof after which no substitute Securities Depository is appointed by the Issuer, at the written direction of the Borrower, the Bonds shall no longer be restricted to being registered in the registration books kept by the Trustee in the name of Cede & Co. as nominee of DTC.  In such event, the Issuer shall issue and the Trustee shall authenticate, transfer and exchange Bond certificates as requested by DTC or Direct Participants of like principal amount and maturity, in Authorized Denominations to the identifiable Beneficial Owners in replacement of such Beneficial Owners’ beneficial interests in the Bonds.

(e)           Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal or redemption price or Purchase Price of, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the letter of representations of the Issuer, addressed to DTC.

(f)            In connection with any notice or other communication to be provided to Bondholders pursuant to this Indenture by the Issuer, the Tender Agent or the Trustee with respect to any consent or other action to be taken by Bondholders, the Issuer, the Tender Agent or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible.

(g)           Notwithstanding any provision herein to the contrary, the Issuer and the Trustee may agree to allow DTC, or its nominee, Cede & Co., to make a notation on any Bond redeemed in part to reflect, for informational purposes only, the principal amount and date of any such redemption.

(h)           Notwithstanding any provision herein to the contrary, so long as the Bonds are subject to a system of book-entry only transfers pursuant to this Section, any requirement for the delivery of Bonds to the Tender Agent in connection with an optional or mandatory tender pursuant to Section 2.4 or 4.6 hereof shall be deemed satisfied upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Bonds tendered for purchase to the account of the Trustee, or a Direct Participant acting on behalf of the Trustee.

Section 2.12.          CUSIP Numbers.  The Issuer in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.13.          Additional Bonds.  Subject to Section 2.1, Additional Bonds may be issued for the purposes set forth in Section 3.5 of the Loan Agreement.  The Issuer and the Borrower may from time to time agree upon and approve the issuance and delivery of Additional Bonds in such amount as shall be determined by said parties as permitted by law in effect at the time thereof.  All Additional Bonds shall (unless provided otherwise in the Supplemental Indenture creating such Additional Bonds) rank pari passu with the Bonds of any series already outstanding (except that each series of Bonds shall be entitled to the benefits only of the Letter of Credit or other third party credit support issued with respect thereto), shall be secured as provided in a Supplemental Indenture executed with respect to such Additional Bonds and shall bear such date or dates, bear such interest rate or rates, have such maturity dates, redemption dates and redemption premiums, be in such form, and be issued at such prices as shall be approved in writing by the Issuer and the Borrower.

Upon the execution and delivery in each instance of appropriate supplements to this Indenture and to the Loan Agreement, the Issuer shall execute Additional Bonds and deliver them to the Trustee or the Registrar, as specified herein or in any Supplemental Indenture, and the Trustee or the Registrar, as specified herein or in any Supplemental Indenture, shall authenticate such Additional Bonds and deliver them to the purchasers as may be directed by the Issuer, as hereinafter in this Section provided.  Prior to the delivery by the Trustee or the Registrar, as specified herein or in any Supplemental Indenture, of any of such Additional Bonds there shall be delivered to the Trustee:

1.             A written statement by an Authorized Representative of the Borrower approving (a) the issuance and delivery of such Additional Bonds and (b) any other matters to be approved by the Borrower pursuant to Section 3.5 of the Loan Agreement and this Section.

2.             A Certified Resolution of the Issuer authorizing the execution and delivery of such supplement to the Loan Agreement and such Supplemental Indenture as are required for the issuance of such Additional Bonds.

3.             A written request of the Issuer approved in writing by the Borrower requesting and authorizing the Trustee to authenticate and deliver such Additional Bonds to the purchasers therein identified upon payment to the Issuer of a sum specified in such written request.

4.             An opinion of Bond Counsel to the effect that the issuance and sale of the Additional Bonds will not result in interest on any series of Tax-exempt Bonds becoming includable in the gross income of the Holders thereof for federal income tax purposes.

5.             A description of the facilities to be financed from the proceeds of such series of Additional Bonds.

6.             A Certificate of an Authorized Representative of the Borrower establishing that (i) the Debt Service Coverage Ratio for the Bonds for the immediately preceding Fiscal Year and for the four (4) quarters immediately preceding the issuance of the Additional Bonds was at least 1.50:1, and (ii) the projected Debt Service Coverage Ratio for the Bonds to be Outstanding (taking into account any additional projected Revenues) immediately upon the issuance of the Additional Bonds will be at least 1.50:1.

7.             Written evidence from the Rating Agencies that the rating of any previously outstanding Bonds will not be reduced or withdrawn upon issuance of the Additional Bonds.

ARTICLE III
ISSUANCE OF SERIES 2011 BONDS; APPLICATION OF PROCEEDS

Section 3.1.                Issuance of the Bonds.

(a)           At any time after the execution and delivery of this Indenture, upon the execution of the Series 2011 Bonds by the Issuer and delivery thereof to the Trustee, as hereinabove provided, and without any further action on the part of the Issuer, the Trustee shall authenticate upon request of the Issuer, and deliver the Series 2011 Bonds in an aggregate principal amount of $40,200,000.

(b)           Prior to the delivery by the Trustee of any of the Series 2011 Bonds there shall be filed with the Trustee:

1.             A copy, duly certified by the Secretary of the Issuer, of the resolution duly adopted by the Issuer authorizing the execution and delivery of the Agreement, this Indenture and the Tax Certificate and the issuance of the Bonds.

2.             Original executed counterparts of the Agreement, this Indenture, the Tax Certificate, the Deed of Trust, the Depository Agreement, the Collateral Assignment, the Security Agreement and the Consent Agreement.

3.             A request and authorization to the Trustee from the Issuer, signed by the President or the Secretary of the Issuer to authenticate and deliver the Bonds to the purchasers thereof identified upon payment to the Issuer of a sum equal to the purchase price thereof.

4.             An opinion of Bond Counsel to the effect that the interest on the Bonds is not includable in gross income of the owners thereof for federal income tax purposes except with respect to interest on any Bonds for any period during which such Bonds are owned by a person who is a substantial user of the Project, or any person considered to be related to such person, within the meaning of Section 147(a) of the Code.

5.             An ALTA (or local state law equivalent) Leasehold Loan Policy or Policies with respect to the Project.

6.             Proof of the Borrower’s compliance with Section 5.4 of the Agreement.

7.             A certificate of the Independent Engineer certifying the monthly average of the Borrower’s Budgeted Capital Expenditures for the period ending December 31, 2011.

8.             An Annual Budget of the Borrower for the period ending December 31, 2011.

9.             The certificates and opinions required to be furnished as closing conditions by Bond Counsel.

Section 3.2.            Application of Proceeds of Bonds.  The proceeds received by the Issuer from the sale of the Series 2011 Bonds shall be deposited with the Trustee, who shall forthwith set aside such proceeds as follows:

(a)           The Trustee shall transfer $2,392,304.69 of the proceeds of the Series 2011 Bonds to the Debt Service Reserve Fund;

(b)           The Trustee shall transfer $281,400 of the proceeds of the Series 2011 Bonds to the Costs of Issuance Account of the Costs of Issuance Fund; and

(c)           The Trustee shall transfer $36,631,362.76 of the proceeds of the Series 2011 Bonds to the Project Fund.

Section 3.3.            Project Fund.  The Trustee does hereby establish the Project Fund (the “Project Fund”) and an account within such fund to be designated the “2011 Project Account.”  The moneys in the Project Fund shall be held by the Trustee in trust and applied to the payment and/or reimbursement of the Costs of the Project.

Before each payment is made from the Project Fund by the Trustee, there shall be filed with the Trustee a requisition conforming with the requirements of this Section and Section 3.2 of the Agreement, and in the form attached hereto as Exhibit B.

Each such requisition shall be sufficient evidence to the Trustee of the facts stated therein and the Trustee shall have no duty to confirm the accuracy of such facts.  Upon receipt of each such requisition, signed by an Authorized Representative of the Borrower, the Trustee shall pay the amount set forth therein as directed by the terms thereof.

Upon the receipt by the Trustee of a certificate conforming with the requirements of Section 3.3 of the Agreement, and after payment of costs payable from the Project Fund or provision having been made for payment of such costs not yet due by retaining such costs in the Project Fund or otherwise as directed in such certificate, the Trustee shall transfer any remaining balance in the Project Fund into a separate account within the Bond Fund, which the Trustee shall establish and hold in trust, and which shall be entitled the “Surplus Account.”  The moneys in the Surplus Account shall be used and applied at the specific written direction of the Borrower (unless some other application of such moneys is requested by the Borrower and would not, in an opinion of Bond Counsel addressed to the Trustee, cause interest on the Series 2011 Bonds to become no longer Tax-exempt) for the following purposes in the following order: (a) for transfer to the Credit Provider to pay the redemption price of any Bank Bonds then outstanding; (b) to reimburse the Credit Provider with respect to any draw on the Letter of Credit made for the redemption of Bonds in Authorized Denominations, to the maximum degree permissible, and at the earliest possible dates at which the Bonds can be redeemed pursuant to Section 4.1 of this Indenture; (c) for transfer to the Interest Account of the Bond Fund or (d) to redeem Bonds in Authorized Denominations, to the maximum degree permissible, and at the earliest possible dates at which the Bonds can be redeemed pursuant to Section 4.1 of this Indenture.  Notwithstanding Section 5.5 hereof, the moneys in the Surplus Account shall be invested at the specific written instruction of the Borrower to the Trustee at a yield no higher than the Yield on the Outstanding Bonds (unless in an opinion of Bond Counsel addressed to the Trustee investment at a higher Yield would not cause interest on the Series 2011 Bonds to become no longer Tax-exempt), and all such investment income shall be deposited in the Surplus Account and expended or reinvested as provided above.

In the event of redemption of all the Bonds pursuant to Section 4.1 hereof or an Event of Default which causes acceleration of the Bonds, any moneys then remaining in the Project Fund shall be transferred to the Bond Fund and all moneys in the Bond Fund shall be used to reimburse the Credit Provider for draws on the Letter of Credit so used to redeem Bonds or to redeem Bonds if no Letter of Credit is in effect.

Section 3.4.            Costs of Issuance Fund.     The Trustee does hereby establish the Costs of Issuance Fund to be designated the “Costs of Issuance Fund” and an account within such fund to be designated the “Costs of Issuance Account.”  The moneys in the Costs of Issuance Fund shall be held by the Trustee in trust and applied to the payment of Costs of Issuance for the Bonds, upon a requisition filed with the Trustee, in the form attached hereto as Exhibit C, signed by an Authorized Representative of the Borrower.  Any money remaining in the Costs of Issuance Fund after the Borrower has sent written notice to the Trustee that all Costs of Issuance have been paid, shall be transferred to the Project Fund and such fund shall be closed.

ARTICLE IV
REDEMPTION AND PURCHASE OF BONDS

Section 4.1.                Terms of Redemption of Bonds.  The Series 2011 Bonds are subject to redemption if and to the extent the Borrower is entitled to make, or is required to make, a prepayment pursuant to Article VIII of the Agreement.  All such prepayments shall be deposited in the Redemption Account, which Redemption Account the Trustee shall establish and maintain within the Bond Fund as further provided in Section 5.2 hereof.  The Issuer shall not call the Bonds for optional redemption, and the Trustee shall not give notice of any such redemption, unless the Borrower has so directed in writing.  The Bonds shall be subject to redemption upon the following terms:

(a)           Mandatory Redemption Upon Invalidity or a Determination of Taxability.  If the Agreement is determined to be invalid or a Determination of Taxability occurs, all Series 2011 Bonds Outstanding on the date of the determination of invalidity or the occurrence of such Determination of Taxability shall be redeemed in whole (or in part if the Borrower deliver an Approving Opinion to the Trustee) at any time within 60 days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

(b)           Optional Redemption Upon Occurrence of Extraordinary Events.  During any Term Interest Rate Period, the Series 2011 Bonds may be redeemed in whole or in part on any date, at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the date of redemption, upon receipt by the Trustee of a specific written notice from the Borrower stating that any of the following events has occurred:

(i)            The Project or a portion thereof shall have been damaged or destroyed (in whole or in part) by fire or other casualty for which proceeds of the insurance required to be and actually maintained by the Borrower pursuant to the Agreement are available (a) to such extent that, in the opinion of an Independent Engineer expressed in a certificate filed with the Issuer and the Trustee, it is not practicable or desirable to rebuild, repair or restore the Project or such portion thereof within a period of six consecutive months following such damage or destruction or (b) to such extent that, in the opinion of an Independent Engineer expressed in a certificate filed with the Issuer and the Trustee, the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion thereof for a period of six consecutive months.; or

(ii)           Title to, or the temporary use of, all or substantially all the Project or a portion thereof shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority, including such a taking or takings as results or is likely to result, in the opinion of an Independent Engineer expressed in a certificate filed with the Issuer and the Trustee, in the Borrower being thereby prevented from carrying on its normal operations at the Project or such portion thereof for a period of six consecutive months or results or is likely to result in rendering the Project or such portion thereof, in the opinion of an Independent Engineer, unsuitable for use by the Borrower for a period of six consecutive months or longer; or

(iii)                               Any court or administrative body shall enter a judgment, order or decree after the contest thereof by the Borrower in good faith (and not resulting from the Borrower’s failure to comply with applicable law) requiring the Borrower to cease all or any substantial part of its operations at the Project or a portion thereof, to such extent that, in the opinion of an Independent Engineer expressed in a certificate filed with the Issuer and the Trustee, the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion thereof for a period of six consecutive months

(c)                                  Optional Redemption during Weekly Interest Rate Period and on any Conversion Date.  On any Business Day during a Weekly Interest Rate Period and on any Conversion Date, the Series 2011 Bonds may be redeemed by the Trustee, at the option of the Issuer upon written direction of the Borrower as provided in Section 8.5 of the Agreement, in whole or in part, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

(d)                                 Optional Redemption during Term Interest Rate Period.  The Series 2011 Bonds shall be subject to redemption in whole or in part, at the option of the Issuer upon written direction of the Borrower as provided in Sections 8.2 and 8.5 of the Agreement, at the times and at the redemption price plus accrued interest, if any, to the redemption date, as follows:

December 1, 2017 through May 31, 2018 at 100.5% of the principal amount thereof; and

June 1, 2018 through December 1, 2024 at 100% of the principal amount thereof.

(e)                                  Mandatory Sinking Fund Redemption.  The Trustee shall redeem the Bonds maturing on December 1, 2011, in year and in principal amount and at a price of 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date as follows:

Year	Amount
2011 (maturity)	$800,000

The Trustee shall redeem the Bonds maturing on December 1, 2013, in years and in principal amounts and at a price of 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date as follows:

Year	Amount
2012	$700,000
2013 (maturity)	2,200,000

The Trustee shall redeem the Bonds maturing on December 1, 2015, in years and in principal amounts and at a price of 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date as follows:

Year	Amount
2014	$2,415,000
2015 (maturity)	2,540,000

The Trustee shall redeem the Bonds maturing on December 1, 2017, in years and in principal amounts and at a price of 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date as follows:

Year	Amount
2016	$2,675,000
2017 (maturity)	2,830,000

The Trustee shall redeem the Bonds maturing on December 1, 2024, in years and in principal amounts and at a price of 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date as follows:

Year	Amount
2018	$3,000,000
2019	3,210,000
2020	3,440,000
2021	3,680,000
2022	3,940,000
2023	4,220,000
2024 (final maturity)	4,550,000

(f)                                    Mandatory Redemption Upon Project Completion and Transfer of Funds to Surplus Account.  The Series 2011 Bonds shall be redeemed, at the direction of the Borrower, from amounts transferred to the Surplus Account upon completion of the Project in accordance with Section 3.3 hereof upon the next succeeding Interest Payment Date, at a redemption price equal to the principal amount of Series 2011 Bonds to be redeemed, plus accrued interest, if any, to the redemption date, without premium.

In the event of an optional redemption pursuant to Section 4.1(b),(c) and(d), the Borrower shall provide the Trustee with a revised sinking fund schedule giving effect to the optional redemption so completed.

Section 4.2.                                               Selection of Bonds for Redemption.  Whenever provision is made in this Indenture for the redemption of less than all of the Bonds, the Trustee shall select the Bonds to be redeemed from all Bonds or such given portion thereof not previously called for redemption by lot in any manner which the Trustee in its sole discretion shall deem appropriate and fair; provided that Bank Bonds shall be selected prior to any other Bonds.  Redemption shall be done so that no Bond shall remain Outstanding in an amount that is not an Authorized Denomination.

Section 4.3.                                               Notice of Redemption.

(a)                                  Notice of redemption shall be mailed by first class mail not less than thirty (30) days (15 days in case of redemption under Section 4.1(b)) nor more than sixty

(60) days before such redemption date, to the respective Holders of any Bonds designated for redemption at their addresses on the registration books maintained by the Bond Registrar.  Each notice of redemption shall state the redemption date, the place or places of redemption, if less than all of the Bonds are to be redeemed, the distinctive number(s) of the Bonds to be redeemed, and in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed.  Subject to the second succeeding sentence, each such notice shall also state that on said date there will become due and payable on each of said Bonds the principal thereof or of said specified portion of the principal thereof in the case of a Bond to be redeemed in part only, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Bonds be then surrendered.  Neither failure to receive such notice nor any defect therein shall affect the sufficiency of such redemption.  With respect to any notice of optional redemption of Bonds at the specific written direction of the Borrower, unless upon the giving of such notice Bonds shall be deemed to have been paid within the meaning of Article X, such notice may state (if so directed by the Borrower in writing to the Trustee) that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys (or Available Moneys if a Letter of Credit is then in effect) sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no further force and effect and the Issuer shall not be required to redeem such Bonds.  In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice to such Holders, in the manner in which the notice of redemption was given, that such moneys were not so received.

(b)                                 Notice of redemption of the Bonds shall be given by the Trustee, at the expense of the Borrower, for and on behalf of the Issuer.

(c)                                  At the same time that it sends notice of redemption to Holders of the Bonds, the Trustee shall also send a copy of the notice by first class mail, by telecopy or by overnight delivery to the Remarketing Agent, to the Tender Agent, to the Credit Provider, to the Securities Depositories and to the Municipal Securities Rulemaking Board.  Failure to provide notice to the Remarketing Agent, to the Tender Agent, to the Credit Provider, to the Securities Depositories or to the Municipal Securities Rulemaking Board shall not affect the validity of proceedings for the redemption of the Bonds.

Section 4.4.                                               Partial Redemption of Bonds.  Upon surrender of any Bond redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Borrower, a new Bond or Bonds of Authorized Denominations equal in aggregate principal amount to the unredeemed portion of the Bond surrendered.

Section 4.5.                                               Effect of Redemption of Bonds.  Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price of, together with interest accrued to the date fixed for redemption on, the Bonds (or portions thereof) so called for redemption being held by the Trustee on the redemption date designated in such notice, the Bonds (or portions thereof) so called for redemption shall become due and payable, interest on the Bonds so called for redemption shall cease to accrue, said Bonds (or portions thereof) shall cease to be entitled to any benefit or security under this Indenture (except for payment of particular Bonds for which moneys are being held by the Trustee and which money shall be pledged to such payment), and the Holders of said Bonds shall have no rights in respect thereof except to receive payment of said principal, premium, if any, and interest accrued to the date fixed for redemption.

All Bonds redeemed pursuant to the provisions of this Article shall be canceled upon surrender thereof and shall be disposed of by the Trustee in its customary manner, which shall thereupon deliver to the Issuer a certificate evidencing such disposal.

Section 4.6.                                               Mandatory Tender for Purchase of Bonds.

(a)                                  (i)                                     On any Conversion Date for the Bonds,

(ii)                                  On the last Business Day not less than five (5) calendar days preceding the expiration date of any then current Letter of Credit if no Alternate Letter of Credit will be provided, except that if subparagraph 4.6(a)(i) will also apply, this subparagraph will not apply, and

(iii)                               During a Weekly Interest Rate Period, on the effective date of any Letter of Credit or Alternate Letter of Credit complying with the requirements of Section 5.11 of the Agreement (or if such date is not a Business Day on the next succeeding Business Day), the Holder or Direct Participant of each Bond shall tender such Bond for purchase as provided below and such Bond shall be purchased or deemed purchased as provided in Section 4.7(a)(iii) hereof at a Purchase Price equal to the principal amount thereof plus accrued and unpaid interest thereon.  Subject to Section 4.7(g) hereof, payment of the Purchase Price of such Bond shall be made by 2:30 p.m. (New York City time), in the same manner as payment of interest on the Bonds, to the Bondholders of record, on the Record Date.  If the Bonds are not Book-Entry Bonds, the Holders shall deliver the Bonds no later than 2:30 p.m. (New York City time) on the Purchase Date to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, with the signatures guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs.  If the Bonds are Book-Entry Bonds, on the Purchase Date, the tendering Direct Participants shall transfer, on the registration books of DTC, the beneficial ownership interests in the Bonds tendered for purchase to the account of the Trustee or a Direct Participant acting on behalf of the Trustee.

(b)                                 Any instrument delivered to the Trustee or Tender Agent in accordance with this Section shall be irrevocable with respect to the mandatory purchase for which such instrument was delivered and shall be binding upon any subsequent Bondholder or Direct Participant of the Bond to which it relates, including any Bond issued in exchange therefor or upon the registration of transfer thereof and as of the date of such instrument.

(c)                                  (i)                                     Whenever the Borrower has delivered to the Trustee a notice of the delivery of a Letter of Credit or an Alternate Letter of Credit pursuant to Section 5.11 of the Agreement, the Trustee shall mail by first class mail a notice to all Holders of the

Bonds stating:  (A) the name of the issuer of the Letter of Credit or Alternate Letter of Credit, (B) the date on which the Letter of Credit or Alternate Letter of Credit will become effective, which date shall not be less than twenty (20) calendar days prior to the stated expiration date of the existing Letter of Credit in the case of an Alternate Letter of Credit, (C) the rating expected to apply to the Bonds after the Letter of Credit or Alternate Letter of Credit is delivered, (D) in the case of a Letter of Credit delivered during a Weekly Interest Rate Period, that the Bonds will be subject to mandatory tender for purchase on the effective date of the Letter of Credit or Alternate Letter of Credit (or if not a Business Day on the next succeeding Business Day), and (E) information on where such Bonds are to be delivered.  Such notice shall be mailed at least ten (10) days prior to the effective date of the Letter of Credit or Alternate Letter of Credit, and a copy of such notice shall be provided to the Remarketing Agent and the Credit Provider.

(ii)                                  The Trustee shall provide notice to the Issuer, each Rating Agency then rating the Bonds, the Remarketing Agent and the Borrower upon the receipt of any Alternate Letter of Credit.

(iii)                               In the event of a mandatory tender pursuant to Section 4.6(a)(ii) hereof, the Trustee shall mail by first class mail a notice to all Holders of the Bonds stating that the Bonds will be subject to mandatory tender on the last Business Day not less than five (5) calendar days preceding the expiration date of the Letter of Credit.  Such notice shall be mailed at least thirty (30) days prior to the expiration date of the Letter of Credit and a copy of such notice shall be provided to the Credit Provider and the Remarketing Agent.

Section 4.7.                                               Purchase and Remarketing of Bonds.

(a)                                  Purchase of Bonds.  Whenever the Bonds are Book-Entry Bonds, all references in this Section 4.7 to the Tender Agent shall instead mean the Trustee, as the context may require.

(i)                                     As soon as practicable but in any event no later than  12:00 noon (New York City time) on the Business Day after a Tender Notice is received during a Weekly Interest Rate Period, the Tender Agent shall give telephonic, telegraphic or telecopier notice, promptly confirmed in writing, to the Trustee, the Borrower and the Remarketing Agent, specifying the principal amount of Bonds tendered pursuant to Section 2.4(a) hereof and the Purchase Date.  The Trustee shall promptly supply the same notice to the Credit Provider.

(ii)                                  The Tender Agent shall purchase, but only from the sources listed below, Bonds required to be purchased in accordance with Section 4.6 or 4.8 or tendered pursuant to Section 2.4(a) hereof from the Holders thereof by 2:30 p.m. (New York City time) on the date such Bonds are required to be purchased at the Purchase Price provided in Section 4.6 or Section 2.4(a) hereof.  Funds for the payment of such Purchase Price shall be derived from the following sources in the order of priority indicated:

(A)                              the proceeds of the sale of the Bonds (but only such remarketing proceeds as are received from purchasers of the Bonds pursuant to Section 4.7(b) hereof) furnished to the Tender Agent by the Trustee, which shall have received such funds from the Remarketing Agent; provided, however, that while a Letter of Credit is then in effect such proceeds shall not have been derived from the Issuer, the Borrower unless subparagraph (C) below applies;

(B)                                moneys furnished to the Tender Agent representing the proceeds of a draw under the Letter of Credit; and

(C)                                only if the Credit Provider has failed to pay a drawing on the Letter of Credit, if the Letter of Credit has been repudiated or if there is no Letter of Credit, and the sources in subparagraphs (A) and (B) above are insufficient, from Purchase Price Payments furnished by the Borrower to the Tender Agent.

(iii)                               The provisions of this Section 4.7(a)(iii) shall not apply at any time that the Bonds are Book-Entry Bonds.  With respect to any Bonds tendered for purchase or required to be tendered for purchase for which sufficient funds to accomplish such purchase are available to the Tender Agent at the respective times at which payment of the Purchase Price is to be made as provided herein:

(A)                              Such Bonds shall be deemed purchased for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been presented to the Tender Agent, and the former Holder or Holders of such Bonds shall have no claim thereon, under this Indenture or otherwise, for any amount other than the Purchase Price thereof and such Bonds shall no longer be deemed to be Outstanding for purposes of this Indenture and the Bond Registrar shall so note on the Bond Register for the Bonds.

(B)                                Subject to Section 4.7(g) hereof, in the event that any Bonds shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold the moneys for the Purchase Price of such Bonds in trust, uninvested, as provided in Section 5.5 hereof for the benefit of the former Holders of such Bonds, who shall thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the Purchase Price of such Bonds.

(C)                                In the event that any Bonds shall not be presented to the Tender Agent at the time specified in Section 2.4, 4.6 or 4.8 hereof (each, an “Undelivered Bond”), then the Issuer shall execute and deliver to the Tender Agent, and the Tender Agent shall deliver to the Trustee for authentication, a new Bond or Bonds, as the case may be, in an aggregate principal amount equal to the principal amount of the Undelivered Bonds bearing a number or numbers not contemporaneously outstanding.  Every Bond authenticated and delivered as provided in the preceding sentence shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.  The Tender Agent shall maintain a record of any Undelivered Bonds, together with the names and addresses of the former Holders thereof.

(D)                               In case any Bonds which have been deemed purchased as provided in Section 4.7(a)(iii)(A) hereof are delivered to the Tender Agent subsequent to the date and time specified for such delivery for payment of the Purchase Price thereof at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Holder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs on any Business Day, the Tender Agent shall (subject to Section 4.7(g) hereof) pay the Purchase Price of such Bond to the Holder no later than 12:30 p.m. (New York City time) on the next succeeding Business Day.  Any such Bond so delivered to the Tender Agent shall be canceled and delivered to the Trustee.

(b)                                 Notice of Interest Rates; Remarketing of Bonds; Restrictions on Remarketing.

(i)                                     The Remarketing Agent shall determine the rate of interest to be borne by the Bonds as provided in Section 2.3 hereof and shall furnish to the Trustee, the Credit Provider and the Tender Agent in a timely manner all information necessary for the Tender Agent and the Trustee to carry out their respective duties hereunder, including, but not limited to, the interest rates applicable to all Bonds.

(ii)                                  The Remarketing Agent shall periodically inform the Trustee, the Credit Provider, and DTC pursuant to the letter of representations described in Section 2.11(e) hereof, if so requested, of the rate of interest borne by the Bonds from time to time.

(iii)                               The Remarketing Agent shall, pursuant to the Remarketing Agreement, use its best efforts to sell any Bonds tendered for purchase to new purchasers, and shall arrange for the Purchase Price of remarketed Bonds to be deposited with the Trustee.  Not later than 11:00 a.m. (New York City time), or, if no Letter of Credit is in effect, not later than 1:30 p.m. (New York City time) on the Purchase Date, the Remarketing Agent shall notify in writing the Tender Agent, the Trustee, the Borrower and the Credit Provider, of (A) the amount of Bonds which have been remarketed and for which remarketing proceeds have been deposited with the Trustee and the name, address and taxpayer identification number of the new purchasers and the denominations with respect to which such remarketed Bonds are to be registered and (B) if applicable, the amount required to be drawn under the Letter of Credit or, if no Letter of Credit is in effect, the amount required to be provided by the Borrower to provide sufficient funds to purchase the Bonds actually tendered or deemed tendered for which no remarketing proceeds are available as of the time of such notice.

(iv)                              While a Letter of Credit is then in effect, the Remarketing Agent shall not sell any Bonds to the Issuer, the Borrower or any affiliate of the Issuer or the Borrower, except under the circumstances described in Section 4.7(d)(ii).

(c)                                  Delivery of Remarketed Bonds.

(i)                                     The Tender Agent and the Trustee shall each hold all Bonds delivered to them respectively in trust for the benefit of the respective Holders which shall have so delivered such Bonds or for the Direct Participants who have transferred their interests in the Book-Entry Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Holders or Direct Participants.  The Trustee, for Book-Entry Bonds, or the Tender Agent (or after five days, as provided in Section 4.7(g), the Trustee) for non-Book-Entry Bonds shall each hold all moneys for the purchase of

Bonds in trust in non-commingled funds, uninvested, for the benefit of the person or entity which shall have so delivered such moneys until Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity.  Neither the Issuer nor the Borrower shall have any right, title, or interest in or to any moneys held by the Trustee, the Tender Agent or the Remarketing Agent or pursuant to Section 4.7(g) hereof.  Bonds purchased with moneys described in Section 4.7(a)(ii)(A) hereof, including without limitation Bonds issued in place of such Bonds pursuant to Section 4.7(a)(iii)(C) hereof, shall be registered as directed by the Trustee (based on specific written instructions received from the Remarketing Agent) and made available to the Remarketing Agent by 2:00 p.m. (New York City time) on the date of such purchase or transferred on the registration books of DTC on the date of such purchase or the date the ownership interest shall be transferred to the new Direct Participants on the books of DTC, against payment in immediately available funds or evidence of immediately available funds in the form of a federal reserve wire number.

(ii)                                  Bonds purchased with moneys obtained by a drawing on a Letter of Credit (the “Bank Bonds”), including without limitation Bonds issued in place of such Bonds pursuant to Section 4.7(a)(iii)(C) hereof, shall be registered in the name of the Credit Provider on the registration books of DTC in accordance with DTC’s rules with respect to Book-Entry Bonds, or, if not Book-Entry Bonds, shall be registered in the name of the Credit Provider and delivered to the Credit Provider or an agent designated by the Credit Provider.  The Remarketing Agent shall seek to remarket any such Bank Bonds prior to remarketing any other Bonds tendered for purchase.  The proceeds of any remarketing of Bank Bonds shall, except as provided in Section 4.7(d)(i), be delivered to the Credit Provider.  Upon receipt by the Credit Provider of funds representing the proceeds of the remarketing of Bank Bonds, the Credit Provider shall notify the Trustee of the receipt and amount of such funds and the Trustee shall cause Bonds in place of such Bank Bonds to be made available for pick-up by the Remarketing Agent for subsequent delivery to the purchasers thereof, or the ownership interest shall be transferred to the new Direct Participants on the books of DTC.  Prior to such delivery, the Trustee or the Tender Agent shall have received written confirmation from the Credit Provider of the reinstatement of the Letter of Credit in the amount equal to the proceeds of the remarketed Bank Bonds actually received by the Credit Provider.

(iii)                               In the event that the Remarketing Agent is able to remarket any Bonds required to be purchased pursuant to Section 2.4, 4.6 or 4.8 hereof after the time on which the Remarketing Agent is required to provide notice to the Trustee as specified in Section 4.7(b)(iii), or after the Trustee has given notice to the Borrower pursuant to Section 4.7(d)(ii) if no Letter of Credit is then in effect, the Remarketing Agent shall give notice in the manner and containing the details set forth in said Section 4.7(b)(iii), as soon as practicable after such remarketing, and the Bonds shall be registered in the names of the purchasers thereof and made available to the Remarketing Agent as soon as practicable thereafter on such date or the next succeeding Business Day or transferred on the registration books of DTC to the account of Direct Participants furnished to the Trustee or Tender Agent, as applicable, by the Remarketing Agent.

(iv)                              If any Bond is tendered after a notice of redemption for such Bond has been given, the Remarketing Agent will give the redemption notice to any purchaser of such Bond or to DTC if a Book-Entry Bond and the purchaser (including a Direct Participant) shall acknowledge receipt of such redemption notice.

(d)                                 Draws Upon a Letter of Credit.

(i)                                     If a Letter of Credit is in effect, the Trustee shall determine the amount necessary and shall draw on the Letter of Credit in an amount necessary and in sufficient time (as set forth by the terms of the Letter of Credit) so as to provide to the Trustee or Tender Agent, as applicable, the balance of the funds needed to purchase tendered Bonds under Section 2.4, 4.6 or 4.8 hereof by 1:30 p.m. (New York City time) on the Purchase Date, taking into account the remarketing proceeds received by the Trustee in conformance with the Remarketing Agent’s notice pursuant to Section 4.7(b)(iii) hereof.  If the Remarketing Agent remarkets Bonds after giving the notice pursuant to Section 4.7(b)(iii) hereof, the Remarketing Agent (A) if a Letter of Credit is in effect and the Credit Provider has honored the drawing for the Purchase Price, shall deliver such remarketing proceeds to the Credit Provider as provided in Section 4.7(c)(ii) or (B) if a Letter of Credit has been dishonored or is not in effect, deliver such proceeds to the Trustee, which will use the remarketing proceeds to pay the Purchase Price if the same has not been paid or will transfer the remarketing proceeds to the Borrower to reimburse the Borrower for its payment of the Purchase Price.  The Trustee shall transfer to the Credit Provider any excess moneys received from a draw on the Letter of Credit that are not needed to pay the Purchase Price of the Bonds on the Purchase Date.  If the Trustee submits a draw request on the Letter of Credit by facsimile, the Trustee shall telephonically confirm with the Credit Provider the terms of such draw request.

(ii)                                  If the Trustee has made a drawing on the Letter of Credit and the Credit Provider fails to make a payment for the Purchase Price of tendered Bonds by 1:30 p.m. (New York City time) on the Purchase Date or the Letter of Credit has been repudiated, or if there is no Letter of Credit and the Trustee does not have sufficient funds from remarketing of the Bonds by 1:30 p.m. (New York City time), the Trustee shall immediately notify the Borrower by telephone promptly confirmed in writing and request payment from the Borrower in accordance with the provisions of Section 4.7(a)(ii)(C) hereof of the Purchase Price in immediately available funds by 2:00 p.m. (New York City time) on the Purchase Date, and in the event the Bonds are not Book-Entry Bonds, the Trustee will direct the Borrower to transfer the funds to the Tender Agent.

(e)                                  Delivery of Proceeds of Sale.  Upon receipt, the proceeds of the remarketing by the Remarketing Agent of any Bonds shall be immediately applied by the Trustee or the Tender Agent, as applicable, to the payment of the Purchase Price of Bonds to the Holders or Beneficial Owners thereof pursuant to Section 4.7(a)(ii)(A) hereof or to the reimbursement of the Credit Provider, the Borrower for such payment pursuant to Section 4.7(d)(i).  The Trustee or Tender Agent, as applicable, will make the Bonds available for delivery to the Remarketing Agent and will register such Bonds pursuant to the instructions of the Remarketing Agent or will direct the transfer on the registration books of DTC pursuant to the instructions of the Remarketing Agent or, in the case of the remarketing of Bonds which constitute Bank Bonds, as provided in Section 4.7(c)(ii) hereof.  In making payments to the Credit Provider, the Trustee may conclusively assume that the Credit Provider has not been repaid from any other sources.  To the extent that the Credit Provider is repaid with proceeds of the sale of Bank Bonds by the Remarketing Agent, new Bonds shall be registered and delivered (or ownership interests transferred) as provided in Section 4.7(c)(i) hereof.

(f)                                    No Remarketing During Default.  Notwithstanding any other provision of this Indenture, there shall be no remarketing of Bonds under Section 4.7(b)(iii) hereof during an Event of Default under Article VII hereof.

(g)                                 Unclaimed Moneys.  The Tender Agent shall, at the end of the fifth Business Day after a Purchase Date, transfer to the Trustee all funds then held on hand by virtue of the fact that Bonds deemed tendered on such date were not presented for purchase to the Tender Agent in accordance with the provisions of Sections 4.7(a)(iii) or 4.7(c) hereof, such funds to be held by the Trustee in trust, in a segregated account for the benefit of the Bondholders (the “Unclaimed Moneys Fund”), for the payment of the Purchase Price thereof to the former Holders of such Bonds as required by the provisions of Sections 4.7(a)(iii) or 4.7(c) hereof.  The Trustee shall pay such Purchase Price from such amounts by check or draft of the Trustee made payable to the party entitled to such payment as soon as practicable after such party surrenders the Bond or Bonds so deemed purchased to the Trustee.  Any such moneys so held in trust by the Trustee shall be held uninvested until paid to the person entitled thereto or disposed of as provided by law.

Section 4.8.                                               Purchase in Lieu of Optional Redemption.  At the direction of an Authorized Representative of the Borrower, the Issuer shall cause the Bonds to be purchased in lieu of redemption pursuant to Section 4.1(c) (other than on any Conversion Date), (d) or (e) hereof, by delivering to the Trustee on or prior to the Business Day preceding the redemption date a written direction of the Borrower specifying that the Bonds shall not be redeemed, but instead shall be subject to purchase pursuant to this Section 4.8.  The Trustee shall send a copy of such written direction of the Borrower as soon as practicable to the Credit Provider, if applicable.  Upon delivery of such notice, the Bonds shall not be redeemed but shall instead be subject to mandatory tender at a Purchase Price equal to the redemption price at which the Bonds would have been redeemed hereunder on a Purchase Date (the date that would have been the redemption date); provided that the payment of funds from remarketing proceeds or funds from the Borrower or draws under the Letter of Credit in an amount equal to the Purchase Price shall be made to the Trustee on or prior to the Purchase Date.  Following such purchase, the Trustee shall cause the Bonds to be registered upon the direction of the Borrower and deliver such Bonds as directed by the Borrower.  In the event of a purchase under this Section 4.8, the Trustee may purchase such Bonds at public or private sale as and when and at such purchase prices (including brokerage and other charges, and accrued interest) as the Borrower may in its discretion determine, but not in excess of the principal amount thereof plus accrued interest to the purchase date; provided, however, that in the event of a purchase as a result of a redemption under Section 4.1(e), no Bonds shall be purchased by the Trustee under this Section  4.8 with a settlement date more than 45 days prior to the redemption date, and the principal amount of any Bonds so purchased by the Trustee in any twelve-month period ending 60 days prior to any June 1 or December 1 in any year shall be credited towards and shall reduce the principal amount of such Bonds required to be redeemed in such year pursuant to Section 4.1(e).

ARTICLE V
REVENUES; FUNDS AND ACCOUNTS;
PAYMENT OF PRINCIPAL AND INTEREST

Section 5.1.                                               Pledge and Assignment; Revenues.

(a)                                  Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all of the Revenues and any other amounts (including proceeds of the sale of Bonds) held in any fund or account established pursuant to this Indenture (except the Rebate Fund) are hereby pledged to secure the full payment of the principal of, premium, if any, Purchase Price of and interest on the Bonds in accordance with their terms and the provisions of this Indenture and thereafter to secure any amounts due from the Borrower to the Credit Provider pursuant to the Reimbursement Agreement with respect to any Letter of Credit.  Notwithstanding any other provision of this Indenture, moneys in the account created by Section 4.7(g) hereof shall be held solely for the benefit of the former holders of Bonds as provided in Section 4.7(g).  Said pledge shall constitute a lien on and security interest in such assets and shall attach, be perfected and be valid and binding from and after delivery by the Trustee of the Bonds, without any physical delivery thereof or further act.

(b)                                 The Issuer hereby transfers in trust, and assigns to the Trustee, for the benefit of the Holders from time to time of the Bonds, and thereafter any Credit Provider, all of the Revenues and other assets pledged in subsection (a) of this Section and all of the right, title and interest of the Issuer in the Agreement (except for Unassigned Issuer Rights).  The Trustee shall be entitled to and shall collect and receive all of the Revenues and any such Revenues collected or received by the Issuer shall be deemed to be held, and to have been collected or received, by the Issuer as the agent of the Trustee and shall forthwith be paid by the Issuer to the Trustee.  The Trustee also shall be entitled to and shall take all steps, actions and proceedings reasonably necessary in its judgment to enforce, either jointly with the Issuer or separately, all of the rights of the Issuer and all of the obligations of the Borrower under the Agreement.

Section 5.2.                                               Bond Fund; Priority of Moneys in Bond Fund; Letter of Credit Account

(a)                                  The Trustee shall establish and maintain a separate trust fund designated the Bond Fund and separate accounts therein designated as the Interest Account, the Principal Account and the Redemption Account.  Any amount held by the Trustee in the Bond Fund on the due date for a Loan Payment under the Agreement shall be credited against the installment due on such date to the extent available for such purpose under the terms of this Indenture and the Agreement; provided, however, any such amounts held by it while the Depository Agreement is in effect shall be transferred to the Depository Bank as caused by the Borrower pursuant to Section 4.2(a)(1) or (2) of the Loan Agreement.  Upon the receipt thereof, the Trustee shall deposit in the Bond Fund all accrued interest paid upon the sale of the Bonds, if any, funds transferred from the Project Fund pursuant to Section 3.3 hereof, and all Revenues (except as otherwise provided herein), which shall be held in trust, and which shall be disbursed and applied only as hereinafter authorized.

(b)                                 Funds for the payment of the principal or redemption price of and interest on the Bonds shall be derived from the following sources in the order of priority indicated in each of the accounts in the Bond Fund; provided however, that amounts in the respective accounts in the Bond Fund shall be used to pay when due (whether upon redemption, purchase, acceleration, Interest Payment Date, maturity or otherwise) the principal or redemption price of and interest on the Bonds held by Holders other than the Credit Provider or the Borrower prior to the payment of the principal and interest on the Bonds held by the Credit Provider or the Borrower:

(i)                                     moneys paid into the Letter of Credit Account of the Bond Fund from a draw by the Trustee under the Letter of Credit;

(ii)                                  moneys paid into the Interest Account, if any, representing accrued interest received at the initial sale of the Bonds and proceeds from the investment thereof which shall be applied to the payment of interest on such Bonds;

(iii)                               moneys paid into the Bond Fund pursuant to Section 10.1(b) hereof and proceeds from the investment thereof which, while a Letter of Credit is then in effect, constitute Available Moneys;

(iv)                              any other moneys (other than from draws on the Letter of Credit) paid into and deposited in the Bond Fund and proceeds from the investment thereof, which, while a Letter of Credit is then in effect, constitute Available Moneys; and

(v)                                 any other moneys paid into and deposited in the Bond Fund by the Borrower and proceeds from the investment thereof, which are not Available Moneys.

The Trustee shall create within the Bond Fund a separate account called the “Letter of Credit Account,” into which all moneys drawn under the Letter of Credit shall be deposited and disbursed.  None of the Borrower or the Issuer shall have any rights to or interest in the Letter of Credit Account.  The Letter of Credit Account shall be established and maintained by the Trustee and held in trust apart from all other moneys and securities held under this Indenture or otherwise, and over which the Trustee shall have the exclusive and sole right of withdrawal for the exclusive benefit of the Holders of the Bonds with respect to which such drawing was made.  No moneys from the Letter of Credit Account may in any circumstance be used to pay principal or interest on any Bank Bonds.

When notified by the Borrower in writing of the intent to create Available Moneys, the Trustee shall establish within the Interest Account, Principal Account or Redemption Account one or more subaccounts to facilitate the calculation of the aging of moneys deposited with the Trustee until they become Available Moneys.

(c)                                  (i)                                     The Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof in an amount necessary to make timely payments of principal of, premium, if any, and interest on the Bonds, other than Bonds owned by or for the account of the Issuer, the Borrower or the Credit Provider, on each Interest Payment Date and when due whether at maturity, redemption, acceleration or otherwise.  In addition, the Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments of the Purchase Price required to be made pursuant to, and in accordance with, Section 4.7(d) hereof.

(ii)                                  Immediately after making a drawing under the Letter of Credit which has been honored, the Trustee shall reimburse the Credit Provider for the amount of the drawing using moneys, if any, contained in:

(A)                              the Interest Account, if the drawing was to pay interest on the Bonds;

(B)                                the Principal Account, if the drawing was to pay principal on the Bonds; and

(C)                                the Redemption Account, if the drawing was to redeem Bonds.

(d)                                 If at any time there shall have been delivered to the Trustee an Alternate Letter of Credit pursuant to Section 5.11 of the Agreement, then the Trustee shall accept such Alternate Letter of Credit and promptly surrender the then held Letter of Credit to the Credit Provider, in accordance with the terms of such Letter of Credit, for cancellation.  If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the Letter of Credit to the Credit Provider, in accordance with the terms of the Letter of Credit, for cancellation.  The Trustee shall comply with the procedures set forth in the Letter of Credit relating to the termination thereof.

(e)                                  If at any time the Trustee has made a drawing on the Letter of Credit for principal of, premium, if any, or interest due on the Bonds, and the Credit Provider has failed to make payment within the time specified in the Letter of Credit or the Letter of Credit has been repudiated, the Trustee shall notify immediately the Borrower by telephone promptly confirmed in writing and request payment of the amount due pursuant to Section 4.2(a) of the Agreement in immediately available funds by 2:45 p.m. (New York City time) on the Bond Payment Date (as defined in Section 4.2 of the Agreement).  The Trustee agrees to give a similar notice with respect to a drawing on the Letter of Credit for Purchase Price Payments pursuant to Section 4.7(d)(ii) hereof.

Section 5.3.                                               Debt Service Reserve Fund.  There is hereby created and established with the Trustee a trust fund designated the Debt Service Reserve Fund.  The Debt Service Reserve Fund shall be funded initially in part as provided in Section 3.2 hereof and thereafter to an amount equal to the Debt Service Reserve Fund Requirement as provided in the Depository Agreement.  Amounts in the Debt Service Reserve Fund (including interest earnings thereon) shall be transferred to the Bond Fund (i) if and to the extent necessary so that on any Interest Payment Date the amount on deposit in the Bond Fund is sufficient to pay the principal and interest then due on the Bonds if the Borrower fails to make the regularly scheduled payment on or before such date, or (ii) as directed by the Borrower in order to make the final payments of principal of and interest on the Bonds on December 1, 2024.  The Trustee shall also transfer, on each June 1 and December 1, amounts from the Debt Service Reserve Fund to the Bond Fund to the extent amounts therein exceed the Debt Service Reserve Fund Requirement.

Notwithstanding anything in this Section 5.3 to the contrary, in connection with a redemption of all of the Bonds pursuant to Section 4.1(a), (b) or (c) of this Indenture, the Trustee shall liquidate the Debt Service Reserve Fund and shall apply such funds to the redemption of such Bonds or otherwise apply such funds as may be permitted by an opinion of Bond Counsel delivered to the Issuer and the Trustee.

Anything in this Indenture to the contrary notwithstanding, except as provided in Section 7.3 hereof, amounts on deposit in the Debt Service Reserve Fund shall be used to pay the principal of, premium, if any, and interest on the Bonds.

Section 5.4.                                               Letter of Credit.  The Trustee shall hold and maintain any Letter of Credit for the benefit of the Bondholders until the Letter of Credit expires in accordance with its terms.  Prior to the commencement of any Interest Rate Period for which a Letter of Credit will not be in effect, the Borrower shall furnish an Approving Opinion addressed to the Issuer and to the Trustee.  The Trustee shall enforce all terms, covenants and conditions of any Letter of Credit, including payment when due of any draws on the Letter of Credit, and the provisions relating to the payment of draws on, and reinstatement of amounts that may be drawn under, the Letter of Credit, and will not consent to, agree to or permit any amendment or modification of the Letter of Credit that would materially adversely affect the rights or security of the Holders of the Bonds.  If at any time during the term of a Letter of Credit any successor Trustee shall be appointed and qualified under this Indenture, the resigning or removed Trustee shall request that the Credit Provider transfer the Letter of Credit to the successor Trustee.  If the resigning or removed Trustee fails to make this request, the successor Trustee shall do so before accepting appointment.  When a Letter of Credit expires in accordance with its terms or is replaced by an Alternate Letter of Credit, the Trustee shall immediately surrender the Letter of Credit to the Credit Provider.

To the extent that any payment has been made to a Bondholder with funds provided by a draw upon a Letter of Credit for which the Credit Provider has not been reimbursed pursuant to the Reimbursement Agreement, the following provisions shall apply notwithstanding any other provision of this Indenture to the contrary.  The Credit Provider shall be subrogated to the rights of such Bondholder.  Any such payment shall not extinguish any payment obligation to the Bondholder, but shall effect a purchase by the Credit Provider of the payment right of the Bondholder, and the Credit Provider shall be considered a Bondholder with respect thereto.  To the extent that any such payment is made to pay principal on a Bond, such Bond shall be registered in the name of the Credit Provider on the registration books of DTC, with respect to Book-Entry Bonds, or shall be registered in the name of the Credit Provider and delivered to the Credit Provider or an agent designated by the Credit Provider, and shall be given all of the rights accorded a Bank Bond hereunder.

Section 5.5.                                               Investment of Moneys.  All moneys in any of the funds or accounts established pursuant to this Indenture shall be invested by the Trustee as specifically directed in writing by the Borrower or its agent, solely in Investment Securities.  Notwithstanding any other provision herein, in the absence of specific written investment instructions directing the Trustee by noon of the second Business Day preceding the day when investments are to be made, the Trustee is directed to invest available funds in the money market mutual fund to be designated in writing by the Borrower to the Trustee prior to the Issuance

Date, or should such designation not have been made or such designated fund be unavailable, in an Investment Security rated in the highest rating category by any Rating Agency.  The Trustee shall not be liable for any consequences resulting from any investments made pursuant to the preceding sentence.  The Trustee shall be entitled to rely conclusively upon the Borrower’s specific written investment directions as to the fact that each such investment meets the criteria of the Indenture.

Investment Securities may be purchased at such prices as the Trustee may be directed by the Borrower or its agent electronically or in writing.  All Investment Securities shall be acquired subject to the limitations set forth in Section 6.5 hereof, the limitations as to maturities hereinafter in this Section set forth and such additional limitations or requirements consistent with the foregoing as may be established by Request of the Borrower.

Except as otherwise provided in this paragraph, moneys in all funds and accounts shall be invested in Investment Securities maturing not later than the date on which such moneys will be required for the purposes specified in this Indenture.  Notwithstanding anything else in this Section 5.5, any moneys in the Interest Account, the Principal Account or the Redemption Account held for the payment of particular Bonds (prior to the payment or redemption date thereof) shall be invested at the specific written direction of the Borrower solely in direct obligations of the United States or bonds or other obligations guaranteed by the United States government or for which the full faith and credit of the United States is pledged for the full and timely payment of principal and interest thereof (or mutual funds consisting of such obligations which are rated in the highest rating category by each Rating Agency), rated in the highest rating category applicable to such investments which mature not later than the date on which it is estimated that such moneys will be required to pay such Bonds (but in any event maturing in not more than 30 days).  Investments of moneys in the Rebate Fund are also subject to the provisions of the Tax Certificate.  Moneys in the Letter of Credit Account created in Section 5.2 and moneys held for non-presented Bonds in accordance with Sections 2.4(a), 4.6(a), 4.7(g), 4.8 and 11.11 hereof shall be held uninvested.

All interest, profits and other income received from the investment of moneys in any fund established pursuant to this Indenture and allowed to be invested in accordance herewith shall be deposited in the fund from which such investment was made.  Notwithstanding anything to the contrary contained in this paragraph, an amount of interest received with respect to any Investment Security equal to the amount of accrued interest, if any, paid as part of the purchase price of such Investment Security shall be credited to the fund from which such accrued interest was paid.  To the extent that any Investment Securities are registrable, such Investment Securities shall be registered in the name of the Trustee or its nominee.

For the purpose of determining the amount in any fund, all Investment Securities credited to such fund shall be valued at the lesser of cost or par value plus, prior to the first payment of interest following purchase, the amount of accrued interest, if any, paid as a part of the purchase price.

Subject to Section 6.6 hereof, investments in any and all funds and accounts (other than moneys representing the proceeds of a draw on a Letter of Credit or held in the Letter of Credit Account, remarketing proceeds, Available Moneys, moneys being aged to become

Available Moneys, moneys in the Rebate Fund or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds or held under Section 10.3 hereof)) may be commingled for purposes of making, holding and disposing of investments, notwithstanding provisions herein for transfer to or holding in particular funds and accounts amounts received or held by the Trustee hereunder, provided that the Trustee shall at all times account for such investments strictly in accordance with the funds and accounts to which they are credited and otherwise as provided in this Indenture.  Subject to Section 6.5 hereof, any moneys invested in accordance with this Section may be invested in a pooled investment account consisting solely of funds held by the Trustee as a fiduciary.  The Issuer acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Issuer the right to receive brokerage confirmations of security transactions as they occur, the Issuer specifically waives receipt of such confirmations to the extent permitted by law.  The Trustee may act as principal or agent in the making or disposing of any investment.  The Trustee may sell or present for redemption any Investment Securities so purchased whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the fund to which such Investment Security is credited, and the Trustee shall not be liable or responsible for any loss or tax resulting from such investment.

Section 5.6.                                               Rebate Fund.  The Trustee shall establish and maintain the Rebate Fund separate from any other fund established and maintained hereunder.  The Trustee shall deposit funds into and disburse funds from the Rebate Fund as directed in writing by the Borrower in accordance with the terms hereof and the Tax Certificate and the Agreement.  The Trustee shall deposit into the Rebate Fund any payments received from the Borrower for purposes of ultimate rebate to the United States in respect of the Bonds.  The amount required to be held in the Rebate Fund in respect of the Bonds at any point in time is determined pursuant to the requirements of the Code, including particularly Section 148(f) of the Code.  Moneys in the Rebate Fund neither will be pledged to nor are expected to be used to pay debt service on the Bonds.  Amounts in the Rebate Fund may be invested without regard to yield.

Within five days after each receipt or transfer of funds to the Rebate Fund in accordance with Section 6.1(n)(i) of the Agreement and receipt of the documentation provided for in such Section, the Trustee shall withdraw from the Rebate Fund and pay to the United States the balance of the Rebate Fund.

(a)                                  Within five days after receipt from the Borrower of any amount pursuant to Section 6.1(n)(ii) of the Agreement, the Trustee shall withdraw such amount from the Rebate Fund and pay to the United States.

(b)                                 All payments to the United States pursuant to this Section shall be made by the Trustee for the account and in the name of the Issuer and shall be registered United States mail (return receipt requested), addressed to the appropriate Internal Revenue Service address accompanied by the relevant Internal Revenue Service Form 8038-T prepared by the Borrower (or such other applicable successor information return specified by the Internal Revenue Service) described in Section 6.1(n)(i) or Section 6.1(n)(ii) of the Agreement, as the case may be.

ARTICLE VI
PARTICULAR COVENANTS

Section 6.1.                                               Punctual Payment.  The Issuer shall punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect of all the Bonds, in strict conformity with the terms of the Bonds and of this Indenture, according to the true intent and meaning thereof, but only out of Revenues and other assets specifically pledged for such payment as provided in this Indenture.  When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, shall forthwith be canceled and disposed of, and a certificate of such disposal shall thereafter be delivered to the Issuer.

Section 6.2.                                               Extension of Payment of Bonds.  The Issuer shall not directly or indirectly extend or assent to the extension of the maturity of any of the Bonds or the time of payment of any claims for interest by the purchase or funding of such Bonds or claims for interest or by any other arrangement, and in case the maturity of any of the Bonds or the time of payment of any such claims for interest shall be extended, such Bonds or claims for interest shall not be entitled, in case of any default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest thereon which shall not have been so extended.  Nothing in this Section shall be deemed to limit the right of the Issuer to issue bonds for the purpose of refunding any Outstanding Bonds, and such issuance shall not be deemed to constitute an extension of maturity of Bonds.  The provisions of this Section shall not apply if the maturity of all of the Bonds is extended in accordance with the provisions of Section 9.1(a) hereof.

Section 6.3.                                               Against Encumbrances.  The Issuer shall not create, or permit the creation of, any pledge, lien, charge or other encumbrance upon the Revenues and other assets specifically pledged or assigned under this Indenture while any of the Bonds are Outstanding, except the pledge and assignment created by this Indenture.  Subject to this limitation, the Issuer expressly reserves the right to enter into one or more other indentures for any of its corporate purposes, and reserves the right to issue other obligations for such purposes.

Section 6.4.                                               Limited Obligations.  The Issuer is duly authorized pursuant to law to issue the Bonds and to enter into this Indenture and to pledge and assign the Revenues and other assets purported to be pledged and assigned, respectively, under this Indenture in the manner and to the extent provided in this Indenture.  The Bonds and the provisions of this Indenture are and will be the legal, valid and binding limited obligations of the Issuer in accordance with their terms, the principal, interest and premium (if any) of which are payable solely from and secured by the Revenues described in this Indenture and the Issuer and Trustee shall at all times (at the expense of the Borrower), to the extent permitted by law, defend, preserve and protect said pledge and assignment of Revenues and other assets and all the rights of the Bondholders under this Indenture against all claims and demands of all persons whomsoever, at the expense of the Borrower, subject to the limitations set forth in Article VIII relating to the Trustee.

NEITHER THE STATE OF TEXAS, THE UNIT, NOR ANY POLITICAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE OF TEXAS SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON, THE BONDS, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF TEXAS, THE UNIT, OR ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON, THE BONDS.  Neither the members of the Issuer nor any person executing bonds for the Issuer shall be liable personally on said bonds by reason of the issuance thereof.

No past, present or future officer, member, director, commissioner, employee or agent of the Issuer shall be personally liable on the Bonds; and no covenant, agreement or obligation contained therein shall be deemed to be a covenant, agreement or obligation of any present or future officer, member, director, commissioner, employee or agent of the Issuer in his individual capacity.

Section 6.5.                                               Accounting Records and Reports.  The Trustee shall keep or cause to be kept proper books of record and account in which complete and correct entries shall be made of all transactions relating to the receipt, investment, disbursement, allocation and application of the Revenues and the proceeds of the Bonds.  Such records shall specify the account or fund to which each investment (or portion thereof) held by the Trustee is to be allocated and shall set forth, in the case of each Investment Security, (a) its purchase price, (b) identifying information, including principal amount, interest rate, and payment dates, (c) the amount received at maturity or its sale price, as the case may be, (d) the amounts and dates of any payments made with respect thereto, and (e) such documentation as is required to be retained by the Trustee as evidence to establish that any requirements set forth in the Tax Certificate or with respect to establishing market price, to the extent provided to it.  Such records shall be open to inspection by any Holder, the Borrower, the Issuer and the Credit Provider at any reasonable time during regular business hours on reasonable notice.

Section 6.6.                                               Arbitrage Covenants.

(a)                                  The Issuer covenants and agrees that it will take the action required by it to be taken hereunder and will cooperate, to the extent reasonably possible without incurring additional costs, with the Borrower in maintaining the exclusion from gross income of the interest payable on the Bonds under Section 103 of the Code.  Without limiting the generality of the foregoing, the Issuer covenants and agrees that it will comply with the requirements of the Tax Certificate.  The Borrower has made certain tax covenants in Sections 5.7 and 6.1 of the Agreement and in the Tax Certificate.

(i)                                     The Issuer covenants and agrees that until the final maturity of the Bonds, based upon the Borrower’s covenants in Section 6.1 of the Agreement, it will not knowingly use or direct the use of any money on deposit in any fund or account maintained in connection with the Bonds, whether or not such money was derived from the Proceeds of the Bonds or from any other source, in a manner that would cause the Bonds to be arbitrage bonds, within the meaning of Section 148 of the Code.

(ii)                                  The Issuer will not knowingly use or direct the use of any Proceeds of the Bonds or any other funds of the Issuer, directly or indirectly, in any manner and will not take or permit to be taken any other action or actions, which would result in any of the Bonds being treated other than as an obligation described in Section 103(a) of the Code.

(iii)                               The Issuer will not knowingly take any action which would result in all or any portion of the Bonds being treated as federally guaranteed within the meaning of Section 149(b)(2) of the Code.

(b)                                 The Borrower has covenanted to pay or cause to be paid to the United States rebate payments with respect to the Bonds as provided in the Tax Certificate, Section 6.1(n) of the Agreement and Section 5.6 hereof.  The Trustee agrees to comply with all specific written instructions of the Borrower given pursuant to the Tax Certificate but the Trustee shall not be responsible in any way for any rebate calculations or other arbitrage calculations; provided, however that the Borrower shall be responsible for such instructions complying with the Tax Certificate.

The Trustee conclusively shall be deemed to have complied with the provisions of this Section 6.6(b) if it follows the directions of the Borrower set forth in the instructions required by the Tax Certificate and shall not be required to take any action under this Section 6.6(b) in the absence of such directions from the Borrower.  The Trustee shall not be liable for any consequences resulting from its failure to act if no instructions from the Borrower (or in the absence of Borrower instructions, instructions from the Issuer) are delivered to it.

(c)                                  Notwithstanding any provision of this Section, if the Borrower shall provide to the Trustee and the Issuer an opinion of Bond Counsel addressed to the Issuer and the Trustee that any action required under Section 5.6 or this Section 6.6 is no longer required, or that some further action is required to maintain the Tax-exempt status of interest on the Tax-exempt Bonds, the Trustee and the Issuer may rely conclusively on such opinion in complying with the requirements of this Section, and the covenants contained herein shall be deemed to be modified to that extent.

Section 6.7.                                               Other Covenants.

(a)                                  The Trustee shall promptly collect all amounts due from the Borrower pursuant to the Agreement and the Credit Provider pursuant to the Letter of Credit (if any), shall perform all duties imposed upon it pursuant to the Agreement and shall diligently enforce, and take all steps, actions and proceedings reasonably necessary for the enforcement of all of the rights of the Issuer (other than the Unassigned Issuer Rights) and all of the obligations of the Borrower pursuant to the Agreement.

(b)                                 The Issuer shall not purchase Bonds from the Remarketing Agent.

Section 6.8.                                               Further Assurances.  Upon receipt of a written request therefore, the Issuer will make, execute and deliver any and all such further indentures, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Indenture and for the better assuring and confirming unto the Holders of the Bonds of the rights and benefits provided in this Indenture.

Section 6.9.                                               Continuing Disclosure.  Pursuant to Section 5.9 of the Agreement, the Borrower has covenanted and agreed to undertake all responsibility for compliance, or to cause compliance with, continuing disclosure requirements, when and if applicable.  The Issuer shall have no liability to the Holders of the Bonds or any other person with respect to such disclosure matters.  Notwithstanding any other provision of this Indenture, failure of the Borrower to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default hereunder or a Loan Default Event under the Agreement and may not result in the acceleration of the maturity of the Bonds or of the Agreement; provided that the Trustee may (and, at the request of any Holder of Outstanding Bonds and upon being indemnified to its satisfaction therefor shall) or any Bondholder or Beneficial Owner may take such actions as may be necessary and appropriate, including seeking mandamus or specific performance by court order, to cause the Borrower to comply with its obligations under Section 5.9 of the Agreement or the Continuing Disclosure Agreement.  For purposes of this Section, “Beneficial Owner” shall mean any person which has the power, directly or indirectly, to vote or give consent with respect to, or to dispose of ownership of, any Bonds (including persons holding Bonds through any nominees, depositories or other intermediaries).

ARTICLE VII
EVENTS OF DEFAULT AND
REMEDIES OF BONDHOLDERS

Section 7.1.                                               Events of Default; Acceleration; Waiver of Default.  Each of the following events which has occurred and is continuing shall constitute an “Event of Default” hereunder:

(a)                                  default in the due and punctual payment of the principal of, or premium (if any) on, any Bond, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;

(b)                                 default in the due and punctual payment of any installment of interest on, or the Purchase Price of, any Bond;

(c)                                  failure by the Issuer to perform or observe any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and the continuation of such failure for a period of sixty (60) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Issuer, any Credit Provider, and the Borrower by the Trustee, or to the Issuer, the Borrower and the Trustee by the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds at the time Outstanding;

(d)                                 the occurrence and continuance of a Loan Default Event described in Section 7.1 of the Agreement; or

(e)           if applicable, receipt by the Trustee of written notice from any Credit Provider stating that either (i) an Event of Default (as defined in the Reimbursement Agreement) has occurred under the Reimbursement Agreement and directing the Trustee to accelerate the Bonds, or (ii) the interest component of a Letter of Credit will not be reinstated by the Credit Provider.

No default specified in (c) above shall constitute an Event of Default unless the Issuer and the Borrower shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer or the Borrower within the applicable period and diligently pursued.  With regard to any alleged default concerning which notice is given to the Borrower under the provisions of this Section, the Issuer hereby grants the Borrower full authority for the account of the Issuer to perform any covenant or obligation the non-performance of which is alleged in said notice to constitute a default in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution, so long as such action does not adversely affect or impair the rights of the Issuer under the Indenture or otherwise conflict with the terms thereof.

During the continuance of an Event of Default described in (a), (b), (c) or (d) above, unless the principal of all the Bonds shall have already become due and payable, the Trustee may, and upon the written request of the Holders of not less than sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Bonds at the time Outstanding or upon the occurrence of an Event of Default described in (e) above, the Trustee shall, promptly upon such occurrence, by notice in writing to the Issuer, the Borrower, the Division and any Credit Provider, declare the principal of all the Bonds then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding.  Upon any such declaration, the Trustee shall promptly draw upon any then existing Letter of Credit in accordance with the terms thereof and apply the amount so drawn to pay the principal of and interest on the Bonds declared to be due and payable and shall take such enforcement action under the Agreement as the Trustee shall deem appropriate.  Interest on the Bonds shall cease to accrue as of the date of the declaration of acceleration.  The Trustee shall promptly notify the Bondholders of the date of acceleration and the cessation of accrual of interest on the Bonds in the same manner as for a notice of redemption.

The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been declared due and payable because of the occurrence of a default specified in (a), (b), (c) or (d) above, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, and before a Letter of Credit has been drawn upon in accordance with its terms and honored, there shall have been deposited with the Trustee a sum sufficient to pay (with Available Moneys if a Letter of Credit is in effect) all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided in the Agreement, and the reasonable fees and expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding, by written notice to the Issuer, the Division, and to the Trustee, may, on behalf of the Holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.  Notwithstanding any other provision of this Indenture, but subject to Section 8.1(a), the Trustee may not exercise any remedy in the event of an Event of Default under Section 7.1(a) through (d) hereof without the written consent of the Credit Provider, so long as a Letter of Credit is in effect and the Credit Provider has not wrongfully failed to make a payment thereunder; except that the Trustee may exercise any and all remedies under the Indenture and the Agreement to collect any fees, expenses and indemnification from the Borrower without obtaining the consent of the Credit Provider.

Section 7.2.                Institution of Legal Proceedings by Trustee.  Subject to Section 7.1 hereof, if one or more of the Events of Default shall happen and be continuing, the Trustee in its discretion may, and upon the written request of the Holders of sixty-six and two-thirds percent (66 2/3%) in principal amount of the Bonds then Outstanding and upon being indemnified to its satisfaction therefor pursuant to Section 8.1(a) hereof shall, proceed to protect or enforce its rights or the rights of the Holders of Bonds under the Act or under this Indenture, the Agreement or any Letter of Credit, by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem necessary in support of any of its rights or duties hereunder or thereunder.

Section 7.3.                Application of Revenues and Other Funds After Default.  If an Event of Default shall occur and be continuing, all Revenues and any other funds then held or thereafter received by the Trustee under any of the provisions of this Indenture (subject to Sections 5.6, 6.6 and 11.11 hereof) shall be promptly applied by the Trustee as follows and in the following order:

(a)           To the payment of any expenses necessary in the opinion of the Trustee to protect the interests of the Holders of the Bonds and payment of reasonable fees, charges and expenses of the Trustee (including reasonable fees and disbursements of its legal counsel) incurred in and about the performance of its powers and duties under this Indenture; and

(b)           To the payment of the principal of and interest then due on the Bonds (upon presentation of the Bonds to be paid, and stamping thereon of the payment if only partially paid, or surrender thereof if fully paid) subject to the provisions of this Indenture (including Section 6.2 hereof), as follows:

(i)            Unless the principal of all of the Bonds shall have become or have been declared due and payable,

First:  To the payment to the persons entitled thereto of all installments of interest then due in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the persons entitled thereto, without any discrimination or preference; and

Second:  To the payment to the persons entitled thereto of the unpaid principal of any Bonds which shall have become due, whether at maturity or by call for redemption, with interest on the overdue principal at the rate borne by the Bonds, and, if the amount available shall not be sufficient to pay in full all the Bonds, together with such interest, then to the payment thereof ratably, according to the amounts of principal due on such date to the persons entitled thereto, without any discrimination or preference; and

(ii)           If the principal of all of the Bonds shall have become or have been declared due and payable, to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on the overdue principal at the rate borne by the Bonds, and, if the amount available shall not be sufficient to pay in full the whole amount so due and unpaid, then to the payment thereof ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference, provided, however, that in no event shall moneys derived from drawings under the Letter of Credit, moneys set aside to pay principal or interest on any particular Bonds (including moneys held for non-presented Bonds or held under Section 10.3 hereof), or the proceeds from remarketing of the Bonds be used to pay any of the items listed in clause (a) of this Section, and Available Moneys and moneys being aged to become Available Moneys shall not be used to pay any of the items listed in clause (a) of this Section, until all amounts have been paid under clause (b) of this Section; and

Third:  To reimburse the Credit Provider for any and all amounts due to the Credit Provider under the Reimbursement Agreement.

Whenever the principal of, premium, if any, and interest on all Bonds have been paid under the provisions of this Indenture and all fees, expenses and charges of the Trustee have been paid, any balance remaining hereunder shall be paid in the order of priority as provided in Section 10.1.

Section 7.4.                Trustee to Represent Bondholders.  The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) as trustee and true and lawful attorney-in-fact of the Holders of the Bonds for the purpose of exercising and prosecuting on their behalf such rights and remedies as may be available to such Holders under the provisions of the Bonds, this Indenture, the Agreement, any Letter of Credit, the Act and applicable provisions of any other law.  Subject to Section 7.1 hereof, upon the occurrence and continuance of an Event of Default or other occasion giving rise to a right in the Trustee to represent the Bondholders, the Trustee in its discretion may, and upon the written request of the Holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Bonds then Outstanding, and upon being indemnified to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of the Holders by such appropriate action, suit, mandamus or other proceedings as it shall deem necessary to protect and enforce any such right, at law or in equity, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable right or remedy vested in the Trustee or in the Holders under this Indenture, the Agreement, any Letter of Credit, the Act or any other law; and upon instituting such proceeding, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver of the Revenues and other assets pledged under this Indenture, pending such proceedings.  All rights of action under this Indenture or the Bonds or otherwise may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit and protection of all the Holders of the Bonds, subject to the provisions of this Indenture (including Section 6.2 hereof).

Section 7.5.                Bondholders’ Direction of Proceedings.  Anything in this Indenture to the contrary notwithstanding, but subject to Sections 8.3(a), 8.3(b) and 11.13, the Holders of twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding shall have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method of conducting all remedial proceedings taken by the Trustee hereunder, provided that such direction shall be in accordance with law and the provisions of this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unjustly prejudicial to Bondholders not parties to such direction or for which it has not been provided indemnity reasonably satisfactory to it.

Section 7.6.                Limitation on Bondholders’ Right to Sue.  Subject to Section 7.1 hereof, no Holder of any Bond shall have the right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under this Indenture, the Agreement, any Letter of Credit, the Act or any other applicable law with respect to such Bond, unless (a) such Holder shall have given to the Trustee written notice of the occurrence of an Event of Default; (b) the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name; (c) subject to Section 8.1(a) hereof, such Holder or said Holders shall have tendered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or omitted to comply with such request for a period of sixty (60) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Holder of Bonds of any remedy hereunder or under law; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by such Holders’ action to affect, disturb or prejudice the security of this Indenture or the rights of any other Holders of Bonds, or to enforce any right under this Indenture, the Agreement, any Letter of Credit, the Act or other applicable law with respect to the Bonds, except in the manner herein provided, and that all proceedings at law or in equity to enforce any such right shall be instituted, had and maintained in the manner herein provided and for the benefit and protection of all Holders of the Outstanding Bonds, subject to the provisions of this Indenture (including Section 6.2 hereof).

Section 7.7.                Absolute Obligation of Issuer.  Nothing in Section 7.6 or in any other provision of this Indenture (except the requirement for authentication by the Trustee in Section 2.5 hereof), or in the Bonds, contained shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Bonds to the respective Holders of the Bonds at their date of maturity, or upon call for redemption, as herein provided, but only out of the Revenues and other assets herein pledged therefor, or affect or impair the right of such Holders, which is also absolute and unconditional, to enforce such payment by virtue of the contract embodied in the Bonds.

Section 7.8.                Termination of Proceedings.  In case any proceedings taken by the Trustee or any one or more Bondholders on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Bondholders, then in every such case the Issuer, the Trustee, the Credit Provider, and the Bondholders, subject to any determination in such proceedings, shall be restored to their former positions and rights hereunder, severally and respectively, and all rights, remedies, powers and duties of the Issuer, the Trustee, the Credit Provider, and the Bondholders shall continue as though no such proceedings had been taken.

Section 7.9.                Remedies Not Exclusive.  No remedy herein conferred upon or reserved to the Trustee, the Credit Provider, or to the Holders of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 7.10.             No Waiver of Default.  No delay or omission of the Trustee, the Credit Provider, or of any Holder of the Bonds to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustee, the Credit Provider, or to the Holders of the Bonds may be exercised from time to time and as often as may be deemed expedient.

Section 7.11.             Consent of Credit Provider to Defaults.  This section shall apply only if a Letter of Credit is in effect. Notwithstanding any other provision of this Article VII, and subject to Section 8.1(a) and Section 8.6(b) hereof, so long as the Credit Provider is not continuing wrongfully to dishonor drawings under the Letter of Credit, no Event of Default shall be declared pursuant to Section 7.1(c) or (d) hereof (except in a case resulting from the failure of the Borrower to pay the Trustee’s and the Issuer’s fees and expenses or to indemnify the Trustee and the Issuer), nor any remedies exercised with respect to any Event of Default by the Trustee or by the Bondholders (except in a case resulting from the failure of the Borrower to pay the Trustee’s fees and expenses or to indemnify the Trustee) and no Event of Default under this Indenture shall be waived by the Trustee or the Bondholders to the extent it may otherwise be permitted hereunder, without, in any case, the prior written consent of the Credit Provider and, if applicable, rescission in writing by the Credit Provider of any notice of an event of default under the Reimbursement Agreement.  No Event of Default can be waived, in any circumstance, unless the Trustee has received written notice from the Credit Provider that the Letter of Credit, if any, has been fully reinstated and is in full force and effect.

ARTICLE VIII
THE TRUSTEE, THE PAYING AGENT, THE BOND
REGISTRAR, THE TENDER AGENT, AND
THE REMARKETING AGENT

Section 8.1.                Duties, Immunities and Liabilities of Trustee and Registrar.

(a)           The Trustee and the Registrar shall, prior to an Event of Default, and after the curing of all Events of Default which shall have occurred, perform such duties and only such duties as are specifically set forth in this Indenture.  The Trustee shall, during the existence of any Event of Default (which has not been cured), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as prudent persons would exercise or use under the circumstances in the conduct of their own affairs.  Notwithstanding any other provision of this Indenture, the Trustee shall perform all duties required of it hereunder.

No provision of this Indenture shall be construed to relieve the Trustee or the Registrar from liability for its own negligent action or its own negligent failure to act, except that:

(i)            Prior to such an Event of Default hereunder and after the curing of all Events of Default which may have occurred,

(A)          the duties and obligations of the Trustee and the Registrar, as the case may be, shall be determined solely by the express provisions of this Indenture, the Trustee and Registrar, as the case may be, shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Registrar, as the case may be; and

(B)           in the absence of bad faith on the part of the Trustee or the Registrar, as the case may be, the Trustee or the Registrar, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee or the Registrar, as the case may be, conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee or the Registrar, as the case may be, the Trustee or the Registrar, as the case may be, shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture; and

(ii)           At all times, regardless of whether or not any Event of Default shall exist,

(A)          the Trustee and the Registrar shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee of the Trustee or the Registrar unless it shall be proved that the Trustee or the Registrar, as the case may be, was negligent in ascertaining the pertinent facts;

(B)           neither the Trustee nor the Registrar shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority, or such smaller or larger percentage as may be required hereunder, in aggregate principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Registrar, or exercising any trust or power conferred upon the Trustee or the Registrar under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee or the Registrar to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers other than to notify the Issuer in writing that it intends to take no particular action or to notify the Bondholders that it will take no action, if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.  All indemnifications and releases from liability granted herein to the Trustee or the Registrar shall extend to the directors, officers, employees and agents of the Trustee or the Registrar.

(b)           The Issuer shall remove the Trustee at any time upon written request of the Borrower (provided there is no Loan Default Event existing under the Agreement), or if at any time requested to do so by an instrument or concurrent instruments in writing signed by the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or their attorneys duly authorized in writing) or if at any time the Issuer shall receive notice from the Trustee or the Borrower that the Trustee shall have ceased to be eligible in accordance with subsection (e) of this Section, or shall have become incapable of acting, or shall have been adjudged bankrupt or insolvent, or a receiver of the Trustee or its property shall have been appointed, or any public officer shall have taken control or charge of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in each case by giving written notice of such removal to the Trustee, and thereupon the Issuer shall appoint, at the written direction of the Borrower, a successor Trustee by an instrument in writing.

(c)           The Trustee may at any time resign by giving written notice of such resignation to the Borrower and the Issuer and by giving the Bondholders notice of such resignation by mail at the addresses shown on the registration books maintained by the Trustee.  Upon receiving such notice of resignation, the Issuer shall promptly appoint, at the written direction of the Borrower (provided there is no Loan Default Event existing under the Agreement), a successor Trustee by an instrument in writing.  The Trustee shall not be relieved of its duties until such successor Trustee has accepted appointment.

(d)           Any removal or resignation of the Trustee pursuant to (b) or (c) above and appointment of a successor Trustee shall become effective only upon acceptance of appointment by the successor Trustee.  If no successor Trustee shall have been appointed and have accepted appointment within forty-five (45) days of giving notice of removal or notice of resignation as aforesaid, the resigning Trustee or any Bondholder (on behalf of itself and all other Bondholders) may, at the expense of the Borrower, petition any court of competent jurisdiction for the appointment of a successor Trustee, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Trustee.  Any successor Trustee appointed under this Indenture shall signify its acceptance of such appointment by executing and delivering to the Borrower, the Issuer and to its predecessor Trustee a written acceptance thereof, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the moneys, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Trustee, with like effect as if originally named Trustee herein; but, nevertheless at the written request of the Issuer, the Borrower or the successor Trustee, such predecessor Trustee shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of such predecessor Trustee in and to any property held by it under this Indenture and shall pay over, transfer, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth upon payment of the predecessor Trustee’s fees and expenses (including its counsel fees and expenses).  Upon the written request of the Borrower or the successor Trustee, the Issuer shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such moneys, estates, properties, rights, powers, trusts, duties and obligations.  Upon acceptance of appointment by a successor Trustee as provided in this subsection, such successor Trustee shall mail a notice of the succession of such Trustee to the trusts hereunder to each Rating Agency which is then rating the Bonds, to the Bondholders at the addresses shown on the registration books maintained by the Trustee, and to any Credit Provider.

(e)           Any Trustee appointed under the provisions of this Section in succession to the Trustee shall be a trust company, national banking association, bank or corporation having the powers of a trust company which either (i) has a combined capital and surplus of at least fifty million dollars ($50,000,000), and is subject to supervision or examination by federal or state authority or (ii) is a wholly-owned subsidiary of a bank, national banking association, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (i).  If such bank, national banking association, trust company or corporation publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such bank, national banking association, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Trustee or the bank, national banking association, trust company or bank holding company of which the Trustee is a wholly-owned subsidiary shall have a rating of at least Moody’s “Baa/P-3,” or, if the Bonds are rated by S&P, an equivalent rating from S&P, or otherwise be acceptable to the Rating Agency then rating the Bonds.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this subsection (e), the Trustee shall resign immediately in the manner and with the effect specified in this Section.

(f)            The Trustee is not responsible for effecting, maintaining or renewing any policies of insurance or for any representations regarding the sufficiency of any policy of insurance.

(g)           The Trustee is not responsible for filing financing or continuation statements.

(h)           Subject to the provisions of Sections 5.6 and 10.3 hereof, all moneys received by the Trustee and the Tender Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received and, except as provided below, need not be segregated from other funds.  Moneys representing the proceeds of draws on the Letter of Credit or held in the Letter of Credit Account, all Available Moneys, all remarketing proceeds, all moneys being aged to become Available Moneys, all moneys held for the payment of particular Bonds and otherwise to the extent required by law or by this Indenture shall be held by the Trustee and the Tender Agent in separate and segregated accounts as provided herein.  The Trustee and the Tender Agent shall be under no liability for interest on any moneys received by them hereunder except as provided in Section 5.5 hereof.  Any moneys held by the Trustee or the Tender Agent shall be invested as provided in Section 5.5 hereof.

(i)            The Trustee shall not be responsible for monitoring or reviewing the Borrower’s insurance or be obligated to file claims or proofs of loss in the case of insurance, or to pay taxes or assessments.

Section 8.2.                Merger or Consolidation.  Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under subsection (e) of Section 8.1, shall be the successor to such Trustee without the execution or filing of any paper or any further act, anything herein to the contrary notwithstanding.

Section 8.3.                Liability of Trustee.

(a)           The recitals of facts herein and in the Bonds contained shall be taken as statements of the Issuer, and the Trustee shall assume no responsibility for the correctness of the same, or make any representations of the validity or sufficiency of this Indenture or of the Bonds.  In addition, the Trustee shall assume no responsibility with respect to this Indenture or the Bonds other than in connection with the duties or obligations assigned to or imposed upon the Trustee herein or in the Bonds.  The Trustee shall, however, be responsible for its representations contained in its certificate of authentication on the Bonds.  The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct as fully and finally determined by a court of competent jurisdiction.  The Trustee may become the Holder of Bonds with the same rights it would have if it were not Trustee and, to the extent permitted by law, may act as depositary for and permit any of their officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Bondholders, whether or not such committee shall represent the Holders of a majority in aggregate principal amount of the Bonds then Outstanding.

(b)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture unless such Bondholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(c)           The Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(d)           Except for Events of Default under Section 7.1(a) and (b), the Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder unless and until a responsible officer of the Trustee has actual knowledge thereof, or shall have received written notice thereof, at its Corporate Trust Office.  Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Bonds, or of the existence of a default or Event of Default thereunder.  The Trustee shall not be responsible for the validity or effectiveness of any collateral given to or held by it.

(e)           The Trustee shall have no responsibility, opinion or liability with respect to any information statement or recital found in any official statement or other disclosure material, prepared or distributed with respect to the issuance of the Bonds, except for information provided by the Trustee.

(f)            The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(g)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h)           The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(i)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)           The Trustee shall not be concerned with or accountable to anyone for the subsequent use or application of any moneys which shall be released or withdrawn in accordance with the provisions hereof.

(l)            The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Borrower elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Borrower agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(m)          Notwithstanding anything contained herein or in the Deed of Trust to the contrary, upon the occurrence and continuance of an Event of Default, before taking any foreclosure action or any action which may subject the Trustee to liability under any Environmental Regulations,  the Trustee may require that a satisfactory indemnity bond,  indemnity or environmental impairment insurance be furnished for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability) and expenses which may result from such foreclosure or other action.  The Trustee shall not be required to take any foreclosure action if the approval of a government regulator shall be a condition precedent to taking such action.

(n)           The Trustee’s rights to immunities and protection from liability hereunder and its rights to payment of its fees and expenses shall survive its resignation or removal and final payment or defeasance of the Bonds. All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee.

Section 8.4.                Right of Trustee to Rely on Documents.  Subject to the standard of care stated herein, the Trustee shall be fully protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.  The Trustee may consult with counsel of its selection, who may be counsel of or to the Issuer or the Borrower, with regard to legal questions, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.

The Trustee shall not be bound to recognize any person as the Holder of a Bond unless and until such Bond is submitted for inspection, if required, and its title thereto is satisfactorily established, if disputed.

Whenever in the administration of the trusts imposed upon it by this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate of the Issuer, and such Certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of this Indenture in reliance upon such Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as it may deem reasonable.

Section 8.5.                Preservation and Inspection of Documents.  All documents received by the Trustee under the provisions of this Indenture shall be retained in its possession and shall be subject at all reasonable times to the inspection of the Issuer, the Borrower and any Bondholder and their agents and representatives duly authorized in writing, at reasonable hours and under reasonable conditions.

Section 8.6.                Compensation and Indemnification.

(a)           The Trustee, the Tender Agent, the Paying Agent and the Registrar shall be entitled to compensation as agreed to in writing from time to time between the Trustee (or the Tender Agent, the Paying Agent or the Registrar, as the case may be) and the Borrower for all services rendered by them in the execution of the trusts created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Borrower shall pay or reimburse the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, upon its request for reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct.  If any property, other than cash, shall at any time be held by the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, subject to this Indenture, or any Supplemental Indenture, as security for the Bonds, the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, if and to the extent authorized by a receivership, bankruptcy or other court of competent jurisdiction or by the instrument subjecting such property to the provisions of this Indenture as such security for the Bonds shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon.  The Borrower has in the Agreement also agreed to indemnify the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, for, and to hold it harmless against, any loss, liability, claim, damage, expense or advance incurred or made without negligence or willful misconduct on the part of the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises (including reasonable attorneys’ fees and expenses).  Notwithstanding the foregoing, the Trustee shall make timely payments of principal of and interest on the Bonds with moneys on deposit in the Bond Fund as provided herein, shall make timely draws on a Letter of Credit as provided herein and shall accelerate the payment of principal on the Bonds when required by this Indenture without seeking any prior indemnification from the Borrower or any Bondholder.  The rights of the Trustee, the Tender Agent, the Paying Agent and the Registrar to compensation for their services and to payment or reimbursement for expenses, disbursements, liabilities and advances shall have priority over the Bonds in respect of all property and funds held or collected by the Trustee as such, except for moneys held in the Rebate Fund, proceeds of a drawing under the Letter of Credit or held in the Letter of Credit Account, Available Moneys, moneys being aged to become Available Moneys, remarketing proceeds, and other funds held in trust by the Trustee or the Tender Agent, as the case may be, for the benefit of the Holders of particular Bonds, including, without limitation, (i) moneys or securities held pursuant to Article X hereof; and (ii) moneys or securities held for the payment of Bonds upon maturity or redemption and prior to the presentation of such Bonds.

(b)           The Trustee shall be under no obligation to institute any suit or take any remedial proceeding under this Indenture, or to enter any appearance in or in any way defend any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the exercise of any rights or powers hereunder at the request, order or direction of any Holders of Bonds or otherwise (except declaring the principal of and interest on the Bonds to be due immediately under Section 7.1, drawing on a Letter of Credit, or making payment when due on the Bonds) until it shall be indemnified to its satisfaction against any and all reasonable costs and expenses, outlays, and counsel fees and other disbursements and against all liability not due to its negligence or bad faith, provided, however, that if the Trustee intends to seek indemnification pursuant to this Section 8.6 prior to instituting any such action it shall so inform the Holders (as appropriate), the Issuer and any Credit Provider in writing as soon as possible and provided further that the Borrower shall not be liable for any settlement of any such action without its consent, which consent shall not be unreasonably withheld.

Section 8.7.                Paying Agent.  The Issuer, at the expense and written direction of the Borrower and with the written approval of the Trustee, shall appoint and at all times have a Paying Agent in such cities as the Borrower deems desirable, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds.  It shall be the duty of the Trustee to make such credit arrangements with such Paying Agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of, and interest (and premium, if any) on, the Bonds presented at either place of payment.  The Trustee will not be responsible for the failure of any Credit Provider or any other party to make funds available to the Trustee or Paying Agent.  The Trustee is the initial Paying Agent.  If the Paying Agent is any entity other than the Trustee, it shall be subject to the same standards applicable to the Trustee as set forth in this Indenture.

Section 8.8.                Trustee and Issuer Required to Accept Directions and Actions of Borrower.  Whenever after a reasonable specific written request by the Borrower, and if the Borrower is not in default under the Agreement, the Issuer shall fail, refuse or neglect to give any specific written direction to the Trustee or to require the Trustee to take any action which the Issuer is required to have the Trustee take pursuant to the provisions of the Agreement or this Indenture, the Borrower, on behalf of the Issuer, may give any such specific written direction to the Trustee or require the Trustee to take any such action (so long as such action does not adversely impair the rights of the Issuer, the Trustee and the Bondholders hereunder or conflict with the terms of this Indenture), and the Trustee is hereby irrevocably empowered and directed to accept such specific written direction from the Borrower as sufficient for all purposes of this Indenture, provided the Trustee receives indemnity satisfactory to it.  The Borrower shall have the right, on behalf of the Issuer, to cause the Trustee to comply with any of the Trustee’s obligations under this Indenture to the same extent that the Issuer is empowered so to do.

Certain actions or failures to act by the Issuer under this Indenture may create or result in an Event of Default under this Indenture, and the Borrower, on behalf of the Issuer, may, to the extent permitted by law, perform any and all acts or take such action (so long as such action does not adversely impair the rights of the Issuer, the Trustee and the Bondholders hereunder or conflict with the terms of this Indenture) as may be necessary for and on behalf of the Issuer to prevent or correct said Event of Default, and the Trustee shall take or accept such performance by the Borrower as performance by the Issuer in such event provided the Trustee receives indemnity satisfactory to it; provided, however, that the foregoing shall not extend the time for performance required hereby.

The Issuer hereby authorizes the Borrower to give all directions, do all things and perform all acts provided, and to the extent so provided, by this Section.  The Borrower shall act reasonably pursuant to such authorization, and no action of the Borrower thereunder shall create any liability of the Issuer, including any liability with respect to payment of the Bonds (except as otherwise provided in this Indenture).

Section 8.9.                Notices to Rating Agency and Credit Provider.  The Trustee shall provide each Rating Agency, the Remarketing Agent, and any Credit Provider with prior written notice (to the extent the Trustee has received prior notice) upon the occurrence of:  (a) the provision, expiration, termination or extension of a Letter of Credit; (b) the discharge of liability on the Bonds pursuant to Section 10.2 hereof; (c) the resignation or removal of the Trustee, Tender Agent, or Remarketing Agent; (d) acceptance of appointment as successor Trustee, Tender Agent, or Remarketing Agent hereunder; (e) the redemption of all or any portion of the Bonds; (f) conversion to a new Interest Rate Period; (g) a material change in the Indenture, the Agreement, or a Letter of Credit; and (h) when the Bonds are no longer Outstanding.  The Trustee shall also notify any Rating Agency of any changes to any of the documents to which the Trustee is a party, upon its receipt of notification of any such changes.  The Trustee shall not be liable to any party for failure to give notice as provided in this Section.

Section 8.10.             Duties of Remarketing Agent.  The Borrower shall appoint the Remarketing Agent for the Bonds, all subject to the conditions set forth in Section 8.11 hereof.  The Remarketing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed on it hereunder by a written instrument of acceptance delivered to the Borrower, the Issuer and the Trustee under which the Remarketing Agent will agree to perform the obligations of the Remarketing Agent set forth herein and under which the Remarketing Agent will agree to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, any Credit Provider and the Borrower at all reasonable times.  The Remarketing Agent shall determine the interest rates on the Bonds and perform the other duties provided for in Section 2.3 and shall remarket Bonds as provided in Section 4.7 hereof.  The Remarketing Agent shall hold all moneys delivered to it in trust in non-commingled funds for the benefit of the person or entity which shall have so delivered such moneys until such moneys are delivered to the Trustee as provided herein.  The Remarketing Agent may for its own account or as broker or agent for others deal in Bonds and may do anything any other Holder may do to the same extent as if the Remarketing Agent were not serving as such.

Section 8.11.             Eligibility of Remarketing Agent; Replacement.

(a)           The initial Remarketing Agent shall be Westhoff, Cone & Holmstedt.  Any successor Remarketing Agent shall be (i) an investment bank, trust company or member of the National Association of Securities Dealers, Inc. having a capitalization of at least $15,000,000 as shown in its most recent annual report or (ii) a commercial bank having a capitalization of at least $100,000,000 as shown in its most recent published annual report, organized and doing business under the laws of the United States or any state or the District of Columbia.  The Remarketing Agent or its parent shall have a rating of at least Moody’s “Baa/P-3,” or, if the Bonds are rated by S&P, an equivalent rating from S&P, or be approved by each Rating Agency.

(b)           The Remarketing Agent may resign by notifying the Issuer, the Trustee, the Tender Agent, the Borrower and any Credit Provider, in writing at least 45 days before the effective date of such resignation.  The Borrower may remove the Remarketing Agent at any time at its own discretion and appoint a successor by notifying the Remarketing Agent, the Credit Provider, the Issuer and the Trustee.  No resignation or removal of the Remarketing Agent shall become effective until the successor has been appointed.

(c)           The Borrower, at its option, may appoint to serve with the Remarketing Agent, one or more co-Remarketing Agents.  In the event of appointment of a co-Remarketing Agent, any such Remarketing Agent shall be subject to this Section and Sections 8.10 and 8.12 hereof.

Section 8.12.             Compensation of Remarketing Agent.  The Remarketing Agent shall not be entitled to any compensation from the Issuer or the Trustee but, rather, shall make separate arrangements with the Borrower for its compensation.

Section 8.13.             Appointment and Duties of Tender Agent.  The Issuer, at the direction of the Borrower, hereby appoints the Trustee as the Tender Agent.  The Tender Agent shall designate its principal office and signify its acceptance of all of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee, any Credit Provider and the Remarketing Agent.  The Tender Agent shall perform the duties provided for in this Indenture and in exercising such duties shall be entitled to the same rights and immunities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for negligence or willful misconduct.  Notwithstanding any provision in this Indenture to the contrary, the Tender Agent shall not be responsible for any misconduct or negligence on the part of any agent, correspondent, attorney or receiver appointed with due care by it hereunder.

Section 8.14.             Eligibility of Tender Agent; Replacement.  The Tender Agent and any successor to the Tender Agent shall be a corporation, national banking association, bank or trust company organized and doing business under the laws of the United States, any state or the District of Columbia and shall either (a) have a combined capital and surplus of at least fifty million dollars ($50,000,000), and be subject to supervision or examination by federal or state authority or (b) be a wholly-owned subsidiary of a bank, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (a).  If such corporation, national banking association, bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such corporation, national banking association, bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  At all times when the Bonds are not Book-Entry Bonds the Tender Agent shall have an office or agency for servicing the Bonds in New York, New York.  The Tender Agent or the national banking association, bank, trust company or bank holding company of which the Tender Agent is a wholly-owned subsidiary shall have a rating of at least Moody’s “Baa3/P-3,” or, if the Bonds are rated by S&P, an equivalent rating from S&P, or be approved by each Rating Agency.

The Tender Agent may resign by notifying the Issuer, the Borrower, the Trustee, any Credit Provider, the Remarketing Agent and the Bondholders in writing at least 30 days before the effective date of such resignation.  The Trustee, at the written direction of the Borrower, may remove the Tender Agent and appoint a successor by notifying the Tender Agent, the Remarketing Agent, any Credit Provider and the Issuer in writing.  No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee and the predecessor Tender Agent.

In the event of the resignation or removal of the Tender Agent, such Tender Agent shall pay over, assign and deliver any moneys held by it as Tender Agent to its successor, or if there is no successor, to the Trustee.  In the event that for any reason there shall be a vacancy in the office of Tender Agent, the Trustee shall act as such Tender Agent to the extent it has operational capacity to perform such tasks.

Section 8.15.             Compensation of Tender Agent.  The Tender Agent shall not be entitled to any compensation from the Issuer, the Remarketing Agent or the Trustee but, rather, shall only be entitled to compensation from the Borrower.

Section 8.16.             Appointment and Duties of Bond Registrar.  The Issuer, at the direction of the Borrower, hereby designates the Trustee as initial Bond Registrar, provided that the Tender Agent shall act as co-Bond Registrar with respect to Bonds tendered pursuant to Sections 2.4 and 4.6 hereof.

The Bond Registrar shall not be entitled to any compensation from the Issuer, the Remarketing Agent, or the Trustee but, rather, shall only be entitled to compensation from the Borrower.

Section 8.17.             Eligibility of Bond Registrar.  A Bond Registrar appointed pursuant to this Indenture shall be a corporation or national banking association organized and doing business under the laws of the United States or any state or the District of Columbia, subject to supervision or examination by federal or state authorities and shall either (a) have a combined capital and surplus of at least fifty million dollars ($50,000,000), and be subject to supervision or examination by federal or state authority or (b) be a wholly-owned subsidiary of a bank, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (a).  If such national banking association, corporation, bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such corporation, national banking association, bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 8.18.             Bond Registrar’s Performance of Duties.  The Bond Registrar shall perform the duties provided for in this Indenture and in exercising such duties shall be entitled to the same rights and immunities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for negligence or willful misconduct.

Section 8.19.             Replacement of Bond Registrar.  The Bond Registrar may resign by notifying the Issuer, the Trustee, any Credit Provider and the Borrower in writing at least 30 days before the effective date of such resignation.  The Issuer, at the written direction of the Borrower, may remove the Bond Registrar and appoint a successor by notifying the Bond Registrar, the Remarketing Agent, any Credit Provider and the Trustee.  No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee and the predecessor Bond Registrar.

In the event of the resignation or removal of the Bond Registrar, such Bond Registrar shall pay over, assign and deliver any moneys held by it as Bond Registrar to its successor, or if there is no successor, to the Trustee.  In the event that for any reason there shall be a vacancy in the office of Bond Registrar, the Trustee shall act as such Bond Registrar to the extent it has operational capacity to perform such tasks.

Section 8.20.             Successor Remarketing Agent by Merger.  If the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all of its assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if otherwise eligible to serve hereunder, be the successor Remarketing Agent.

ARTICLE IX
MODIFICATION OR AMENDMENT OF
THE INDENTURE AND THE AGREEMENT

Section 9.1.                Amendments Permitted.

(a)           Except as provided in subsection (b), this Indenture and the rights and obligations of the Issuer and of the Holders of the Bonds and of the Trustee may be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Issuer and the Trustee may enter into with the written consent of the Holders of a majority in aggregate principal amount of all Bonds then Outstanding or, in lieu thereof, of any Credit Provider, that shall have been filed with the Trustee.  No such modification or amendment shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or extend the time of payment, or change the method of computing the rate of interest thereon or create a privilege or priority of any Bond over any other Bond, or extend the time of payment of interest thereon, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or (3) permit the creation of any lien on the Revenues and other assets pledged under this Indenture prior to or on a parity with the lien created by this Indenture, or (4) deprive the Holders of the Bonds of the lien created by this Indenture on such Revenues and other assets (except as expressly provided in this Indenture), without the consent of the Holders of all of the Bonds then Outstanding.  It shall not be necessary for the consent of the Bondholders to approve the particular form of any Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.  Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture pursuant to this subsection (a), the Trustee shall mail a notice, setting forth in general terms the substance of such Supplemental Indenture, to each Rating Agency then rating the Bonds and the Holders of the Bonds at the addresses shown on the registration books of the Trustee.  Any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

(b)           This Indenture and the rights and obligations of the Issuer, of the Trustee and of the Holders of the Bonds may also be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Issuer and the Trustee may enter into without the consent of any Bondholders, but with the consent of the Credit Provider (if a Letter of Credit is in effect), and only to the extent permitted by law and after receipt of an Opinion of Counsel addressed to the Trustee that the provisions of such Supplemental Indenture do not materially adversely affect the interests of the Holders of the Bonds, including any adverse effect on the Tax-exempt status of interest on the Tax-exempt Bonds, for any one or more of the following purposes:

(i)            to add to the covenants and agreements of the Issuer contained in this Indenture other covenants and agreements thereafter to be observed, to pledge or assign additional security for the Bonds, or to surrender any right or power herein reserved to or conferred upon the Issuer;

(ii)           to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing or correcting any defective provision, contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Issuer, at the direction of the Borrower, may deem necessary or desirable and not inconsistent with this Indenture, including amendments pursuant to Section 2.3(f)(iii) hereof;

(iii)          to modify, amend or supplement this Indenture in such manner as to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, and to add such other terms, conditions and provisions as may be permitted by said act or similar federal statute;

(iv)          to conform to the terms and provisions of any Alternate Letter of Credit or to obtain a rating on the Bonds;

(v)           to modify, alter, amend or supplement this Indenture in any other respect, including amendments which would otherwise be described in Section 9.1(a) hereof, if (A) the effective date of such Supplemental Indenture is a date on which all Bonds affected thereby are subject to mandatory tender for purchase pursuant to Section 4.6 or 4.8 or (B) notice of the proposed Supplemental Indenture is mailed to Holders of the affected Bonds at least thirty (30) days before the effective date thereof and, on or before such effective date, such Bondholders have the right to demand purchase of their Bonds pursuant to Section 2.4(a) hereof; or

(vi)          to provide for the issuance of Additional Bonds, including any provisions necessary to provide for a subordinate priority of such Additional Bonds in the Revenues and the Collateral, so long as such provisions do not materially adversely affect the Holders of previously outstanding Bonds.

(c)           The Trustee and the Issuer may in their discretion, but shall not be obligated to, enter into any such Supplemental Indenture authorized by subsections (a) and (b) of this Section which materially adversely affects the Trustee’s or the Issuer’s own rights, duties or immunities, respectively, under this Indenture or otherwise.

(d)           Anything herein to the contrary notwithstanding, a Supplemental Indenture under this Section shall not become effective unless and until the Borrower shall have consented thereto in writing.

Section 9.2.                Effect of Supplemental Indenture.  Upon the execution of any Supplemental Indenture pursuant to this Article, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee, the Credit Provider, and all Holders of Bonds Outstanding shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such Supplemental Indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Any such Supplemental Indenture shall comply with the terms of this Article IX, and the Trustee shall be provided and may conclusively rely on an Opinion of Counsel addressed to the Trustee that the Supplemental Indenture complies with the provisions therein.

Section 9.3.                Endorsement of Bonds; Preparation of New Bonds.  Bonds delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if the Trustee so determines shall, bear a notation by endorsement or otherwise in form approved by the Issuer and the Trustee as to any modification or amendment provided for in such Supplemental Indenture, and, in that case, upon demand of the Holder of any Bond Outstanding at the time of such execution and presentation of such Holder’s Bond for the purpose at the office of the Trustee or at such additional offices as the Trustee may select and designate for that purpose, a suitable notation shall be made on such Bond.  If the Supplemental Indenture shall so provide, new Bonds so modified as to conform, in the opinion of the Issuer and the Trustee, to any modification or amendment contained in such Supplemental Indenture, shall be prepared and executed by the Issuer and authenticated by the Trustee, and upon demand of the Holders of any Bonds then Outstanding shall be exchanged at the Corporate Trust Office of the Trustee without cost to any Bondholder, for Bonds then Outstanding, upon surrender for cancellation of such Bonds, in equal aggregate principal amounts.

Section 9.4.                Amendment of Particular Bonds.  The provisions of this Article shall not prevent any Bondholder from accepting any amendment as to the particular Bonds held by it, provided that due notation thereof is made on such Bonds.

Section 9.5.                Amendment of Agreement.  Except as provided in Section 10.4 of the Agreement, the Issuer shall not amend, modify or terminate any of the terms of the Agreement, or consent to any such amendment, modification or termination, without the prior written consent of the Trustee.  The Trustee shall give such written consent only if (a) in the Opinion of Counsel addressed to the Trustee with a copy to be delivered to the Issuer, such amendment, modification or termination will not materially adversely affect the interests of the Bondholders, including any adverse effect on the Tax-exempt status of interest on the Tax-exempt Bonds, or result in any material impairment of the security hereby given for the payment of the Bonds, or (b) the Trustee first obtains the written consent of the Holders of a majority in aggregate principal amount of the Bonds then Outstanding to such amendment, modification or termination, provided that no such amendment, modification or termination shall reduce the amount of Loan Payments or Purchase Price Payments to be made by the Borrower pursuant to the Agreement, or extend the time for making such payments, without the written consent of all of the Holders of the Bonds then Outstanding.  The Trustee shall be provided with and shall be entitled to rely upon an Opinion of Counsel addressed to the Trustee with respect to the effect of any amendments hereto or to the Agreement.

ARTICLE X
DEFEASANCE

Section 10.1.             Discharge of Indenture.  Bonds that bear interest at a Term Interest Rate may be paid by the Issuer in any of the following ways, provided that the Issuer also pays or causes to be paid any other sums payable hereunder by the Issuer:

(a)           by paying or causing to be paid (with Available Moneys when a Letter of Credit is then in effect) the principal of, interest and premium, if any, on the Bonds then Outstanding as and when the same become due and payable;

(b)           by depositing with the Trustee, in trust, at or before maturity or the redemption date thereof, money or securities in the necessary amount (as provided in Section 10.3 hereof) to pay or redeem (with Available Moneys when a Letter of Credit is then in effect) all Bonds then Outstanding; or

(c)           by delivering to the Trustee, for cancellation by it, the Bonds then Outstanding.

If the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then and in that case, at the election of the Issuer (evidenced by a Certificate of the Issuer, filed with the Trustee, signifying the intention of the Issuer to discharge all such indebtedness and this Indenture), and notwithstanding that any Bonds shall not have been surrendered for payment, this Indenture and the pledge of Revenues and other assets made under this Indenture and all covenants, agreements and other obligations of the Issuer under this Indenture shall cease, terminate, become void and be completely discharged and satisfied except only as provided in Section 10.2 hereof.  In such event, upon specific written request of the Issuer, the Trustee shall cause an accounting for such period or periods as may be requested by the Issuer to be prepared and filed with the Issuer and shall execute and deliver to the Issuer all such instruments as may be necessary or desirable to evidence such discharge and satisfaction provided satisfactory indemnity is provided to it, and the Trustee shall pay over, transfer, assign or deliver all moneys or securities or other property held by it pursuant to this Indenture (other than the Rebate Fund) which are not required for the payment or redemption of Bonds not theretofore surrendered for such payment or redemption and which are otherwise not amounts owed to the Trustee hereunder in the following order (i) first, to any Credit Provider to the extent of any amounts due to the Credit Provider pursuant to the Reimbursement Agreement with respect to the Letter of Credit and (ii) second, to the Issuer, to pay any Administrative Fees and Expenses or any other amounts due and owing to the Issuer and (iii) third, to the Borrower, provided, however, that the Borrower may not receive any funds derived from a draw on a Letter of Credit, remarketing proceeds, or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds).

Section 10.2.             Discharge of Liability on Bonds.  Upon the deposit with the Trustee pursuant to Section 10.1, in trust, at or before maturity or redemption, as the case may be, of money or securities in the necessary amount (as provided in Section 10.3 hereof) to pay or redeem any Outstanding Bond (whether upon or prior to its maturity or the redemption date of such Bond), provided that, if such Bond is to be redeemed prior to maturity, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, then all liability of the Issuer in respect of such Bond shall cease, terminate and be completely discharged, except only that the Holder thereof shall thereafter be entitled to payment of the principal of, and premium, if any, and interest on such Bond by the Issuer, and the Issuer shall remain liable for such payment, but only out of such money or securities deposited with the Trustee as aforesaid for their payment and such money or securities shall be pledged to such payment; provided further, however, that the provisions of Sections 5.4 and 10.4 hereof shall apply in all events.

The Issuer may at any time surrender to the Trustee for cancellation by it any Bonds previously issued and delivered, which the Issuer may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

Section 10.3.             Deposit of Money or Securities with Trustee.  Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture (exclusive of the Rebate Fund, the Letter of Credit Account, and the account described in Section 4.7(g) hereof) and shall be any combination of:

(a)           moneys (Available Moneys when a Letter of Credit is then in effect) in an equal amount to the principal amount of such Bonds, and all unpaid interest thereon to maturity except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

(b)           Investment Securities (rated S&P “AAA” or equivalent) which consist solely of securities described in clause (a) or (b) of the definition of Investment Securities and, when a Letter of Credit is then in effect, which are purchased with Available Moneys, the principal of and interest on which when due and without reinvestment will provide money sufficient to pay the principal of, premium, if any, and all unpaid interest to maturity or to the redemption date on the Bonds to be paid or redeemed, as such principal and interest become due, with maturities no longer than 30 days or as may be necessary to make the required payment on the Bonds, provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice;

provided, in each case, that the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by written request of the Issuer) to apply such money or Investment Securities to the payment of such principal, premium, if any, and interest with respect to such Bonds and provided further that each Rating Agency then rating such Bonds and the Trustee shall have received a report of an Accountant that the moneys or Investment Securities on deposit are sufficient to pay the principal, premium, if any, and interest on the Bonds to maturity or the redemption date, and, if a Letter of Credit is then in effect, a legal opinion from a nationally recognized firm in bankruptcy law that payment of the Bonds from such moneys will not be a voidable preference in the event of the bankruptcy of the Borrower or the Issuer.

Section 10.4.             Payment of Bonds After Discharge of Indenture Obligation.  Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed after the principal of any Bond has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall be disposed of as provided by law and the Holders of such Bonds shall thereafter be entitled to look only to the transferee of such moneys for payment thereof, and all liability of the Trustee with respect to such moneys shall thereupon cease; provided, that before the disposition of such moneys as aforesaid, the Trustee may (at the cost of the Borrower) first publish at least once in a Qualified Newspaper a notice, in such form as may be deemed appropriate by the Trustee, in respect of the Bonds so payable and not presented and in respect of the provisions relating to the disposition of the moneys held for the payment thereof.

ARTICLE XI
MISCELLANEOUS

Section 11.1.             Liability of Issuer Limited to Revenues.  The Bonds are special limited obligations of the Issuer.  Notwithstanding anything in this Indenture or in the Bonds contained, the Issuer shall not be required to advance any moneys derived from any source other than the Revenues and other assets pledged under this Indenture for any of the purposes in this Indenture mentioned, whether for the payment of the principal of or interest on the Bonds or for any other purpose of this Indenture.  No provisions in this Indenture or any obligation herein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer, the State or any potential subdivision thereof a pecuniary liability or a charge upon its general credit or taxing power.

Section 11.2.             Successor Is Deemed Included in All References to Predecessor.  Whenever in this Indenture either the Issuer, any Credit Provider or the Trustee is named or referred to, such reference shall be deemed to include the successors or assigns thereof, and all the covenants and agreements in this Indenture contained by or on behalf of the Issuer, any Credit Provider or the Trustee shall bind and inure to the benefit of the respective successors and assigns thereof whether so expressed or not.  All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.  If any of the powers or duties of the Issuer shall hereafter be transferred by any law of the State, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the Issuer, then the body or official of the State who shall succeed to such powers or duties shall act and be obligated in the place and stead of the Issuer as in this Indenture provided.

Section 11.3.             Limitation of Rights to Parties and Bondholders.  Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the Issuer, the Trustee, the Borrower, any Credit Provider, the Direct Participants (as provided in Section 2.4 hereof) and the Holders of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustee, the Borrower, the Direct Participants (as provided in Section 2.4 hereof) and the Holders and Beneficial Owners of the Bonds.

Section 11.4.             Waiver of Notice.  Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 11.5.             Disposal of Bonds.  Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Issuer of any Bonds, the Trustee may, in lieu of such cancellation and delivery, dispose of such Bonds in its customary manner, and deliver a certificate of such disposal to the Issuer if so requested.

Section 11.6.             Severability of Invalid Provisions.  If any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such provision or provisions shall be deemed severable from the remaining provisions contained in this Indenture and such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, and this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.  The Issuer and the Trustee each hereby declares that it would have entered into this Indenture and each and every other Section, paragraph, sentence, clause or phrase hereof and authorized the issuance of the Bonds pursuant thereto irrespective of the fact that any one or more Sections, paragraphs, sentences, clauses or phrases of this Indenture may be held illegal, invalid or unenforceable.

Section 11.7.             Governing Law.  This Indenture shall be construed in accordance with and governed by the Constitution and laws of the State applicable to contracts made and performed in the State, provided, however, that the rights, benefits and protections of the Trustee shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

Section 11.8.             Notices.  Notices shall be delivered to each Bondholder by first-class mail, postage prepaid, at the address set forth for such Bondholder on the registration books of the Trustee.  Any notice to or demand upon the Trustee may be served or presented by first-class mail, postage prepaid, by facsimile or delivered, and such demand may be made, at the Corporate Trust Office of the Trustee which, as of the date of adoption of this Indenture, is located as the following address:

The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, California  90017-4104

Attention:  Corporate Trust Administration — Matthew Moon

Telephone: (213) 630-6257

Facsimile:   (213) 630-6215

or at such other address as may have been filed in writing by the Trustee with the Issuer and the Borrower.  Any notice to or demand upon the Issuer, the Borrower, the Credit Provider or Rating Agency shall be deemed to have been sufficiently given or served for all purposes by being mailed by first-class mail, postage prepaid, addressed, as the case may be, as follows:

To the Issuer:	Mission Economic Development Corporation c/o City of Mission 1201 East 8th Street Mission, Texas 78572 Attention: President Telephone: (956) 585-0040 Facsimile: (956) 581-0470

To the Borrower:

Dallas Clean Energy McCommas Bluff, LLC
c/o Cambrian Energy Management, LLC
624 S. Grand Avenue, Suite 2420
Los Angeles, California 90017-3325
Attention: Evan Williams
Telephone: (213) 628-8312
Facsimile: (213) 488-9890

To the Rating Agency(ies):	Fitch Ratings One State Street Plaza, 28th Floor New York, New York 10004 Attention: Timothy Ononiwu Telephone: (212) 908-0879

To the Division:

Division of Economic Development and Tourism,
Office of the Governor
221 East 11th Street, 4th Floor
Austin, Texas 78701
Attention: Executive Director
Telephone: (512) 936-0101
Facsimile: (512) 936-0440

Section 11.9.             Evidence of Rights of Bondholders.

(a)           Any request, consent or other instrument required or permitted by this Indenture to be signed and executed by Bondholders may be in any number of concurrent instruments of substantially similar tenor and shall be signed or executed by such Bondholders in person or by an agent or agents duly appointed in writing.  Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, or of the holding by any person of Bonds transferable by delivery, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and of the Issuer if made in the manner provided in this Section.

(b)           The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer.

(c)           The ownership of registered Bonds shall be proved by the bond registration books held by the Trustee.  The Trustee and the Issuer may conclusively assume that such ownership continues until written notice to the contrary is served upon the Trustee.  The fact and the date of execution of any request, consent or other instrument and the amount and distinguishing numbers of Bonds held by the person so executing such request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient.  The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

Any request, consent, or other instrument or writing of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in accordance therewith or reliance thereon.

Section 11.10.           Disqualified Bonds.  In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned or held by or for the account of the Issuer or the Borrower, or by any other obligor on the Bonds, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer or the Borrower or any other obligor on the Bonds, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded.  Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer or the Borrower or any other obligor on the Bonds.  In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 11.11.           Money Held for Particular Bonds.  The money held by the Trustee for the payment of the interest, principal or premium due on any date with respect to particular Bonds (or portions of Bonds in the case of registered Bonds redeemed in part only) shall, on and after such date and pending such payment, be set aside on its books and held uninvested in trust by it for the Holders of the Bonds entitled thereto, subject, however, to the provisions of Section 10.4 hereof.

Section 11.12.           Funds and Accounts.  Any fund or account required by this Indenture to be established and maintained by the Trustee may be established and maintained in the accounting records of the Trustee, either as a fund or an account, and may, for the purposes of such records, any audits thereof and any reports or statements with respect thereto, be treated either as a fund or as an account; but all such records with respect to all such funds and accounts shall at all times be maintained in accordance with corporate trust industry standards and with due regard for the requirements of Section 6.5 hereof and for the protection of the security of the Bonds and the rights of every Holder thereof.  The Trustee may establish and maintain for so long as is necessary one or more temporary funds and accounts under this Indenture, including but not limited to a temporary fund for holding the proceeds of the Bonds.

Section 11.13.           Rights of Credit Provider.  Notwithstanding anything in this Indenture to the contrary, so long as a Letter of Credit is then in effect and the Credit Provider has not failed or refused to honor a properly presented and conforming draw under the Letter of Credit, the Credit Provider, and not the Owners of the Bonds, shall be deemed to be the Owner of 100% of the Outstanding Bonds at all times for the purpose of giving any approval, request, consent, direction (other than pursuant to Sections 2.3(a), 2.4, 2.6, 2.7, 7.6, 9.4 and 11.9 hereof), declaration, rescission or amendment which under this Indenture is to be given by the Owners of the Bonds at the time Outstanding; provided, however, that the Credit Provider shall not consent to any modification or amendment of this Indenture, the Agreement requiring the consent of the Owners of 100% in aggregate principal amount of the Bonds Outstanding or which would cause the interest on the Bonds to be no longer excluded from gross income for federal income tax purposes unless the actual Owners of 100% in aggregate principal amount of the Bonds Outstanding shall have also consented thereto or unless the Credit Provider is also the registered owner of 100% of the Bonds Outstanding; and provided further, that the Credit Provider shall have no right to deprive any Owner of the Bonds of the benefit of the Letter of Credit under the circumstances and in the manner contemplated as set forth herein.

Section 11.14.           Waiver of Personal Liability.  No council member, officer, agent or employee of the Issuer, the State or any political subdivision, department, board or agency of the foregoing shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof, but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

Section 11.15.           Business Day.  If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date.

Section 11.16.           Complete Agreement.  This Indenture represents the complete agreement between the parties with respect to the Bonds and related matters.  There are no oral agreements among the parties hereto.

Section 11.17.           Execution in Several Counterparts.  This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 11.18.           Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, or, as a result of the foregoing, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.19.           No Transfer of Note; Exceptions.  Except as required to effect an assignment to a successor Trustee, and except to effect an exchange in connection with a bankruptcy, reorganization, insolvency or similar proceeding involving the Borrower, the Trustee shall not sell, assign or transfer the Note held by it.

Section 11.20.           Notice to the Division of Event of Default.  The Trustee shall promptly give written notice by registered or certified mail to the Division in the event of an Event of Default under Section 7.1 hereof or upon notification by the Internal Revenue Service that the interest on the Bonds is, or may be, included in gross income of the Owners thereof for federal income tax purposes.

Section 11.21.           Waiver of Jury Trial.  EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTE OR THE TRANSACTION CONTEMPLATED HEREBY.

[Remainder of Page Intentionally Left Blank]

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its name and attested by its duly authorized officers, and the Trustee, in token of its acceptance of the trusts created hereunder, has caused this Indenture to be signed in its corporate name by one of the officers thereunto duly authorized, all as of the day and year first above written.

MISSION ECONOMIC DEVELOPMENT CORPORATION

By:	/S Polo de Leon
Vice President
(SEAL)

ATTEST:

By:	/S/ Cathy Garcia
Secretary

TRUST INDENTURE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/S/ Matthew Moon
Senior Associate

TRUST INDENTURE

EXHIBIT A

FORM OF BOND

No. R- (1)	$

UNITED STATES OF AMERICA
STATE OF TEXAS

Mission Economic Development Corporation
Solid Waste Disposal Revenue Bond
(Dallas Clean Energy McCommas Bluff, LLC Project)
Series 2011

Maturity Date	Dated Date	Issuance Date	Term Interest Rate	CUSIP(2)
, 20	, 2011	March , 2011

REGISTERED OWNER:                                                                                                  (3)

PRINCIPAL AMOUNT:                           MILLION DOLLARS

The Mission Economic Development Corporation, a constituted authority and non-profit industrial development corporation (the “Issuer”) created and existing under the Development Corporation Act of 1979, Article 5190.6, Vernon’s Annotated Texas Civil Statutes, succeeded by and recodified as the Development Corporation Act, Chapter 501, Texas Local Government Code, as amended (the “Act”), for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to the registered owner identified above or registered assigns, on the maturity date set forth above, the principal sum set forth above and to pay (but only out of Revenues as hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the Issuance Date until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (as hereinafter defined), and to pay (but only out of Revenues as hereinafter provided) interest on overdue principal and overdue premium, if any, commencing on the initial date of such delinquency until such amount has been paid, except as the provisions hereinafter set forth with respect to acceleration of maturity, redemption prior to maturity or purchase may become applicable hereto.  If an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the interest rate on the Bonds shall be the rate

(1)  The initial Bond delivered to the Texas Attorney General shall be numbered AG-1 upward.

(2)  Not required to be included on the initial Bond delivered to the Texas Attorney General.

(3)  Insert name of Underwriter on initial Bond delivered to the Texas Attorney General; insert Cede & Co. on all other Bonds.

on the Bonds on the day prior to the occurrence of such Event of Default.  The principal of and premium, if any, on this Bond are payable at final maturity, acceleration or redemption in lawful money of the United States of America upon surrender hereof at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., as Trustee, or its successor in trust (the “Trustee”).  Interest payments on this Bond shall be made on each Interest Payment Date (as defined below) to the person appearing on the bond registration books of the Bond Registrar as the Bondholder thereof on the Record Date (as hereinafter defined), such interest to be paid by the Paying Agent to such Bondholder (i) by check mailed on the Interest Payment Date to such Bondholder’s address as it appears on the registration books or at such other address as has been furnished to the Bond Registrar as provided below, in writing by such Bondholder not later than the Record Date or (ii) upon written request, at least three Business Days prior to the applicable Record Date of the Bondholder of Bonds aggregating not less than $1,000,000 in principal amount, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written notice (any such written request shall remain in effect until rescinded in writing by such Bondholder); except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest rate shall be the rate on the Bonds on the day before such default occurred, and such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest.  Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Corporate Trust Office of the Trustee.

This Bond is one of an issue of $                     Mission Economic Development Corporation Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011 (the “Bonds”), of like date and tenor, except as to number, denomination, maturity, rate of interest and privilege of redemption, authorized and issued pursuant to the Act.  The Bonds are limited obligations of the Issuer and, as and to the extent set forth in the Indenture, are payable solely from, and secured by a pledge of and lien on, the Revenues.  Proceeds from the sale of the Bonds will be used to finance a portion of the costs of acquiring, constructing, improving, expanding and equipping capital improvements and infrastructure, and to pay and fund related financing costs, charges and reserves relating to certain solid waste disposal facilities (collectively, the “Project”) and to lend the proceeds of the sale of the Bonds to Dallas Clean Energy McCommas Bluff, LLC (the “Borrower”), pursuant to a Loan Agreement, dated as of January 1, 2011 (the “Agreement”), between the Issuer and the Borrower.  The Borrower’s obligations under the Agreement will be further evidenced by the Borrower’s execution and issuance of a promissory note (the “Note”), dated the Issuance Date, in an amount equal to the aggregate principal amount of the Bonds.

The Bonds will be limited obligations of the Issuer payable solely from the Trust Estate under the Trust Indenture, dated as of January 1, 2011 (the “Indenture”), between the Issuer and the Trustee; which consists principally of the Loan Payments to be made by the Borrower under the Agreement.  In addition, the Trust Estate under the Indenture includes the Debt Service Reserve Fund, unexpended proceeds from the sale of the Bonds, investment income thereon and certain other funds and interests pledged by the Issuer under the Indenture.  The Bonds are further secured by the Leasehold Deed of Trust, which provides a leasehold mortgage on the Project Site and a mortgage on the Facility improvements as well as a security interest in the collateral pledged in support thereof, including its rights under the Gas and Sale Agreements and the EPC Contract (all of the foregoing, the “Revenues”), and there shall be no other recourse against the Issuer or any property now or hereafter owned by it.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered Bondholders of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture and of the Agreement, and any Letter of Credit, the Holder of this Bond, by acceptance hereof, assents and agrees.

All terms not herein defined shall have the meanings ascribed to them in the Indenture.

The Bonds are issuable as fully registered bonds without coupons in the following Authorized Denominations:  $5,000 or any integral multiple thereof. Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Corporate Trust Office of the Trustee, initially located in Los Angeles, California, for a like aggregate principal amount of Bonds of other Authorized Denominations of like series and maturity.

This Bond is transferable by the Bondholder hereof, in person, or by its attorney duly authorized in writing, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond.  Upon such transfer a new fully registered Bond or Bonds, in an Authorized Denomination or Denominations, for the same aggregate principal amount, and of like series and maturity, will be issued to the transferee in exchange therefor.  The Issuer and the Trustee may treat the Bondholder hereof as the absolute Bondholder hereof for all purposes, and the Issuer and the Trustee shall not be affected by any notice to the contrary.

NEITHER THE STATE OF TEXAS, THE CITY OF MISSION, TEXAS (THE “UNIT”), NOR ANY POLITICAL CORPORATION, SUBDIVISION OR AGENCY OF THE STATE OF TEXAS SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON, THE BONDS, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF TEXAS, THE UNIT, OR ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR THE INTEREST ON, THE BONDS.  Neither the members of the Issuer nor any person executing bonds for the Issuer shall be liable personally on said bonds by reason of the issuance thereof.

Interest on the Bonds

Interest on the Bonds will be paid on the immediately succeeding Interest Payment Date provided that if any Interest Payment Date is not a Business Day, such interest shall be mailed or wired as provided above on the next succeeding Business Day with the same effect as if made on the day such payment was due.  Interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months.  Interest on the Bonds shall bear interest from and including the Issuance Date (as defined in the Indenture) until payment of the principal or redemption price thereof has been made or provided for, whether at maturity, upon redemption or otherwise, or until the Bonds have been accelerated.

Interest Payment Date means each June 1 and December 1, commencing June 1, 2011, through and including the final maturity date.

Record Date means the applicable Interest Payment Date and the day, whether or not a Business Day, that is the fifteenth day of the month prior to an Interest Payment Date.

Term Interest Rate

The Bonds shall bear interest at the Term Interest Rate.

The foregoing provisions notwithstanding, in no event shall the interest rate borne by the Bonds at any time exceed 12% per annum OR, IF LOWER THAN 12% PER ANNUM, THE MAXIMUM RATE PERMITTED BY LAW.

Optional Redemption of Bonds

(A)          The Bonds may be redeemed in whole or in part on any date, at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the date of redemption, upon receipt by the Trustee of a written notice from the Borrower stating that any of the following events has occurred:

(i)            The Project or a portion thereof shall have been damaged or destroyed (in whole or in part) by fire or other casualty for which proceeds of the insurance required to be and actually maintained by the Borrower pursuant to the Agreement are available (a) to such extent that, in the opinion of an Independent Engineer expressed in a certificate filed with the Issuer and the Trustee, it is not practicable or desirable to rebuild, repair or restore the Project or such portion thereof within a period of six consecutive months following such damage or destruction or (b) to such extent that, in the opinion of an Independent Engineer expressed in a certificate filed with the Issuer and the Trustee, the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion thereof for a period of six consecutive months; or

(ii)           Title to, or the temporary use of, all or substantially all the Project or a portion thereof shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority, including such a taking or takings as results or is likely to result, in the opinion of an Independent Engineer expressed in a certificate filed with the Issuer and the Trustee, in the Borrower being thereby prevented from carrying on its normal operations at the Project or such portion thereof for a period of six consecutive months or results or is likely to result in rendering the Project or such portion thereof, in the opinion of an Independent Engineer, unsuitable for use by the Borrower for a period of six consecutive months or longer; or

(iii)          Any court or administrative body shall enter a judgment, order or decree after the contest thereof by the Borrower in good faith (and not resulting from the Borrower’s failure to comply with applicable law) requiring the Borrower to cease all or any substantial part of its operations at the Project or a portion thereof, to such extent that, in the opinion of an Independent Engineer expressed in a certificate filed with the Issuer and the Trustee, the Borrower is or will be thereby prevented from carrying on its normal operations at the Project or such portion thereof for a period of six consecutive months.

(B)                The Bonds shall be subject to redemption in whole or in part, at the option of the Issuer upon written direction of the Borrower as provided in the Agreement, at the times and at the redemption price plus accrued interest, if any, to the redemption date, as follows:

[Insert terms provided in Section 4.1(d) of the Indenture]

(C)                The Bonds shall be redeemed, at the direction of the Borrower, from amounts transferred to the Surplus Account upon completion of the Project in accordance with Section 3.3 of the Indenture upon the next succeeding Interest Payment Date, at a redemption price equal to the principal amount of Bonds to be redeemed, plus accrued interest, if any, to the redemption date, without premium.

Mandatory Redemption Upon Invalidity or a Determination of Taxability

If the Agreement is determined to be invalid or a Determination of Taxability occurs, then Bonds Outstanding on the date of the determination of invalidity or the occurrence of such Determination of Taxability shall be redeemed in whole (or in part if the Borrower delivers an Approving Opinion to the Trustee and the Issuer) at any time within 60 days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

Mandatory Sinking Fund

As a sinking fund, the Trustee shall redeem the Bonds maturing on                    , 20      , in years and in principal amounts and at a price of 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date as follows:

[Insert terms provided in Section 4.1(e) of the Indenture]

Mandatory Redemption Upon Project Completion and Transfer of Funds to Surplus Account

The Bonds shall be redeemed, at the direction of the Borrower, from amounts transferred to the Surplus Account upon completion of the Project in accordance with the Indenture upon the next succeeding Interest Payment Date, at a redemption price equal to the principal amount of Bonds to be redeemed, plus accrued interest, if any, to the redemption date, without premium.

Purchase in Lieu of Optional Redemption

At the direction of the Borrower, the Issuer shall cause this Bond to be purchased in lieu of redemption pursuant to the Indenture (other than on any Conversion Date), by delivering to the Trustee on or prior to the Business Day preceding the redemption date a written direction of the Borrower specifying that this Bond shall not be redeemed, but instead shall be subject to purchase pursuant to the Indenture.  The Trustee shall send a copy of such written direction of the Borrower as soon as practicable to the Credit Provider.  Upon delivery of such notice, this Bond shall not be redeemed but shall instead be subject to mandatory tender at a Purchase Price equal to the redemption price at which this Bond would have been redeemed hereunder on a Purchase Date (the date that would have been the redemption date); provided that the payment of funds in an amount equal to the Purchase Price shall be made to the Trustee on or prior to the Purchase Date.  Following such purchase, the Trustee shall cause this Bond to be registered upon the direction of the Borrower and deliver this Bond as directed by the Borrower. In the event of a purchase under this Section, the Trustee may purchase such Bonds at public or private sale as and when and at such purchase prices (including brokerage and other charges, and accrued interest) as the Borrower may in its discretion determine, but not in excess of the principal amount thereof plus accrued interest to the purchase date; provided, however, that in the event of a purchase as a result of a redemption under Section 4.1(e) of the Indenture, no Bond shall be purchased by the Trustee under this Section with a settlement date more than 45 days prior to the redemption date, and the principal amount of any Bond so purchased by the Trustee in any twelve-month period ending 60 days prior to any June 1 or December 1 in any year shall be credited towards and shall reduce the principal amount of such Bond required to be redeemed in such year pursuant to Section 4.1(e) of the Indenture.

The Holder of this Bond shall have no right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon the Indenture or to enforce a drawing on the Letter of Credit, except as provided in the Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture contained, against any past, present or future member, director, officer, employee or agent of the Issuer, or through the Issuer, or any successor to the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, director, officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

The Indenture contains provisions permitting the Issuer and the Holders of not less than a majority in aggregate principal amount of Bonds then Outstanding, or, in lieu thereof, any Credit Provider, to execute supplemental indentures, or add any provisions to, or change in any manner, or eliminate any of the provisions of, the Indenture; provided, however, that no such supplemental indenture, alteration or modification shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or extend the time of payment, or change the method of computing the rate of interest thereon, or extend the time of payment of interest thereon, or create a privilege or priority of any Bond over any other Bond, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or permit the creation of any lien on the Revenues and other assets pledged under the Indenture prior to or on a parity with the lien created by the Indenture, or deprive the Holders of the Bonds of the lien created by the Indenture on such Revenues and other assets (except as expressly provided in the Indenture), without the consent of the Holders of all of the Bonds then Outstanding. So long as the Letter of Credit is in effect and the Credit Provider is not in default thereunder, the Credit Provider shall have all of the rights and authority granted to the Bondholders to approve amendments (other than amendments requiring the consent of the Holders of all of the Bonds then Outstanding) to the Indenture.

The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes or transfer and exchange of Bonds and of payment of the principal of and premium, if any, and interest on the Bonds as the same become due and payable, including a provision that under certain circumstances the Bonds of any Series shall be deemed to be paid if certain securities, as defined in the Indenture, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on such Bonds and all necessary and proper fees, compensation and expenses of the Trustee shall have been deposited with the Trustee.

No member or officer of the Issuer, nor any person executing this Bond, shall in any event be subject to any personal liability or accountability by reason of the issuance of the Bonds.

It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and statutes of the State of Texas.

[To appear only on the initial Bonds delivered to the Texas Attorney General]  This Bond shall not be valid or obligatory for any purpose or entitled to any benefit under the Indenture until the certificate of registration hereon shall have been manually executed by the Comptroller of Public Accounts of the State of Texas (or his duly authorized deputy), as provided by the Indenture.

[To appear on each exchange or replacement Bond] This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been manually signed by the Trustee.

[Remainder of Page Intentionally Left Blank]

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed on its behalf by the manual or facsimile signature of its President or Vice President, its seal to be impressed or imprinted thereon and attested by the manual or facsimile signature of its Secretary or Treasurer, all as of the above date.

MISSION ECONOMIC DEVELOPMENT CORPORATION, as Issuer

By:
President

(SEAL)

ATTEST:

By:
Secretary

[Form of Comptroller’s Registration Certificate]

COMPTROLLER’S REGISTRATION CERTIFICATE:	REGISTER NO.

I hereby certify that this Bond has been examined, certified as to validity, and approved by the Attorney General of the State of Texas and that this Bond has been registered by the Comptroller of Public Accounts of the State of Texas.

Witness my signature and seal this            day of                     , 2011.

Comptroller of Public Accounts of the
State of Texas

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This bond is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Authorized Signatory

Authentication Date:

[Form of Assignment]

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[Please type or print name, address (including

postal zip code) and Social Security or other

tax identification number of the transferee]

the within bond and all rights thereunder, and hereby irrevocably constitutes and appoints                                his/her attorney to transfer said bond on the books of the within described transfer agent with full power of substitution in the premises.

Dated:
NOTICE: The signature on this Assignment must correspond with the name as it appears on the face of the within bond in every particular, without alteration or enlargement or any change whatever.

Signature guaranteed:
(Type or Print Name)

(Signature)

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with the right of survivorship and not as tenants in common

UNIFORM GIFT MIN ACT
Custodian
(Cust)	(Minor)

under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

EXHIBIT B

FORM OF REQUISITION FROM THE PROJECT FUND

To:	The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017-4104
Attention: Corporate Trust Administration — Matthew Moon
Telephone: (213) 630-6257
Facsimile: (213) 630-6215

Re:	Mission Economic Development Corporation
Solid Waste Disposal Revenue Bonds
(Dallas Clean Energy McCommas Bluff, LLC Project)
Series 2011

Requisition No.

The undersigned, on behalf of Dallas Clean Energy McCommas Bluff, LLC (the “Borrower”), hereby requests payment, from the Project Fund established under the Trust Indenture (the “Indenture”) pursuant to which the Bonds identified above are issued and outstanding, the total amount shown below to the order of the payee or payees named below, as payment or reimbursement for costs incurred or expenditures made in connection with the Project (as defined in the Indenture).  The payee(s), the purpose and the amount of the disbursement requested are as follows:

PAYEE	PURPOSE	AMOUNT

The undersigned hereby certifies as follows:

1.             The payment and/or reimbursement requested constitutes costs that were incurred no earlier than (i) 18 months prior to the date hereof, or (ii) if such cost relates to a component of the Project placed in service within the 18 month period prior to the date hereof, three years prior to the date hereof.  As to any cost paid from the Bonds within 30 days of the Issuance Date, the cost may be treated as reimbursed on the Issuance Date.  All such requisitions otherwise comply with the provisions of Section 1.150-2 of the Regulations, and were for reimbursement costs as described in the Tax Certificate and the Agreement that (i) have been

B-1

used to finance the acquisition, construction, improving and/or equipping of machinery and equipment or facilities constituting a qualified solid waste disposal project, as defined in Section 142(a)(6) of the Code and Section 1.103-8(f) of the Treasury Regulations thereunder, all of which property is of a character subject to the allowance for depreciation under Section 167 of the Code, and (ii) are chargeable to the capital account of the Project or would be so chargeable either with a proper election by the Borrower or but for proper election by the Borrower to deduct such costs, within the meaning of Section 1.103-8(a)(1) of the Regulations; and if any such payment is to be made to a “related person” of the Borrower within the meaning of Section 147(a) of the Code, such payment represents only the actual out-of-pocket costs incurred by such related person in connection with the Project and does not include any intercompany profits or payments for early completion.

2.             Each obligation mentioned herein is described in Section 3.2 of the Agreement relating to the Project, has been properly incurred and is a proper charge against the Project Fund, including without limitation in accordance with the provisions of the Tax Certificate, and each item for which payment is requested is or was necessary in connection with the acquisition, installation or construction of the Project.  None of the items for which payment is requested has been reimbursed previously from the Project Fund, and none of the payments and/or reimbursements herein requested will result in a breach of the representations and agreements in Section 2.2 of the Agreement relating to the Project or constitutes a Cost of Issuance.

Terms which are used herein as defined terms shall have the meanings specified in the Indenture.

Dated:

DALLAS CLEAN ENERGY MCCOMMAS BLUFF, LLC

Authorized Representative of the Borrower

B-2

EXHIBIT C

FORM OF COST OF ISSUANCE FUND REQUISITION

REQUISITION FOR MONEY FROM THE 2011 COST OF ISSUANCE ACCOUNT

To:	The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017-4104
Attention: Corporate Trust Administration — Matthew Moon
Telephone: (213) 630-6257
Facsimile: (213) 630-6215

Re:	Mission Economic Development Corporation
Solid Waste Disposal Revenue Bonds
(Dallas Clean Energy McCommas Bluff, LLC Project)
Series 2011

Requisition No.

The undersigned, on behalf of Dallas Clean Energy McCommas Bluff, LLC (the “Borrower”), hereby requests payment, from the 2011 Cost of Issuance Account for the Project identified above, the total amount shown below to the order of the payee or payees named below, as payment or reimbursement for costs incurred or expenditures made in connection with the Project.  The payee(s), the purpose and the amount of the disbursement requested are as follows:

Payee [name and address]	Purpose	Amount

	Total:	$

C-1

The undersigned hereby certifies that each obligation mentioned herein constitutes a Cost of Issuance, has been properly incurred and is a proper charge against the Costs of Issuance Account, and each item for which payment is requested is or was necessary in connection with the issuance of the Bonds, and none of the items for which payment is requested has been reimbursed previously from the Costs of Issuance of Account, and none of the payments herein requested will result in a breach of the representations and agreements in the Loan Agreement relating to the Project.

Dated:

DALLAS CLEAN ENERGY MCCOMMAS BLUFF, LLC

Authorized Representative of the Borrower

C-2